UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement
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☐	Soliciting Material under §240.14a-12

IDACORP, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 19, 2011, AT BOISE, IDAHO

April 7, 2011

TO THE SHAREHOLDERS OF IDACORP, INC.:

          Notice is hereby given that the Annual Meeting of Shareholders of IDACORP, Inc. will be held on May 19, 2011 at 10:00 a.m. local time at the Idaho Power Company corporate headquarters building, 1221 West Idaho Street, Boise, Idaho, for the following purposes:

1.	to elect four directors nominated by the board of directors for three-year terms;

2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	to hold an advisory vote on executive compensation;

4.	to hold an advisory vote on the frequency of future advisory votes on executive compensation;

5.
to vote on a shareholder proposal requesting that the board of directors take the steps necessary to eliminate classification of terms of the board of directors to require that all directors stand for election annually; and

6.	to transact such other business that may properly come before the meeting and any adjournment or adjournments thereof.

          Common shareholders of record of IDACORP at the close of business on March 30, 2011, are entitled to notice of and to vote at the meeting.

          You are cordially invited to attend the meeting in person. Shareholders interested in attending in person must make a reservation by calling (800) 635-5406. Whether or not you plan to attend, please vote your proxy promptly. It is important that your shares be represented at the meeting. Please vote your proxy, regardless of the size of your holdings, as promptly as possible. Any shareholder voting a proxy who attends the meeting may vote in person by revoking that proxy before or at the meeting. Registered holders may vote (a) by Internet at www.proxypush.com/ida; (b) by toll-free telephone by calling (866) 702-2221; or (c) by mail (if you received a paper copy of the proxy materials by mail) by marking, signing, dating, and promptly mailing the enclosed proxy card in the postage-paid envelope.

          If you hold your shares through an account with a bank or broker, please note that under New York Stock Exchange rules, without specific instructions from you on how to vote, brokers may not vote your shares on any of the matters to be considered at the annual meeting other than the ratification of our independent registered public accounting firm. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

          Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 19, 2011: Financial and other information concerning IDACORP is contained in our annual report to shareholders for the fiscal year ended December 31, 2010. The proxy statement and our 2010 annual report to shareholders are available on our website at www.idacorpinc.com. Additionally, and in accordance with Securities and Exchange Commission rules, you may access our proxy materials at www.proxydocs.com/ida.

By Order of the Board of Directors

/s/ Patrick A. Harrington

Patrick A. Harrington
Corporate Secretary

TABLE OF CONTENTS

Page

Notice of Annual Meeting of Shareholders
Proxy Statement	1
General Information	1
Cost and Method of Solicitation	1
Matters to Be Voted Upon	1
Record Date	1
Outstanding Voting Securities	1
Voting	2
PROPOSAL NO. 1: Election of Directors	4
Nominees for Election – Terms Expire 2014	4
Continuing Directors – Terms Expire 2013	6
Continuing Directors – Terms Expire 2012	7
Corporate Governance	9
PROPOSAL NO. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	17
Independent Registered Public Accounting Firm Fees	17
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services	17
Report of the Audit Committee	18
Related Person Transaction Disclosure	19
Security Ownership of Directors, Executive Officers and Five Percent Shareholders	21
Section 16(a) Beneficial Ownership Reporting Compliance	22
Executive Compensation	23
Compensation Discussion and Analysis	23
Compensation Committee Report	43
2010 Summary Compensation Table	44
Grants of Plan-Based Awards in 2010	45
Narrative Discussion for 2010 Summary Compensation Table and Grants of Plan-Based Awards in 2010 Table	46
Outstanding Equity Awards at Fiscal Year-End 2010	47
Option Exercises and Stock Vested During 2010	49
Pension Benefits for 2010	49
Nonqualified Deferred Compensation for 2010	54
Potential Payments Upon Termination or Change in Control	55
Director Compensation for 2010	69
Our Compensation Policies and Practices as They Relate to Risk Management	71
PROPOSAL NO. 3: Advisory Vote on Executive Compensation	72
PROPOSAL NO. 4: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	73
PROPOSAL NO. 5: Shareholder Proposal Requesting That the Board of Directors Take Steps to Eliminate Classification With Respect to Director Elections to Require That All Directors Stand for Election Annually	74
Other Business	76
Shared Address Shareholders	76
2012 Annual Meeting of Shareholders	77

Appendix A – Pre-Approval of Independent Auditor Services Standard	A-1
Appendix B – Compensation Survey Data Companies	B-1

i

PROXY STATEMENT
IDACORP, Inc.
1221 West Idaho Street
Boise, Idaho 83702

GENERAL INFORMATION

          We are soliciting your proxy on behalf of our board of directors for use at our 2011 Annual Meeting of Shareholders. The meeting will be held on May 19, 2011 at 10:00 a.m., local time, at the Idaho Power Company corporate headquarters building, 1221 West Idaho Street, Boise, Idaho.

          The Securities and Exchange Commission rules permit us to make this proxy statement and our annual report available to our shareholders via the Internet instead of mailing printed copies of our proxy materials to each shareholder. We have elected to do this for most shareholders for our 2011 Annual Meeting of Shareholders, to conserve natural resources and lower the cost of delivery. On or about April 7, 2011, we mailed to our shareholders of record as of the close of business on March 30, 2011 a notice containing instructions on how to access our proxy materials over the Internet and vote. If you received a notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained in the notice. On or about April 7, 2011, we also began mailing printed copies of our proxy materials to our shareholders who had previously requested paper copies of our proxy materials.

          If you own IDACORP common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one notice or set of proxy materials. Please be sure to vote all your shares.

COST AND METHOD OF SOLICITATION

          We will pay the cost of soliciting your proxy. Our officers and employees may solicit proxies, personally or by telephone, fax, mail, or other electronic means, without extra compensation. In addition, Phoenix Advisory will solicit proxies from brokers, banks, nominees, and institutional investors at a cost of approximately $6,000 plus out-of-pocket expenses. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their expenses in providing our proxy materials to beneficial owners.

MATTERS TO BE VOTED UPON

          As of April 7, 2011, the only items of business we expect to be presented at the annual meeting are:

●	the election of four directors nominated by the board of directors for three-year terms;

●	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

●	an advisory vote on executive compensation;

●	an advisory vote on the frequency of future advisory votes on executive compensation; and

●
if properly presented, a vote on a shareholder proposal requesting that the board of directors take the steps necessary to eliminate classification of terms of the board of directors to require that all directors stand for election annually.

RECORD DATE

          You are entitled to notice of, and to vote at, the annual meeting if you owned shares of our common stock at the close of business on March 30, 2011.

OUTSTANDING VOTING SECURITIES

          As of March 30, 2011, we had 49,478,058 outstanding shares of common stock entitled to one vote per share.

VOTING

Voting Information

          You may vote your proxy through the Internet, by telephone or, if you received a printed proxy card in the mail, by marking, signing, dating, and returning the enclosed proxy card in the postage-prepaid envelope.

          If a bank or broker holds your shares, please follow the instructions you receive from your bank or broker. In addition, if you hold shares through an account with a bank or broker, your shares may be voted on some matters even if you do not provide voting instructions. Brokerage firms have the authority under applicable New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on routine matters. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2011 is considered a routine matter. When a proposal is not routine and the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that proposal. Those shares are considered “broker non-votes.” Rules that govern how brokers vote your shares have recently changed. Unless you provide voting instructions to any broker holding shares on your behalf, your broker may no longer use discretionary authority to vote your shares on any of the matters to be considered at the annual meeting other than the ratification of our independent registered public accounting firm. Please follow the instructions you receive from your bank or broker so your vote can be counted.

          Registered holders may vote:

●	by Internet: go to www.proxypush.com/ida;

●	by toll-free telephone: call (866) 702-2221; or

●	by mail (if you received a paper copy of the proxy materials by mail) by marking, signing, dating, and promptly mailing the enclosed proxy card in the postage-paid envelope.

          Holders of shares of common stock are entitled to cast one vote per share on all matters. Proxies will be voted as instructed by the shareholder or shareholders granting the proxy. Unless contrary instructions are specified, if the proxy is completed and submitted (and not revoked) prior to the Annual Meeting of Shareholders, the shares of IDACORP common stock represented by the proxy will be voted in accordance with the recommendation of the board of directors, as follows:

Agenda Item		Board Recommendation

●	Election of each of the four director candidates nominated by the board of directors	FOR

●	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011	FOR

●	Advisory vote on executive compensation	FOR

●	Advisory vote on the frequency of future advisory votes on executive compensation	ONE YEAR

●
Vote on a shareholder proposal requesting that the board of directors take the steps necessary to eliminate classification of terms of the board of directors to require that all directors stand for election annually
AGAINST

          Shares will be voted in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting of Shareholders.

Quorum

          A majority of our outstanding common stock must be present in person or represented by proxy in order to hold the Annual Meeting of Shareholders. If the persons present or represented by proxy at the Annual Meeting of Shareholders constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the Annual Meeting of Shareholders may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Votes Needed to Approve Proposals

The following votes are required for approval of each proposal at the annual meeting:

Proposal No. 1 –
Our directors are elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. Votes may be cast in favor or withheld; withheld votes and broker non-votes are not considered votes cast and therefore are not counted for purposes of determining the results.

Proposal No. 2 –
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011 is approved if the votes cast in favor exceed the votes cast against ratification. Abstentions are not considered votes cast and therefore are not counted for purposes of determining the results.

Proposal No. 3 –
The advisory vote on executive compensation is approved if the votes cast in favor exceed the votes cast against the resolution. The vote on Proposal No. 3 is advisory and therefore not binding on our company. Abstentions and broker non-votes are not considered votes cast and therefore are not counted for purposes of determining the results.

Proposal No. 4 –
The advisory vote on the frequency of future advisory votes on executive compensation will be determined by which option, “ONE YEAR,” “TWO YEARS,” or “THREE YEARS,” receives the greatest number of the votes cast with respect to this matter. The vote on Proposal No. 4 is advisory and therefore not binding on our company. Abstentions and broker non-votes are not considered votes cast and therefore are not counted for purposes of determining the results.

Proposal No. 5 –
The vote on a shareholder proposal requesting that the board of directors take the steps necessary to eliminate classification of terms of the board of directors to require that all directors stand for election annually will be approved if the votes cast in favor exceed the votes cast against the resolution. Abstentions and broker non-votes are not considered votes cast and therefore are not counted for purposes of determining the results. Approval of Proposal No. 5 would not automatically eliminate the company’s classified board structure. Further action by the company’s shareholders and the board of directors would be required to amend the company’s restated articles of incorporation.

          If we do not receive any contrary direction from you, properly executed proxies that we receive will be voted in accordance with the recommendations of the board of directors, as set forth above.

          The final voting results will be tallied by an independent tabulator and reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days following the annual meeting.

How to Change or Revoke Your Proxy

          You may change your proxy before it is voted at the meeting by (1) granting a subsequent proxy through the Internet or by telephone, or (2) delivering to us a signed proxy card with a date later than your previously delivered proxy. If you attend the meeting and wish to vote in person, you may revoke your proxy by oral notice at that time. You may also revoke your proxy by mailing your written revocation to IDACORP’s corporate secretary at 1221 West Idaho Street, Boise, Idaho 83702; we must receive your written revocation before the meeting.

Secret Ballot

          It is our policy that all proxies for the annual meeting that identify shareholders, including employees, are to be kept secret. Proxies will be forwarded to the independent tabulator who receives, inspects, and tabulates the proxies. No proxies are available for examination and the identity and vote of any shareholder are not disclosed to our representatives or to any third party except:

●	as required by law;

●	to allow the independent election inspectors to certify the results of the shareholder vote;

●
in the event of a matter of significance where there is a proxy solicitation in opposition to the board of directors, based on an opposition proxy statement filed with the Securities and Exchange Commission; or

●	to respond to shareholders who include written comments on their proxies.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

          The board of directors consists of 11 members. Our restated articles of incorporation, as amended, provide that directors are elected for three-year terms, with approximately one-third of the board of directors elected at each annual meeting of shareholders. The four directors standing for election to our board of directors are nominees for election with terms to expire in the year 2014. All nominees are incumbent directors of IDACORP and nominated for reelection.

          Unless you otherwise indicate, proxies that we receive will be voted in favor of the election of the director nominees. While we expect that all of the nominees will be able to qualify for and accept office, if for any reason one or more should be unable to do so, the proxies will be voted for nominees selected by the board of directors.

NOMINEES FOR ELECTION – TERMS EXPIRE 2014

RICHARD J. DAHL
Chairman of the Board, President and CEO of James Campbell Company LLC, a privately held real estate investment and development company, since July 2010; Chairman of the Board of International Rectifiers Corp., a supplier of power semiconductors, since May 2008, and a director since February 2008; former President and Chief Operating Officer of Dole Food Company, Inc., a grower, processor, and distributor of flowers and produce, from 2004 to 2007, Senior Vice President and Chief Financial Officer from 2002 to 2004, and a director from 2003 to 2007; former President and Chief Operating Officer of Bank of Hawaii Corp. from 1994 to 2002; Lead Director of Dine Equity, Inc., a franchisor and operator of IHOP and Applebee’s restaurants, since 2004; former Director of Pacific Health Research Institute, a not-for-profit biomedical research organization, from 1990 to 2010; Director of Idaho Power Company (a subsidiary of IDACORP) since 2008; and Director of IDACORP since 2008. Age 59.

Mr. Dahl’s financial, operational, and executive experience make him an outstanding asset to our board. Mr. Dahl acquired his extensive financial background through his former positions as President and Chief Operating Officer of the Bank of Hawaii and President and Chief Financial Officer of Dole Food Company, as well as with the Ernst & Young accounting firm. His service on other public company boards, including as Chairman of the Board of International Rectifiers and as Lead Director and an audit committee member of Dine Equity’s board, enable him to provide valuable experience to our board and audit committee, of which he is the chairman.

RICHARD G. REITEN
Former Chairman of the Board of Northwest Natural Gas Company, a provider of natural gas in Oregon and southwestern Washington, from 2006 to 2008 and from 2000 to 2005, President and Chief Executive Officer from 1997 to 2003, and President and Chief Operating Officer from 1995 to 1997; former President and Chief Operating Officer of Portland General Electric, an electric public utility, from 1992 to 1995; former President of Portland General Corp. from 1989 to 1992; Director of U.S. Bancorp, banking services, since 1998; Director of National Fuel Gas Company, a diversified energy company providing interstate natural gas transmission and storage, since 2004; Director of Building Materials Holding Corporation, a provider of construction services, manufactured building components, and materials to professional residential builders and contractors, from 2001 to 2009; Director of Idaho Power Company (a subsidiary of IDACORP) since 2004; and Director of IDACORP since 2004. Age 71.

Mr. Reiten’s extensive utility industry and public company leadership experience provide a great benefit to our board. Mr. Reiten has financial reporting and risk management experience as it relates to utility companies gained from his former positions as Chairman of the Board, President, Chief Executive Officer, and Chief Operating Officer of Northwest Natural Gas Company and as President and Chief Operating Officer of Portland General Electric. He also brings a key level of knowledge and understanding of the Northwest utility region and natural gas markets. Mr. Reiten’s continuing public company board service with U.S. Bancorp and National Fuel Gas Company provides additional knowledge and expertise that are valuable to our board’s oversight function.

JOAN H. SMITH
Self-employed consultant, consulting on regulatory strategy and telecommunications, since 2003; current senior fellow at the University of Maryland’s Center for International Development and Conflict Management; former Oregon Public Utility Commissioner from 1990 to 2003; former Affiliate Director with Wilk & Associates/ LECG LLP, a public consulting organization, from 2003 to 2008; Director of Idaho Power Company (a subsidiary of IDACORP) since 2004; and Director of IDACORP since 2004. Age 68.

Ms. Smith’s experience in the state regulatory setting, particularly in her role as former Oregon Public Utility Commissioner, provides a key component to our board’s knowledge base. Appropriate rate recovery at the state level is critical to Idaho Power Company’s and our success, and Ms. Smith provides a high level of knowledge and expertise in this area. This knowledge and experience allow her to make valuable contributions to the board’s deliberations and decision making.

THOMAS J. WILFORD

President and Director of Alscott, Inc., involved in real estate development and other investments, since 1993; Chief Executive Officer of J.A. and Kathryn Albertson Foundation, Inc., a family foundation committed and striving to be a catalyst for positive educational change, since 2003, and former President from 1995 to 2003; former director of K12, Inc., an organization that provides individualized, one-to-one learning solutions for students from kindergarten through high school, from 2002 to 2010; Director of Idaho Power Company (a subsidiary of IDACORP) since 2004; and Director of IDACORP since 2004. Age 68.

Mr. Wilford’s extensive business, accounting, and investment background provides valuable expertise to our board and audit committee. As a Certified Public Accountant and a former partner with Ernst & Young, Mr. Wilford also brings significant auditing, finance, and risk management experience to our board. His expertise continues to be critical to the board’s ongoing oversight of financial reporting and risk management.

CONTINUING DIRECTORS – TERMS EXPIRE 2013

JUDITH A. JOHANSEN
President of Marylhurst University, Oregon, since July 2008; former President and Chief Executive Officer from 2001 to 2006, and Executive Vice President from 2000 to 2001, of PacifiCorp, an electric utility serving six western states; former CEO and Administrator from 1998 to 2000, and Vice President from 1992 to 1996, of Bonneville Power Administration, a federal power marketing agency in the Pacific Northwest; former Vice President, from 1996 to 1998, of Avista Energy, an electric and natural gas utility; Director of Cascade BanCorp, a financial holding company, since 2006; Director of Schnitzer Steel, a metals recycling company, since 2006; Director of Idaho Power Company (a subsidiary of IDACORP) since 2007; and Director of IDACORP since 2007. Age 52.

Ms. Johansen brings a wealth of electric utility industry knowledge and experience to our board. Based on her prior service as President and Chief Executive Officer of PacifiCorp, as CEO and Administrator of Bonneville Power Administration, and as Vice President of Avista Energy, Ms. Johansen provides valuable industry insight and guidance regarding our regulated utility business as well as financial reporting and risk management as it relates to utility companies. She also brings to our board her experience from service on the boards of two other public companies.

J. LAMONT KEEN
President and Chief Executive Officer of IDACORP since July 2006, and President and Chief Executive Officer of Idaho Power Company since 2005; Executive Vice President of IDACORP from 2002 to 2006; President and Chief Operating Officer of Idaho Power Company from 2002 to 2005; Senior Vice President-Administration and Chief Financial Officer of IDACORP and Idaho Power Company, from 1999 to 2002; Senior Vice President-Administration, Chief Financial Officer and Treasurer of IDACORP and Idaho Power Company in 1999; Vice President, Chief Financial Officer and Treasurer of Idaho Power Company from 1996 to 1999; Vice President and Chief Financial Officer of Idaho Power Company from 1991 to 1996; Controller of Idaho Power Company from 1988 to 1991; Director of the following IDACORP subsidiaries: Idaho Power Company since 2004 and Idaho Energy Resources Company since 1991; and Director of IDACORP since 2004. J. LaMont Keen and Steven R. Keen, Vice President, Finance and Treasurer of IDACORP, Inc. and Idaho Power Company, are brothers. Age 58.

As our Chief Executive Officer, with 36 years of experience at Idaho Power Company, including over 20 years in an executive capacity, Mr. Keen has developed an expansive understanding of our company, our state, and the electric utility industry. Mr. Keen’s detailed knowledge of our operations, finances, and executive administration and his active industry involvement make him a key resource and contributor on our board. Mr. Keen is our only executive officer serving on the board.

ROBERT A. TINSTMAN
Former Executive Chairman of James Construction Group, a construction services company, from 2002 to 2007; former President and Chief Executive Officer from 1995 to 1999, and Director from 1995 to 1999, of Morrison Knudsen Corporation, a general contractor providing global mining, engineering, and construction services; former Chairman of Contractorhub.com, an e-marketplace for contractors, subcontractors, and suppliers, from 2000 to 2001; Director of the Home Federal Bancorp, Inc., a provider of banking services, since 1999; Director of CNA Surety Corporation, a surety company offering contract and commercial surety bonds, since 2004; Director of Primoris Services Corporation, a provider of construction services, since 2009; Director of Idaho Power Company (a subsidiary of IDACORP) since 1999; and Director of IDACORP since 1999. Age 64.

Mr. Tinstman provides extensive operational and executive experience in the construction industry to our board. The electric utility business is capital intensive, involving heavy construction work for generation, transmission, and distribution projects. Mr. Tinstman’s construction industry knowledge and expertise provide a valuable contribution to the board’s oversight function at a time when Idaho Power Company has embarked on major generation and transmission line construction projects. Mr. Tinstman’s experience from serving on the compensation committees of other public company boards also provides the company with an experienced compensation committee chairman, a position he has held at IDACORP for almost eight years.

CONTINUING DIRECTORS – TERMS EXPIRE 2012

C. STEPHEN ALLRED
Managing Member, Allred Consulting LLC, a provider of consulting services for management, environmental, waste management, and real estate issues for government and the private sector, since 2004; former Assistant Secretary, Land and Minerals Management for the U.S. Department of the Interior from 2006 to 2009; former Director of the Idaho Department of Environmental Quality from 2000 to 2004; Director, Longenecker & Associates, an engineering and management consulting firm, since 2009; Director of Idaho Power Company (a subsidiary of IDACORP) since 2009; and Director of IDACORP since 2009. Age 69.

Mr. Allred, through his former positions as Assistant Secretary, Land and Minerals Management for the U.S. Department of the Interior and as Director of the Idaho Department of Environmental Quality and Director of the Idaho Department of Water Resources, as well as his role at Allred Consulting and Longenecker & Associates, brings perspective and experience to the board in several key areas of Idaho Power Company’s business, including engineering, environmental quality, and water resources. Mr. Allred’s experience in these areas provides a critical skill set for our board’s oversight of Idaho Power Company’s operations and strategic planning.

CHRISTINE KING
President and Chief Executive Officer and Director of Standard Microsystems Corporation, a global supplier of semiconductor solutions that distribute video, sound, photos, and data, since 2008; Chief Executive Officer and Director of AMI Semiconductor, a designer and manufacturer of semiconductor products, from 2001 to 2008; Director of Atheros Communications, Inc., a developer of semiconductor system solutions for wireless and other network communications products, since 2008; Director of Open-Silicon, Inc., a fabless application-specific integrated circuit company founded to provide customers with access to Internet protocol, foundry, test, and packaging technologies, since 2008; Director of ON Semiconductor, a supplier of silicon solutions for green electronics, from March 2008 to October 2008; Director of Analog Devices, a manufacturer of analog and digital signal processing circuits, from 2001 to 2008; Director of Idaho Power Company (a subsidiary of IDACORP) since 2006; and Director of IDACORP since 2006. Age 61.

Ms. King brings a key element of business diversity to our board with her advanced level of experience and success in the high-tech industry. Ms. King is also our only non-employee director who is the current chief executive officer of a public company. Her experience from serving as the current Chief Executive Officer of Standard Microsystems Corporation and former Chief Executive Officer of AMI Semiconductor, as well as her service on the boards of other public companies, provide important vantage points for our board’s deliberations.

GARY G. MICHAEL
Former Chairman of the Board and Chief Executive Officer, 1991 to 2001, of Albertson’s, Inc., a food-drug retailer; Director of The Clorox Company, a manufacturer and marketer of household products, since 2001; Director of Questar Corporation, an integrated natural gas company, since 1994; Director of Questar Gas, a provider of retail natural gas-distribution services, since 1994; Director of Questar Pipeline, an interstate gas transportation and storage company, since 1994; Director on the Advisory Board of Graham Packaging Company, a designer and manufacturer of customized plastic containers, since 2002; Director of OfficeMax Incorporated, a distributor of business and retail office products, including office supplies, paper, technology products and services, and furniture, from 2004 to 2008; Director of Harrah’s Entertainment, Inc., a casino entertainment company, from 2001 to 2008; Director of Idaho Power Company (a subsidiary of IDACORP) since 2001; and Director of IDACORP since 2001. Age 70.

Mr. Michael brings a wealth of public company leadership experience at the board and executive levels to our board. His 10 years of service as Chairman and Chief Executive Officer of Albertson’s, Inc. and his service on multiple public company boards of directors provide an invaluable source of knowledge and experience for our board. Mr. Michael’s long-standing ties to Idaho also provide an important connection to Idaho Power Company’s service territory and give him a firm grasp of the local, state, and regional issues where our utility operations are conducted.

JAN B. PACKWOOD
Former President and Chief Executive Officer of IDACORP from 1999 to 2006; Chief Executive Officer of Idaho Power Company from 2002 to 2005; President and Chief Executive Officer of Idaho Power Company from 1999 to 2002; President and Chief Operating Officer of Idaho Power Company from 1997 to 1999; Executive Vice President, 1996 to 1997, and Vice President - Bulk Power from 1989 to 1996, of Idaho Power Company; Director of Westmoreland Coal Company since February 2011; Director of the following IDACORP subsidiaries: Idaho Power Company since 1997, IDACORP Financial Services, Inc. since 1997, and Ida-West Energy Company since 1999; and Director of IDACORP since 1998. Age 67.

As our former President and Chief Executive Officer and a 36-year veteran of IDACORP and Idaho Power Company, Mr. Packwood brings to the board vast knowledge of our company, including an understanding of the risks faced by IDACORP and Idaho Power Company. His engineering and operations background with the company complements the backgrounds of our other board members. Mr. Packwood’s operational experience is especially important as Idaho Power Company proceeds with major generation and transmission expansion plans in the current and coming years.

          The board of directors unanimously recommends a vote “FOR” the nominees for terms expiring in 2014 listed above.

CORPORATE GOVERNANCE

Director Independence

          Our board of directors has adopted a policy, contained in the corporate governance guidelines (available at www.idacorpinc.com/corpgov/default.cfm), that the board of directors will be composed of a majority of independent directors. Our corporate governance guidelines include, among other items, a list of factors the board considers in assessing independence. The board reviews annually the relationships that each director has with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company). Following the annual review, only those directors who the board affirmatively determines have no material relationship with the company will be considered independent directors, subject to additional qualifications prescribed under the listing standards of the New York Stock Exchange and under applicable law, including the rules and regulations of the Securities and Exchange Commission.

          All of our board members are non-employees, except for J. LaMont Keen, our president and chief executive officer. The board of directors has determined that the following members are “independent” based on all relevant facts and circumstances and under the New York Stock Exchange listing standards and our corporate governance guidelines: C. Stephen Allred, Richard J. Dahl, Judith A. Johansen, Christine King, Gary G. Michael, Jan B. Packwood, Joan H. Smith, Robert A. Tinstman, and Thomas J. Wilford. Mr. Packwood, our former president and chief executive officer, who retired on July 1, 2006, was designated independent by the board on March 18, 2010. J. LaMont Keen and Richard G. Reiten are not independent. Mr. Keen is our president and chief executive officer. Mr. Reiten has a material relationship with Idaho Power Company through his son’s position as president of Pacific Power, a division of PacifiCorp, and as a result of this relationship the board has determined that Mr. Reiten is not independent under applicable New York Stock Exchange listing standards or our corporate governance guidelines. Pacific Power and Idaho Power Company are joint owners of the Jim Bridger power plant and Bridger coal mine located near Rock Springs, Wyoming and have other contractual relationships, including power transmission arrangements. In addition, on March 5, 2010, Idaho Power Company and PacifiCorp entered into a memorandum of understanding regarding transmission facilities, services, and projects, and during 2010 entered into joint purchase and sale arrangements and joint ownership and operating arrangements pursuant to the memorandum of understanding. Refer also to the section entitled Related Person Transaction Disclosure in this proxy statement.

          The chairman of the board and the chief executive officer positions have been separate since June 1999. The non-employee directors have held regular meetings separate from management since 1998. Our independent directors meet in executive session at least once a year. The independent chairman of the board presides at board meetings, regularly scheduled executive sessions of non-employee directors, and executive sessions of independent directors.

Code of Business Conduct

          For many years, our principal subsidiary, Idaho Power Company, had a code of business conduct and ethics, which applied to all of its directors, officers, and employees. We adopted a new code of business conduct in July 2003, which applied to all of our directors, officers, and employees. In September 2005, we adopted a separate code of business conduct and ethics for directors. The code of business conduct and ethics for directors and the code of business conduct, as amended as of March 17, 2011, are posted on our website at www.idacorpinc.com/corpgov/conduct_ethics.cfm.

          We will also post on our website any amendments to, or waivers of, our codes of business conduct and ethics, as required by the Securities and Exchange Commission rules or the New York Stock Exchange listing standards, at www.idacorpinc.com/corpgov/conduct_ethics.cfm.

Board Leadership Structure

          The board of directors separated the positions of chairman of the board and chief executive officer in 1999. The board has elected Gary G. Michael, an independent director, to serve as chairman of the board. J. LaMont Keen has served as president and chief executive officer of IDACORP since 2006. Mr. Keen, as our chief executive officer, is responsible for leadership, overall management of our business strategy, and day-to-day operations, while our chairman presides over meetings of our board and provides guidance to Mr. Keen regarding policies and procedures approved by our board. Separating these two positions allows our chief executive officer to focus on our day-to-day business and operations, while allowing the chairman of the board to lead the board in its fundamental role of providing advice to, and independent oversight of, management. The board recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the increasing commitment required of the chairman position, particularly as the board’s oversight responsibilities continue to grow.

          While our bylaws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, the board of directors believes that having separate positions and having an independent director serve as chairman is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance. The board believes that this issue is part of the succession planning process and that it is in the best interests of the company for the board to make a determination as to the necessity of continuing to have separate positions when it elects a new chief executive officer.

The Board’s Role in Risk Oversight

          Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Our company faces a number of risks, including economic risks, environmental and regulatory risks, and others, such as the impact of weather conditions. Our management team is responsible for the day-to-day management of risks the company faces. We have appointed a chief risk officer, who is responsible for overseeing and coordinating risk assessment processes and mitigation efforts on an enterprise wide basis. The chief risk officer administers processes intended to identify key business risks, assists in appropriately assessing and managing these risks within stated limits, enforces policies and procedures designed to mitigate risk, and reports on these items to senior management and the board of directors. The chief risk officer reports regularly to the board and appropriate board committees regarding risks the company faces and how it is managing those risks. While the chief risk officer and other members of our senior leadership team are responsible for the day-to-day management of risk, our board is responsible for ensuring that an appropriate culture of risk management exists within our company for setting the right “tone at the top,” and assisting management in addressing specific risks that our company faces. The board has the responsibility to oversee the risk management processes designed and implemented by management and confirm the processes are adequate and functioning as designed.

          While the full board of directors is ultimately responsible for high-level risk oversight at our company, it is assisted by the executive committee, the audit committee, and the compensation committee in fulfilling its oversight responsibilities in certain areas of risk. The board takes an active approach to its risk oversight role. The executive committee assists the board in fulfilling its oversight responsibilities with respect to the company’s risk management process generally. The audit committee assists the board in fulfilling its oversight responsibilities with respect to major financial risk exposures, and, in accordance with the listing standards of the New York Stock Exchange, discusses policies with respect to risk assessment and risk management. Representatives from our independent registered public accounting firm attend audit committee meetings, regularly make presentations to the audit committee, comment on management presentations, and engage in private sessions with the audit committee, without members of management present, to raise any concerns they may have with our risk management practices. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to risks arising from our compensation policies and practices. In fulfilling these responsibilities, the respective committees meet regularly with our executive vice president –administrative services and chief financial officer, senior vice president and general counsel, chief risk officer, corporate secretary, and other members of senior management, as well as our internal and external auditors. Members of the audit committee, compensation committee, and corporate governance committee are independent directors, which helps to ensure that key decisions made by our executive officers, up to and including our chief executive officer, are reviewed and overseen by non-employee directors. Further, each committee has full access to management, as well as the ability to engage independent advisors.

          The board of directors reviews the reports of the executive committee, audit committee, and compensation committee relating to the oversight of risks in their areas of responsibility, generally based on reports given to the full board of directors by the respective chairpersons of the committees. Based on this information and information regularly provided by management, the board evaluates our risk management processes and considers whether any changes should be made to those processes or the board’s risk oversight function. We believe that this division of risk oversight ensures that oversight of each type of risk the company faces is allocated, at least initially, to the particular directors most qualified to oversee it. It also promotes board efficiency because the committees are able to select the most important risk-related issues for the full board of directors to consider.

Board Meetings and Committees; Attendance at Annual Meeting

          The members of our board of directors are expected to attend board meetings and meetings of board committees on which they serve, and to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. The board held six meetings in 2010. Each director attended at least 75% of the total number of meetings of the board and the committees of which he or she was a member in 2010. Our corporate governance guidelines provide that all directors are expected to attend our annual meeting of shareholders and be available, when requested by the chairman of the board, to answer any questions shareholders may have. All members of the board attended our 2010 annual meeting of shareholders.

          Our standing committees are the executive committee, the audit committee, the compensation committee, and the corporate governance committee. We describe our committees, their membership, and their principal responsibilities below.

          We have:

●	charters for the audit committee, compensation committee, and corporate governance committee; and

●
corporate governance guidelines, which address issues including the responsibilities, qualifications, and compensation of the board of directors, as well as board leadership, board committees, and self-evaluation.

          Our charters and our corporate governance guidelines are available on our website and may be accessed at www.idacorpinc.com/corpgov/default.cfm. A list of current committee memberships may be found on our website at www.idacorpinc.com/corpgov/structure.cfm. The committee memberships as of the date of this proxy statement are set forth below.

Corporate
	Audit	Compensation	Governance	Executive
Name	Committee	Committee	Committee	Committee
C. Stephen Allred*			■
Richard J. Dahl*	■ **			■
Judith A. Johansen*	■	■
J. LaMont Keen				■ **
Christine King*		■
Gary G. Michael*			■ **	■
Jan B. Packwood*
Richard G. Reiten
Joan H. Smith*	■		■
Robert A. Tinstman*		■ **		■
Thomas J. Wilford*	■

*	Independent according to New York Stock Exchange listing standards and our corporate governance guidelines
**	Committee chairperson

Audit Committee

          The audit committee is a separately designated standing committee. All members, which include Mr. Dahl, Ms. Johansen, Ms. Smith, and Mr. Wilford, are independent under our corporate governance guidelines and applicable New York Stock Exchange listing standards, including the Securities and Exchange Commission’s audit committee member independence standards. The board of directors has determined that committee members Messrs. Dahl and Wilford are “audit committee financial experts,” as defined by the rules of the Securities and Exchange Commission.

          The audit committee:

●	assists the board of directors in the oversight of

	–	the integrity of our financial statements,

	–	our compliance with legal and regulatory requirements,

	–	the qualifications, independence, and performance of our independent registered public accounting firm,

	–	the performance of our internal audit department, and

	–	our major financial risk exposures;

●
monitors compliance under the code of business conduct for our officers and employees and the code of business conduct and ethics for our directors, considers and grants waivers for directors and executive officers from the codes, and informs the general counsel immediately of any violation or waiver; and

●	prepares the audit committee report required to be included in the proxy statement for our annual meeting of shareholders.

          During 2010, the audit committee met nine times.

Compensation Committee

          Each member of the compensation committee is independent under our corporate governance guidelines and applicable New York Stock Exchange listing standards. The compensation committee has direct responsibility to:

●	review and approve corporate goals and objectives relevant to our chief executive officer’s compensation;

●	evaluate our chief executive officer’s performance in light of those goals and objectives;

●
either as a committee or together with the other independent directors, as directed by the board of directors, determine and approve our chief executive officer’s compensation level based on this evaluation;

●	make recommendations to the board with respect to executive officer compensation, incentive compensation plans, and equity-based plans that are subject to board approval;

●
review and discuss with management the compensation discussion and analysis and based on such review and discussion determine whether to recommend to the board that the compensation discussion and analysis be included in our proxy statement for the annual meeting of shareholders;

●	produce the compensation committee report as required by the Securities and Exchange Commission to be included in our proxy statement for the annual meeting of shareholders;

●	oversee our compensation and employee benefit plans and practices; and

●	assist the board in the oversight of risks arising from our compensation policies and practices.

          The compensation committee and the board of directors have sole responsibility to determine executive officer compensation, which responsibility may not be delegated. Total compensation for each executive officer is determined by the compensation committee, which then submits its recommendations to the other independent directors on the board for approval. Our chief executive officer, executive vice president – administrative services and chief financial officer, vice president – human resources, and corporate secretary attend compensation committee meetings. For additional information on the role of our executive officers in the compensation-setting process, please refer to the Compensation Discussion and Analysis in this proxy statement. The compensation committee chair works with our management to establish agendas for the compensation committee meetings. The compensation committee meets in executive session, without management, as it deems necessary.

          The compensation committee generally begins a review of compensation data at its September meeting, determines the performance goals and range of target awards of performance shares and restricted stock awards under the IDACORP Restricted Stock Plan, the IDACORP 2000 Long-Term Incentive and Compensation Plan, the IDACORP Executive Incentive Plan, and the IDACORP Employee Incentive Plan at the November or January meeting, and determines new awards and payouts with respect to completed performance periods at its February or March meeting. The February meeting occurs after the release of earnings for the prior year. The compensation committee may also hold special meetings as necessary and may determine additional performance awards at other times in its discretion, including for promotions or new hires. However, all awards under the plans are approved by the board of directors. Please refer to the Compensation Discussion and Analysis for a discussion of our policies and procedures for determining and establishing executive compensation.

          The compensation committee has sole authority to retain and terminate any consulting firm to assist the compensation committee in carrying out its responsibilities, including sole authority to approve the consulting firm’s fees and other retention terms. In addition to services provided to the compensation committee, the consulting firm provides management with employee compensation and benefits survey data, which management and the compensation committee review in evaluating our employee compensation and benefit plans. Although management may request services, the compensation committee must pre-approve the engagement of the consulting firm for any services to be provided to management. In November 2007, the compensation committee charter and executive compensation policy were amended to reflect this pre-approval requirement. These services may not interfere with the consulting firm’s advice to the compensation committee. The chairperson may pre-approve services between regularly scheduled meetings of the compensation committee. Pre-approval of services by the chairperson must be reported to the compensation committee at its next meeting.

          During 2010, the compensation committee authorized Towers Watson, a nationally recognized consulting firm with extensive experience in the area of executive compensation, as the compensation committee’s compensation consultant, to provide compensation data from its private survey databases to our human resources department, which used the compensation data to develop the 2010 market compensation analysis. The compensation committee also requested that the compensation consultant provide reports on executive compensation trends and analysis for the compensation committee meetings in 2010.

          In addition, the compensation committee has responsibility for reviewing and making recommendations with respect to director compensation to the board of directors. In January 2010, the compensation committee reviewed the competitiveness of our non-employee director compensation program. The compensation committee asked Towers Watson to perform an analysis of the competitive positioning of our non-employee director compensation program. Towers Watson evaluated:

●	annual board and committee retainers;

●	board and committee meeting fees;

●	committee chairperson premiums;

●	annualized fair value of stock-based compensation;

●	lead director compensation; and

●	share ownership requirements.

          Towers Watson reviewed 2009 director compensation pay practices disclosed in proxy statements from the national energy and regional general industry peer groups, to the extent those companies had disclosed that information. Towers Watson also compared our non-employee director compensation to a blended comparison group, weighted 80% for national energy companies and 20% for regional general industry companies. Towers Watson then summarized the marketplace data collected on the basis of total cash compensation, which is annual board and committee cash retainers and meeting fees, and total direct compensation, which is total cash compensation plus the expected value of any stock-based compensation and annual stock-based awards. When compared to the energy, general industry, and blended comparison groups, our total cash compensation was below the 25th percentile, with our annual board and committee cash retainers at the median of the energy and blended comparison groups and our meeting fees slightly below the peer companies. Our stock-based compensation was near the 50th percentile, and total direct compensation was below the 25th percentile of the three comparison groups. Based on this review, the compensation committee recommended and the board of directors approved increases to non-employee director compensation for 2010. For additional information on director compensation, refer to Director Compensation for 2010 in this proxy statement.

          During 2010, the compensation committee met six times.

Compensation Committee Interlocks and Insider Participation

          No person who served as a member of the compensation committee during 2010 has (i) served as one of our officers or employees or (ii) any relationship requiring disclosure under Item 404 of the Securities and Exchange Commission’s Regulation S-K. None of our executive officers serve as a member of the board of directors, or as a member of a compensation committee, of any other company that has an executive officer serving as a member of our company’s board or the compensation committee.

Corporate Governance Committee

          The corporate governance committee is also our nominating committee. Each member is independent under our corporate governance guidelines and the applicable New York Stock Exchange listing standards. The corporate governance committee’s responsibilities include:

●	identifying individuals qualified to become directors, consistent with criteria approved by the board of directors;

●	selecting, or recommending that the board select, the candidates for all directorships to be filled by the board or by the shareholders;

●	developing and recommending to the board our corporate governance guidelines;

●	overseeing the evaluation of the board and management; and

●	taking a leadership role in shaping our corporate governance.

During 2010, the corporate governance committee met four times.

Executive Committee

          The executive committee acts on behalf of the board of directors when the board is not in session, except on those matters that require action of the full board. The executive committee also assists the board in overseeing risk management. During 2010, the executive committee met three times.

Process for Shareholders to Recommend Candidates for Director

          Our corporate governance guidelines set forth the requirements that you must follow if you wish to recommend candidates for director to our corporate governance committee. If you recommend a candidate for director, you must provide the following information:

●
the candidate’s name, age, business address, residence address, telephone number, principal occupation, the class and number of shares of our voting stock the candidate owns beneficially and of record, a statement as to how long the candidate has held such stock, a description of the candidate’s qualifications to be a director, whether the candidate would be an independent director, and any other information you deem relevant with respect to the recommendation; and

●	your name and address as they appear on our books, the class and number of shares of voting stock you own beneficially and of record, and a statement as to how long you have held the stock.

Recommendations must be sent to our corporate secretary at the address provided below. Our corporate secretary will review all written recommendations and send those conforming to these requirements to the corporate governance committee.

          The guidelines above provide information for shareholders who wish to recommend candidates for director for consideration by the corporate governance committee. Shareholders who wish to nominate persons for election to the board of directors, rather than recommend candidates for consideration, must follow the procedures set forth in our bylaws. Copies of our bylaws may be obtained by writing or calling our corporate secretary at IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702, telephone number: (208) 388-2200. See also the section entitled 2012 Annual Meeting of Shareholders in this proxy statement.

Board Membership Criteria and Diversity

          Directors should possess the highest personal and professional ethics, integrity, and values and be committed to representing the long-term interests of our shareholders. Directors must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. Although the corporate governance committee and the board of directors do not have a formal policy for considering diversity in identifying nominees for director, we endeavor to have a board representing diverse experience at policy-making levels in business, finance, and accounting and in areas that are relevant to our business activities. We believe our current directors bring a strong diversity of experiences to the board as leaders in business, finance, accounting, regulation, and the utility industry.

          Under the oversight of the corporate governance committee, the board conducts an annual self-evaluation of its performance and utilizes the results to assess and determine the characteristics and critical skills required of directors. In addition, our corporate governance guidelines and the corporate governance committee charter provide that the corporate governance committee will annually review board committee assignments and consider the rotation of the chairman and members of the committees with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors. At least one director must be an “audit committee financial expert.” Directors are automatically retired immediately prior to the first annual meeting of shareholders after they reach age 72. A majority of board members must be independent under our corporate governance guidelines and applicable New York Stock Exchange listing standards.

Process for Determining Director Nominees

          Our corporate governance committee is responsible for selecting and recommending to the board of directors candidates for election as directors. Our corporate governance guidelines contain procedures for the committee to identify and evaluate new director nominees, including candidates our shareholders recommend in compliance with our corporate governance guidelines.

          The chairman of the corporate governance committee begins the process of identifying and evaluating nominees for director and keeps the full board of directors informed of the nominating process. The chairman’s review includes candidates recommended by shareholders and may hire a search firm to identify other candidates. The chairman then presents an initial group of candidates to the corporate governance committee.

          The corporate governance committee gathers additional information on the candidates to determine if they qualify to be members of our board of directors. The corporate governance committee examines whether the candidates are independent, whether their election would violate any federal or state laws, rules, or regulations that apply to us, and whether they meet all requirements under our corporate governance guidelines, committee charters, bylaws, codes of business conduct and ethics, and any other applicable corporate document or policy. The corporate governance committee also considers whether the nominees will have potential conflicts of interest and whether they will represent a single or special interest before finalizing a list of candidates for the full board to approve.

Communications with the Board of Directors and Audit Committee

          Shareholders and other interested parties may communicate with members of the board of directors by:

●	calling (866) 384-4277 if they have a concern to bring to the attention of the board, our independent chairman of the board, or our non-employee directors as a group; or

●	logging on to www.ethicspoint.com and following the instructions to file a report if the concern is of an ethical nature.

          Our general counsel receives all such communications and forwards them to the chairman of the board. If your report concerns questionable accounting practices, internal accounting controls, or auditing matters, our general counsel will also forward your report to the chairman of the audit committee.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          At the Annual Meeting of Shareholders, we will ask you to ratify the audit committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2011. This firm has conducted our consolidated annual audits since 1998 and is one of the world’s largest firms of independent certified public accountants. We expect a representative of Deloitte & Touche LLP to be present at the meeting. He or she will have an opportunity to make a statement and to respond to appropriate questions.

          Your vote will not affect our appointment or retention of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011. However, the audit committee will consider your vote as a factor in selecting our independent registered public accounting firm for 2012. The audit committee reserves the right, in its sole discretion, to change the appointment of the independent registered public accounting firm at any time during a fiscal year if it determines that such a change would be in the best interests of the company and our shareholders.

          The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011 is approved if the votes cast in favor exceed the votes cast against ratification. Abstentions are not considered votes cast and therefore are not counted for purposes of determining the results.

           The board of directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011.

Independent Registered Public Accounting Firm Fees

          The aggregate fees our principal independent registered public accounting firm, Deloitte & Touche LLP, billed or are expected to bill us for the fiscal years ended December 31, 2010 and 2009 are as follows:

Fees Billed	2010	2009
Audit Fees	$1,120,836	$1,127,389
Audit-Related Fees (1)	67,530	62,790
Tax Fees (2)	278,034	318,936
All Other Fees (3)	2,200	2,000
Total Fees	$1,468,600	$1,511,115

(1)	Includes fees for audits of our benefit plans and agreed upon procedures at a subsidiary.
(2)	Includes fees for benefit plan tax returns and consultation related to uniform capitalization and repairs tax accounting.
(3)	Accounting research tool subscription.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

          We and our audit committee are committed to ensuring the independence of the independent registered public accounting firm, both in fact and in appearance. In this regard, the audit committee has established and periodically reviews a pre-approval standard for audit and non-audit services. For 2009 and 2010, all audit and non-audit services and all fees paid in connection with those services were pre-approved by the audit committee. The audit committee Pre-Approval of Independent Auditor Services Standard is included as Appendix A to this proxy statement.

          In addition to the audits of our consolidated financial statements, the independent registered public accounting firm may be engaged to provide certain audit-related, tax, and other services. The audit committee must pre-approve all services performed by the independent registered public accounting firm to ensure that the provision of those services does not impair the independent registered public accounting firm’s independence. The services that the audit committee will consider include audit services such as attest services, changes in the scope of the audit of the financial statements, and the issuance of comfort letters and consents in connection with financings; audit-related services such as internal control reviews and assistance with internal control reporting requirements; attest services related to financial reporting that are not required by statute or regulation, and accounting consultations and audits related to proposed transactions and new or proposed accounting rules, standards, and interpretations; and tax compliance and planning services. Unless a type of service to be provided by the independent public accounting firm has received general pre-approval, it will require specific pre-approval by the audit committee. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the audit committee. Under the pre-approval policy, the audit committee has delegated to the chairman of the audit committee pre-approval authority for proposed tax, audit, and audit-related services. The chairman must report any pre-approval decisions to the audit committee at its next scheduled meeting.

          Any request to engage the independent registered public accounting firm to provide a service that has not received general pre-approval must be submitted as a written proposal to our chief financial officer with a copy to our general counsel. The request must include a detailed description of the service to be provided, the proposed fee, and the business reasons for engaging the independent registered public accounting firm to provide the service. Upon approval by the chief financial officer, the general counsel, and the independent registered public accounting firm that the proposed engagement complies with the terms of the pre-approval policy and applicable laws, rules, and regulations, the request will be presented to the audit committee or the audit committee chairman, as the case may be, for pre-approval.

          In determining whether to pre-approve the engagement of the independent public accounting firm, the audit committee or the audit committee chairman, as the case may be, must consider, among other things, the pre-approval policy, applicable laws, rules, and regulations, and whether the nature of the engagement and the related fees are consistent with the following principles:

●	the independent registered public accounting firm cannot function in the role of management of Idaho Power Company; and

●	the independent registered public accounting firm cannot audit its own work.

          The pre-approval policy and separate supplements to the pre-approval policy describe the specific audit, audit related, tax, and other services that have the general pre-approval of the audit committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the audit committee specifically provides for a different period. The audit committee will periodically revise the list of pre-approved services, based on subsequent determinations.

Report of the Audit Committee

          The audit committee has reviewed and discussed the audited consolidated financial statements of IDACORP, Inc. with management. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

          The audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.

          Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the board of directors that the IDACORP audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Richard J. Dahl, Chairman
Judith A. Johansen
Joan H. Smith
Thomas J. Wilford

RELATED PERSON TRANSACTION DISCLOSURE

Related Person Transactions Policy

          On March 15, 2007, our board of directors adopted a written related person transactions policy. The policy defines a related person transaction as one in which the amount exceeds $100,000 and excludes:

●	transactions available to all employees generally;

●	the purchase or sale of electric energy at rates fixed in conformity with law or governmental authority;

●	transactions involving compensation, employment agreements, or special supplemental benefits for directors or officers that are reviewed and approved by the compensation committee; and

●	transactions between or among companies within the IDACORP family.

The policy defines a “related person” as any:

●	officer, director, or director nominee of IDACORP or any subsidiary;

●	person known to be a greater than 5% beneficial owner of IDACORP voting securities;

●	immediate family member of the foregoing persons, or person (other than a tenant or employee) sharing the household of the foregoing persons; or

●	firm, corporation, or other entity in which any person named above is employed, is a partner or principal or in a similar position, or is a greater than 5% beneficial owner.

          The corporate governance committee administers the policy, which includes procedures to review related person transactions, approve related person transactions, and ratify unapproved transactions. The policy also specifically requires (i) prior corporate governance committee approval of proposed charitable contributions or pledges of charitable contributions in excess of $100,000 in any calendar year to a charitable or not-for-profit organization identified as a related person, except those nondiscretionary contributions made pursuant to our matching contribution program; and (ii) prior board approval of the hiring of immediate family members of directors and officers. The policy also requires approval of any material change in the terms of employment of an immediate family member, including compensation, in the event a person becomes a director or officer and the immediate family member is already an employee of our company. The board of directors may approve a proposed related person transaction after reviewing the information considered by the corporate governance committee and any additional information it deems necessary or desirable:

●	if it determines in good faith that the transaction is in, or is not inconsistent with, the best interests of our company and the shareholders; and

●	if the transaction is on terms comparable to those that could be obtained in an arm’s-length dealing with an unrelated third party.

Related Person Transactions in 2010

          Steven R. Keen has been vice president, finance and treasurer of IDACORP and Idaho Power Company since June 1, 2010, and was vice president and treasurer from June 1, 2006 to June 1, 2010. Prior to that time, Steven R. Keen was president of IDACORP Financial Services, an IDACORP subsidiary. Steven R. Keen is the brother of J. LaMont Keen, president and chief executive officer and a director of IDACORP and Idaho Power Company. For 2010, Steven R. Keen had a base salary of $221,000, received an incentive payment under our short-term incentive plan of $101,565, paid in 2011 for 2010, and received an award of (i) 1,004 time-vesting restricted shares with a three-year restricted period through December 31, 2012 and (ii) 2,007 performance shares at target with a three-year performance period through December 31, 2012. Steven R. Keen also received 1,317 shares of common stock and $5,136 in dividend equivalents paid in cash with respect to the 2007-2009 performance share awards that vested between the threshold and target payout levels on February 26, 2010. The board of directors approved all elements of Steven R. Keen’s 2010 compensation.

          In September 2006, the board of directors, acting upon a recommendation of the corporate governance committee, determined that director Richard G. Reiten had a material relationship with Idaho Power Company and no longer met the director independence criteria set forth in the applicable New York Stock Exchange listing standards and our corporate governance guidelines. In September 2006, Mr. Reiten’s son became president of Pacific Power, a division of PacifiCorp, which, with Idaho Power Company, owns the Jim Bridger power plant and coal mine located near Rock Springs, Wyoming. Idaho Power Company owns one-third of the power plant and mine, and PacifiCorp owns the other two-thirds. Mr. Reiten’s son was not affiliated with PacifiCorp prior to his selection as president of Pacific Power.

          Idaho Power Company funded $55.3 million in 2010 to PacifiCorp for its one-third share of the annual operating and capital costs for the Jim Bridger power plant. Idaho Power Company also purchased $72.4 million of coal from the coal mine in 2010, for its one-third share of coal delivered from the mine to the Jim Bridger power plant. In 2010, Idaho Power Company funded $34.6 million to the mine to cover its share of operating and capital costs and the mine distributed $39.3 million back to Idaho Power Company. In addition, Idaho Power Company purchases wholesale energy and transmission from PacifiCorp. In 2010, these expenses totaled $2.3 million. PacifiCorp also purchases energy and transmission from Idaho Power Company. In 2010, revenues from these sales totaled $18.4 million.

          On March 5, 2010, Idaho Power Company and PacifiCorp entered into a Memorandum of Understanding, or MOU, under which Idaho Power Company and PacifiCorp agreed to negotiate in good faith to reach agreement on arrangements pertaining to the sale by the parties to one another of an undivided ownership interest in certain transmission facilities, and joint development and construction of three transmission projects. The parties also agreed to negotiate in good faith to reach agreement on arrangements pertaining to interconnection of their respective systems; joint ownership, operation, and maintenance of parts of the systems; cost-sharing; capital improvements; and each party’s rights to specified transmission capacity on applicable transmission lines. The MOU may be terminated by either party at any time.

          In connection with the MOU, on April 30, 2010, Idaho Power Company entered into a Joint Purchase and Sale Agreement with PacifiCorp, pursuant to which Idaho Power Company agreed to sell to PacifiCorp a 59.0% interest in specified high-voltage transmission-related and interconnection equipment located at the Hemingway station south of Boise, Idaho, and PacifiCorp agreed to sell to Idaho Power Company a 20.8% interest in specified high-voltage transmission-related and interconnection equipment located at PacifiCorp’s Populus station in southeastern Idaho. Closing of the purchase and sale occurred on May 3, 2010. During 2010, Idaho Power Company paid to PacifiCorp $13.8 million in connection with the Joint Purchase and Sale Agreement for the Populus station and received $13.1 million from PacifiCorp for the Hemingway station. Idaho Power Company also received from PacifiCorp $7.5 million for the integration of the Populus station into Idaho Power Company’s transmission system. Idaho Power Company also received $6.7 million from PacifiCorp in connection with the sale of other transmission-related assets. The Hemingway and Populus stations are owned and operated in accordance with separate Joint Ownership and Operating Agreements, or Operating Agreements, each dated May 3, 2010. The Operating Agreements include terms relating to the obligations of Idaho Power Company and PacifiCorp as the operators of the Hemingway and Populus stations, respectively, including, among other items, construction of additional transmission and interconnection equipment at the stations, cost sharing, operation and maintenance, and interconnection and energizing of the transmission systems. During 2010, Idaho Power Company received payments totaling $0.6 million in connection with the Operating Agreements.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND FIVE PERCENT SHAREHOLDERS

          The table below sets forth the number of shares of our common stock beneficially owned on March 1, 2011, by our directors and nominees, by our named executive officers listed in the Summary Compensation Table, and by our directors and executive officers as a group. Under Securities and Exchange Commission rules, “beneficial ownership” for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options). The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, except as to the interests of spouses or as otherwise indicated.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Stock Options (2)	Percent of Class
Common Stock	C. Stephen Allred (3)	4,432	—	*
Common Stock	Richard J. Dahl (4)	8,117	—	*
Common Stock	Judith A. Johansen (5)	7,323	—	*
Common Stock	J. LaMont Keen (6)	192,809	44,000	*
Common Stock	Christine King	6,994	—	*
Common Stock	Gary G. Michael	18,365	3,000	*
Common Stock	Jan B. Packwood	12,554	—	*
Common Stock	Richard G. Reiten (7)	14,385	3,000	*
Common Stock	Joan H. Smith (8)	10,815	3,000	*
Common Stock	Robert A. Tinstman (9)	21,216	8,250	*
Common Stock	Thomas J. Wilford	13,893	3,000	*
Common Stock	Darrel T. Anderson	60,273	7,000	*
Common Stock	Rex Blackburn	18,150	—	*
Common Stock	Daniel B. Minor (10)	42,637	1,000	*
Common Stock	Lisa A. Grow	17,384	—	*
Common Stock	All directors and executive officers of IDACORP as a group (27 persons) (11)	638,436	90,440	1.29%

*	Less than 1%.

(1)
Includes shares of common stock subject to forfeiture and restrictions on transfer granted pursuant to the IDACORP Restricted Stock Plan or the IDACORP 2000 Long-Term Incentive and Compensation Plan. Also includes shares of common stock that the beneficial owner has the right to acquire within 60 days upon exercise of stock options.

(2)	Exercisable within 60 days of March 1, 2011 and included in the Amount and Nature of Beneficial Ownership column.
(3)	Includes 4,332 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board.
(4)	Mr. Dahl maintains a margin securities account at a brokerage firm, and the positions held in such margin account, which may from time to time include shares of common stock, are pledged as collateral security for the repayment of debt balances, if any, in the account. At March 1, 2011, Mr. Dahl held 3,725 shares of common stock in the margin account.
(5)	Includes 4,594 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board.
(6)
Mr. Keen disclaims all beneficial ownership of the 246 shares owned by his wife. These shares are not included in the table. Mr. Keen maintains margin securities accounts at brokerage firms, and the positions held in such margin accounts, which may from time to time include shares of common stock, are pledged as collateral security for the repayment of debt balances, if any, in the accounts. At March 1, 2011, Mr. Keen held 6,434 shares of common stock in these accounts.

(7)	Includes 4,594 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board.
(8)	Includes 4,594 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board.
(9)	Includes 4,594 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board.

(10)
Mr. Minor maintains a margin securities account at a brokerage firm, and the position held in such margin account, which may from time to time include shares of common stock, is pledged as collateral security for the repayment of debt balances, if any, in the account. At March 1, 2011, Mr. Minor held 8,652 shares of common stock in this account.

(11)	Includes 34,315 shares owned by three persons who are executive officers of Idaho Power Company but not IDACORP, of which 1,000 shares are represented by options to purchase common stock.

          Except as indicated above, all directors and executive officers have sole voting and investment power for the shares held by them, including shares they own through the Idaho Power Company Employee Savings Plan and our Dividend Reinvestment and Stock Purchase Plan.

          The table below sets forth certain information with respect to each person we know to be the beneficial owner of more than five percent of our common stock as of March 1, 2011.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	First Eagle Investment Management, LLC	4,511,662	(1)	9.12%
	1345 Avenue of the Americas
	New York, NY 10105
Common Stock	BlackRock, Inc.	3,482,888	(2)	7.04%
	40 East 52nd Street
	New York, NY 10022
Common Stock	The Vanguard Group, Inc.	2,600,542	(3)	5.26%
	100 Vanguard Blvd.
	Malvern, PA 19355

(1)
Based on a Schedule 13G/A filed on February 10, 2011 by First Eagle Investment Management, LLC (formerly known as Arnhold and S. Bleichroeder Advisers, LLC). First Eagle Investment Management, LLC reported sole voting power as to 4,402,852 shares and sole dispositive power with respect to 4,511,662 shares. The First Eagle Global Fund, a registered investment company for which First Eagle Investment Management, LLC acts as investment advisor, may be deemed to beneficially own 4,117,660 of such shares.

(2)
Based on a Schedule 13G/A filed on February 2, 2011 by BlackRock, Inc. BlackRock, Inc. reported sole voting and dispositive power with respect to 3,482,888 shares as the parent holding company or control person of BlackRock Japan Co. Ltd.; BlackRock Institutional Trust Company, N.A.; BlackRock Fund Advisors; BlackRock Asset Management Australia Limited; BlackRock Advisors, LLC; BlackRock Investment Management, LLC; and BlackRock International Limited.

(3)
Based on a Schedule 13G filed on February 10, 2011 by The Vanguard Group, Inc. The Vanguard Group, Inc. reported sole voting power as to 75,470 shares, sole dispositive power as to 2,525,072 shares, and shared dispositive power as to 75,470 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 75,740 shares as a result of its serving as the investment manager of collective trust account, and directs the voting of those shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Our directors, executive officers, and greater-than-10% shareholders are required by Securities and Exchange Commission rules to furnish us with copies of all Section 16(a) reports that they file. We file Section 16(a) reports on behalf of our directors and executive officers to report their initial and subsequent changes in beneficial ownership of our common stock. To our knowledge, based solely on a review of the reports we filed on behalf of our directors and executive officers and written representations from these persons that no other reports were required and all Section 16(a) reports were provided to us, all Section 16(a) filing requirements applicable to our directors and executive officers were complied with for 2010.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

          The following Compensation Discussion and Analysis contains statements regarding future corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

EXECUTIVE SUMMARY

Overview

          Our review of executive compensation in this Compensation Discussion and Analysis begins with an overview of our 2010 performance and related executive-level compensation, followed by a description of our overall executive compensation philosophy and policy, which are the general principles that guide our executive compensation decisions. We then describe the process that our compensation committee uses to set executive compensation. Finally, we explain how the compensation committee applied its compensation process to establish each named executive officer’s, or NEO’s, level of compensation for 2010. Our NEOs for 2010 were:

●	J. LaMont Keen, president and chief executive officer of IDACORP and Idaho Power Company;

●	Darrel T. Anderson, executive vice president – administrative services and chief financial officer of IDACORP and Idaho Power Company;

●	Daniel B. Minor, executive vice president of IDACORP and executive vice president – operations of Idaho Power Company;

●	Rex Blackburn, senior vice president and general counsel of IDACORP and Idaho Power Company; and

●	Lisa A. Grow, senior vice president – power supply of Idaho Power Company.

          We believe in a model of pay-for-performance. Our executive compensation program is designed to align the interests of senior management with our shareholders and other stakeholders by tying a significant portion of compensation to our company’s performance as measured relative to a variety of predetermined factors during the applicable performance period. As an executive’s level of responsibility within our organization increases, so does the percentage of total compensation that we link to performance, which we believe aligns the interests of our executives who have the highest level of decision-making authority and policy-making functions with the interests of our shareholders and customers. The discussion that follows in this executive summary is intended to highlight some of the key compensation disclosures discussed in more detail in this Compensation Discussion and Analysis.

Our 2010 Performance and NEO Compensation

          We designed our 2010 executive compensation to provide sufficient fixed compensation, in the form of base salary, to promote retention of our executives, and to provide at-risk incentive compensation, in the form of short-term and long-term incentive compensation, to help ensure a focus on operational and financial performance for the benefit of our company and our shareholders. We established each individual executive’s 2010 base salary and short-term and long-term incentive opportunity based on the market compensation for each executive’s position and the executive’s experience and performance level in that position. Set forth below is a summary of our NEO base salary, short-term incentive, and long-term incentive components and adjustments for 2010.

●
Base Salary – Base salary increases for 2010, relative to 2009 year-end base salaries, ranged between 0% and 14%, with the higher base salary increases intended to bring compensation amounts closer to competitive levels based on the respective NEO’s position.

●
Short-Term Incentive – Target award opportunities as a percentage of base salary for short-term incentive compensation remained the same as 2009 year-end levels for all of our NEOs. The 2010 short-term incentive opportunities ranged from 40% to 80% of base salary at target, and short-term incentive compensation comprised 19% to 25% of total target compensation.

●
Long-Term Incentive – For long-term incentive compensation, the target award opportunities as a percentage of base salary remained the same as 2009 year-end levels for all of our NEOs, other than Mr. Minor and Ms. Grow. Mr. Minor’s target award opportunity increased from 70% of base salary to 90% of base salary, and Ms. Grow’s target award opportunity increased from 45% of base salary to 70% of base salary, as a result of their promotions to their current positions in 2009 and the compensation committee’s positive evaluation of their performances. Target long-term incentive compensation for 2010 for all NEOs ranged from 70% to 135% of base salary and comprised 33% to 43% of total target compensation, reflecting our emphasis on long-term compensation and our philosophy of motivating our officers to achieve performance goals designed to benefit our shareholders.

          Under our pay for performance model of executive compensation, our executives’ annual compensation levels can vary considerably depending on our company’s operational and financial performance. For years of above-normal performance, our executives receive greater levels of compensation, and in years of lower performance, incentive compensation will decline. The year 2010 was a successful one for our company in a number of ways, and this resulted in above-target payouts to executives under our short-term and long-term incentive plans. More specifically, our 2010 short-term incentive plan combined results were approximately 153% of target-level performance, and our 2008-2010 long-term incentive plan combined results were approximately 136% of target-level performance. The performance goals and performance levels for our short-term incentive plan were customer satisfaction (between threshold and target), network reliability (above maximum), and net income adjusted for specified tax-related items (between target and maximum). The performance goals and performance levels for our long-term incentive plan were cumulative earnings per share (above maximum) and relative total shareholder return (between target and maximum). We believe that tying executive compensation to these key performance goals represents an effective pay for performance compensation plan that benefits our company and our shareholders.

Summary of Key Compensation Policy and Plan Changes Impacting 2010

          The compensation committee regularly evaluates and calibrates the compensation programs for our executive officers to confirm that pay programs relate to the specific strategies and performance drivers of the company. During 2010, the compensation committee’s evaluation of our compensation programs resulted in the following notable changes to our compensation practices and plans:

●
To be in line with the growing trend toward double-trigger change in control agreements and away from related tax gross-up provisions, the compensation committee approved a new form of double-trigger change in control agreement to be entered into for any new officers after March 17, 2010. The new form of agreement does not include the provision in the prior agreement that allows the executive to terminate employment for any reason during the first month following the one-year anniversary of the change in control (what we refer to as the “13th-month trigger”) and receive a lesser payout, and does not include any tax gross-up provisions. See the discussion below in the section entitled Change in Control Agreements.

●	In November 2010, the compensation committee and board of directors approved amendments to the IDACORP 2000 Long-Term Incentive and Compensation Plan to provide that:

–	the following types of shares would not be added to shares available for future grants under the plan:

(a) shares that were subject to a stock-settled stock appreciation right and not issued upon the net settlement or net exercise of the stock appreciation right; (b) shares tendered to our company to pay the exercise price of a stock option; or (c) shares tendered to or withheld by our company to pay the withholding taxes with respect to any award; and

–	other than in connection with certain forms of restructurings or changes in control, shareholder approval is required prior to re-pricing of outstanding stock options or stock appreciation rights.

●
At the annual meeting of shareholders held on May 20, 2010, the shareholders approved the amended IDACORP Executive Incentive Plan and re-approved the material terms of the performance goals under the IDACORP 2000 Long-Term Incentive and Compensation Plan to permit awards granted under the plans to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

OUR COMPENSATION PHILOSOPHY AND POLICY

Compensation Policy

          Compensation decisions for our executive officers, including our NEOs, are made in the context of our overall compensation philosophy. Our executive compensation philosophy is to provide balanced and competitive compensation to our executive officers to:

●	ensure that we are able to attract and retain high-quality executive officers; and

●
motivate our executive officers to achieve performance goals that will benefit our shareholders and customers and contribute to the long-term success and stability of our business without excessive risk-taking.

          Our board of directors adopted a formal executive compensation policy on January 18, 2007, upon the recommendation of the compensation committee. The compensation committee reviews the policy annually, and it was most recently updated by the board on January 20, 2011. The policy includes the following compensation-related objectives:

●	manage officer compensation as an investment with the expectation that officers will contribute to our overall success;

●	recognize officers for their demonstrated ability to perform their responsibilities and create long-term shareholder value;

●	be competitive with respect to those companies in the markets in which we compete to attract and retain the qualified executives necessary for long-term success;

●	be fair from an internal pay equity perspective;

●
ensure effective utilization and development of talent by working in concert with other management processes, such as performance appraisal, management succession planning, and management development; and

●	balance total compensation with our ability to pay.

          The policy also prohibits executive officers from hedging their ownership of company common stock. An executive officer may not enter into transactions that allow the officer to benefit from devaluation of our stock or be the technical legal owner of our stock without the full benefits and risks of such ownership. The forms of prohibited hedging strategies include, among others, zero-cost collars, equity swaps, straddles, prepaid variable forward contracts, and security futures contracts.

Components of Executive Compensation

Total compensation for our executive officers has the following components:

●
Base salary – Base salary is the foundational component of executive officer compensation and consists of fixed cash salary. We pay base salaries in order to provide our executive officers with sufficient regularly paid income and to secure officers with the knowledge, skills, and abilities necessary to successfully execute their job duties and responsibilities. Base salary is not based on or adjusted pursuant to corporate performance goals but rather is based on or adjusted pursuant to a series of factors related to the officer’s position, experience, and individual performance;

●	Bonus – We may grant bonuses to recognize executive officers for special achievements;

●	Incentive compensation – We pay incentive compensation to motivate executive officers to achieve performance goals that will benefit our shareholders and customers, with the following components:

–
Short-term incentive compensation – Short-term incentive compensation is intended to encourage and reward short-term performance and is based on performance goals achievable annually. We award executive officers the opportunity to earn short-term incentives in order to be competitive from a total compensation standpoint and to ensure focus on annual financial, operational, and/or customer service goals. The award opportunities vary by position based on a percentage of base salary with awards paid in cash, and

–
Long-term incentive compensation – Long-term incentive compensation is intended to encourage and reward long-term performance and promote retention and is based on performance goals achievable over a period of years. We grant executive officers the opportunity to earn long-term compensation in order to be competitive from a total compensation standpoint, to ensure focus on long-term financial goals, to develop and retain a strong management team through share ownership, to recognize future performance, and to maximize shareholder value by aligning executive interests with shareholder interests. The award opportunities vary by position based on a percentage of base salary with awards paid in common stock;

●
Retirement benefit plans – We provide executive officers with income for their retirement through qualified and nonqualified defined benefit pension plans. We believe these retirement benefits encourage our employees to make long-term commitments to our company and serve as an important retention tool because benefits under our pension plan increase with an employee’s period of service and earnings and are not portable; and

●
Limited other benefits – Other benefits include our 401(k) match, an Executive Deferred Compensation Plan, and limited perquisites, as more fully described below. We believe these other benefits are important in recruiting and retaining executive talent.

Perquisites

          The compensation committee views perquisites as one element of our executive compensation program designed to attract, retain, and reward our executive officers. Perquisites available to executive officers are described below. The compensation committee believes that providing these limited perquisites is a relatively inexpensive way to enhance the competitiveness of the executive officers’ compensation packages and that each perquisite represents a cost-effective investment in executive performance. We have historically provided each of these perquisites and continue to provide them to facilitate and enhance our executive officers’ service to the company. The compensation committee’s decisions regarding perquisites did not affect any other decisions the committee made with respect to other elements of compensation.

●
Dining club membership – We provide this benefit to promote positive relations between our executive officers and other business leaders in the community and to encourage our executive officers to participate in business and civic activities within our service territory to promote our business and goodwill. The aggregate amount of dues for the three NEOs who received this benefit in 2010 was approximately $6,300.

●
Annual executive officer physical examination – We provide this benefit to encourage the proactive management of our executive officers’ health, to provide an opportunity for early diagnosis and management of health issues and promote the executive officers’ productivity and continued service to the company. We expended no monies for this benefit in 2010.

●
Relocation assistance – We offer relocation assistance to supervisors, managers, and executive officers who are required to move for job-related reasons from one location to another. We pay reasonable and customary costs of transporting the officer’s household goods and expenses for packing and unpacking. We also offer assistance in selling or purchasing the officer’s home. A moving allowance may also be available for other expenses related to the move. Our relocation benefit facilitates the relocation of our executive officers from one business location to another to meet our management needs throughout our service territory. There were no payments to our NEOs for relocation assistance in 2010.

●
Family travel with an executive officer who is traveling for business purposes – Our executive family travel practice allows an executive officer’s spouse or other family member to accompany the officer for business travel on the company airplane if space permits. This practice is intended to facilitate executive business travel at minimal additional cost to the company. No family members traveled with an NEO at the company’s expense in 2010.

Impact of Tax and Accounting Treatment

          The compensation committee may consider the impact of tax and/or accounting treatment in determining compensation, but we may pay compensation to our executive officers that is not deductible. Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation paid to certain officers that we may deduct as a business expense in any tax year unless, among other things, the compensation qualifies as performance-based compensation, as that term is used in Section 162(m). Generally, stock options, performance shares, and short-term incentive awards are structured to be deductible for purposes of Section 162(m); time-vesting restricted stock awards are not. At the annual meeting of shareholders held on May 20, 2010, the shareholders approved the amended IDACORP Executive Incentive Plan and re-approved the material terms of the performance goals under the IDACORP 2000 Long-Term Incentive and Compensation Plan to permit awards granted under the plans to qualify as performance-based compensation under Section 162(m).

          Section 409A of the Internal Revenue Code imposes additional income taxes for certain types of deferred compensation if the deferral does not comply with Section 409A. We administer our compensation plans and arrangements affected by Section 409A with the objective of not triggering any additional income taxes under Section 409A.

Compensation Risk

          We believe that our mix of compensation elements and the design features of our plans described in this Compensation Discussion and Analysis help to ensure that our executive officers focus on the long-term best interests of our company and its shareholders, with appropriate incentives to avoid taking excessive risks in pursuit of unsustainable short-term results. As of the date of this proxy statement, we do not have a formal compensation recovery policy, often referred to as a “clawback” policy. However, the compensation committee will adopt such a policy once the final rules relating to such policies are decided upon and issued pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

ROLE OF OUR COMPENSATION COMMITTEE,
COMPENSATION CONSULTANT, AND MANAGEMENT IN SETTING COMPENSATION

          Our compensation committee, the compensation consultant, and our management all participate in the process of setting executive compensation, as described below.

Compensation Committee

          The compensation committee of the board of directors has primary responsibility for determining the compensation provided to our executive officers. The compensation committee receives information and advice from its compensation consultant and from management and makes a determination of executive officer compensation, which the committee then recommends to the board for approval.

Compensation Consultant

          The compensation committee retained Towers Watson in 2009 for advice regarding executive officer compensation for 2010. Towers Watson is a nationally recognized consulting firm with extensive experience in the area of executive compensation. The consulting firm closely monitors executive compensation practices and trends and maintains an extensive executive compensation private survey database covering general industry and the energy industry in particular. The service provided by Towers Watson to the compensation committee regarding 2010 compensation is more fully discussed below in the section entitled Market Compensation Analysis.

Company Management

          Our executive officers are also involved in the process of reviewing executive compensation, and our president and chief executive officer, our executive vice president – administrative services and chief financial officer, our vice president – human resources, and our corporate secretary regularly attend compensation committee meetings. The president and chief executive officer and the executive and senior vice presidents review and comment on the market compensation data provided by our human resources department, including the makeup of market comparison groups and the description of comparable officer positions. The president and chief executive officer and the executive and senior vice presidents utilize the competitive market data, along with other factors related to an executive officer’s position, experience, and individual performance, to develop proposed compensation levels for those executive vice presidents, senior vice presidents, or vice presidents that report to them. Our executive officers also review and recommend performance goals and goal weightings for our short-term and long-term incentive plans. Our executive vice president – administrative services and chief financial officer presents these compensation proposals to the compensation committee, which reviews and may modify the proposals before approving them.

OUR PROCESS FOR SETTING EXECUTIVE COMPENSATION

The key steps our compensation committee follows in setting executive compensation are to:

●	review the components of executive compensation, including base salary, bonus, short-term incentive compensation, long-term incentive compensation, retirement benefits, and other benefits;

●	analyze executive compensation market data to ensure competitive compensation;

●	review total compensation structure and allocation of compensation; and

●	review executive officer performance, responsibility, and experience to determine individual compensation levels.

Market Compensation Analysis

          In September 2009, our human resources department worked with Towers Watson to prepare a market compensation analysis to assist the compensation committee in establishing 2010 executive officer compensation levels. The market compensation analysis provides a market compensation range for each of our executive officer positions for base salary, short-term incentive compensation, and long-term incentive compensation, and for combinations of these three elements, based on compensation data drawn for officers in similar positions at peer group companies in similar circumstances. The market compensation information is important because it provides an indication of what levels of compensation are needed to allow us to remain competitive with other companies in attracting and retaining executive officers.

          The compensation committee uses the market compensation ranges for each executive officer position as an important guide for setting executive compensation. More specifically, the market midpoint for each executive officer position provides an effective starting point for evaluating the proper level of compensation for the officer occupying that position. Executive officers who have less experience and responsibility in their positions will tend to be placed below the market midpoint for their positions, while executive officers with higher levels of experience, responsibility, and performance will tend to be placed at or above the market midpoint for their positions. The compensation committee uses its judgment in assessing experience, responsibility, and performance and determining whether and where an executive officer’s compensation should align relative to the market midpoint.

          The two sources of market compensation information used to prepare the market compensation analysis for our 2010 executive officer compensation were:

●
Towers Perrin’s (now Towers Watson) 2009 annual private nationwide survey of corporate executive compensation, with the compensation figures increased by 3% to reflect projected compensation at January 1, 2010; and

●	2009 public proxy statement compensation data from designated peer group companies.

Private Survey Compensation Data

          Following is a breakdown of Towers Watson’s 2009 private survey data used in our market compensation analysis (see Appendix B to this proxy statement for the names of the companies included in the survey data):

Survey*	Annual Revenues Less Than $1 Billion			Annual Revenues Between $1 Billion and $3 Billion
	Number of Companies Participating (#)	Average Market Capitalization ($)	Number of Publicly Traded Companies (#)	Number of Companies Participating (#)	Average Market Capitalization ($)	Number of Publicly Traded Companies (#)
Executive Compensation Database
	39	1.0 billion	25	125	2.2 billion	88

Energy Services Industry Executive Compensation Database
	20	0.8 billion	5	21	1.4 billion	14

*
The information in the table is based solely on information provided by the publishers of the surveys and is not deemed filed or a part of this Compensation Discussion and Analysis for certification purposes.

          Our annual revenues were approximately $960 million for 2008 and approximately $1 billion for each of 2009 and 2010, which places us near the $1 billion revenue division point between the two survey groups indicated above. As we discuss below, we believe that our revenues tend to be lower as compared with other companies of similar size and complexity, due to our low electricity prices.

          For purposes of determining 2010 compensation, the survey groups were divided into an energy industry comparison group, a general industry comparison group, and a blended comparison group weighted 80% for energy companies and 20% for general industry companies. The compensation committee used the energy comparison group as the market benchmark for our utility-based executive officer positions, which include our executive vice president – operations and senior vice president – power supply. The compensation committee used the blended comparison group as the market benchmark for our broader market executive officer positions, which include our chief executive officer, executive vice president – administrative services and chief financial officer, and senior vice president and general counsel. The market comparison showed, among other items, the 50th percentile of market compensation for each executive officer position.

          Based on a recommendation from Towers Watson, our human resources department has historically, and for 2010, established and recommended to the compensation committee a competitive range of target direct compensation for each executive officer position. For 2010, the range was 85% to 115% of the market midpoint (the 50th percentile of the comparison group data) for the respective position. Our executive officer compensation typically will fall within the 85% to 115% of midpoint range, but we may set compensation levels above or below this range depending on the experience, responsibility, and performance of the particular executive officer.

          Public Proxy Compensation Data

          Our second source of market compensation data comes from the public proxy statements of our designated peer group companies. Our management and the compensation committee worked together in developing and approving two peer groups of companies consisting of a regional general industry peer group of 12 companies and a national energy industry peer group of 11 companies, which were the same companies used for the prior year, except for two companies (Getty Images Inc. and Puget Energy Inc.) that were acquired by others and were no longer included. The regional general industry peer group companies were:

Avista Corp.	Nu Skin Enterprises Inc.
Coldwater Creek Inc.	Plum Creek Timber Co. Inc.
Columbia Sportswear Co.	Portland General Electric
Micron Technology Inc.	Questar Corp.
Nautilus Inc.	Schnitzer Steel Industries Inc.
Northwest Natural Gas Co.	Sky West Inc.

          The national energy industry peer group companies were:

Avista Corp.	PNM Resources Inc.
Cleco Corp.	Portland General Electric
DPL Inc.	NV Energy
El Paso Electric Co.	UniSource Energy Corp
Empire District Electric Co.	Westar Energy Inc.
Great Plains Energy Inc.

          While we have lower revenues than a number of the peer group companies, this reflects the fact that our electricity prices are among the lowest in the nation. The compensation committee believes that our low electricity prices do not reduce the size or complexity of our business and that our peer groups are appropriate for executive officer compensation comparison purposes. Our assets are above the average of the two peer groups, and our market capitalization is similar in size to the peer group averages.

          We use the Edison Electric Institute 100 Electric Utilities Index for our performance graph peer group to measure IDACORP’s overall financial performance. While the peer groups above are different from the Edison Electric Institute 100 Electric Utilities Index, the compensation committee believes these smaller, more focused groups are representative of our size, complexity, and diversity and are appropriate for compensation comparison purposes.

          While the Towers Watson private survey data applies to all of our executive officer positions, the public proxy compensation data is limited to the named executive officer positions of the peer group companies reviewed. Accordingly, our use of public proxy compensation data in the market compensation analysis is focused primarily on our NEOs. Under the market compensation analysis, our human resources department identified comparable executive officer positions within the public proxy peer group companies and developed compensation tables showing what the comparable executive officers receive for base salary, short-term incentive compensation, long-term incentive compensation, and combinations of these elements. Our human resources department then compared our current executive officer compensation with the executive officer compensation from the public proxy peer groups.

          Because the public proxy compensation data is not nearly as broad or detailed as the Towers Watson private survey data, the compensation committee utilized the public proxy compensation data as a secondary data source to provide general confirmation for our chief executive officer, executive vice president – administrative services and chief financial officer, and senior vice president and general counsel compensation levels. The compensation committee’s primary information source in setting compensation is Towers Watson’s more comprehensive private survey data.

Total Compensation Structure

          Each year the compensation committee reviews the total compensation structure for each NEO. This review allows the compensation committee to consider all elements of executive compensation as part of the compensation setting process. As in prior years, the compensation committee began this process for 2010 executive compensation with a review of the compensation elements set forth in the Summary Compensation Table from the previous year’s proxy statement (or comparable data where an executive was not an NEO in prior years): base salary, bonus, stock awards, option awards, short-term incentive awards, changes in pension value, and all other compensation. This breakdown includes actual compensation levels for the prior two years and the proposed compensation levels for the upcoming year. The compensation committee used this information to get a “snapshot” view of each NEO’s proposed compensation as well as historical compensation.

          In addition, the compensation committee reviewed the potential termination and change in control payments that the NEOs would be entitled to under the short-term and long-term incentive plans and post-termination arrangements. The compensation committee also reviewed an internal pay equity analysis performed in February 2010, which showed the following ratios:

Officer Comparison	Internal Pay Ratio
Chief executive officer to executive and senior vice presidents	2.93	x
Chief executive officer to senior managers	11.12	x

          The snapshot look and the review of our executive officers’ levels of historical compensation, potential termination and retirement benefits, internal equity, and IDACORP stock ownership help the compensation committee determine whether any element or level is so high or low that the compensation committee should adjust an executive officer’s direct compensation. Based on this review, the compensation committee determined that no adjustment was needed to proposed executive compensation levels for 2010. In making this determination, the compensation committee exercised its subjective judgment and did not rely on specific information resources.

Allocation of Compensation

          Our executive compensation policy currently provides that cash compensation (including base salary and short-term incentive payments) at target for all of our executive officers should range from 55% to 80% of total target compensation. In addition, the policy provides that the short-term incentive compensation target varies by position and should range from 15% to 25% of an executive officer’s total target compensation. The policy also provides that long-term incentive compensation (consisting of two-thirds performance shares and one-third time-vesting restricted stock) at target for our executive officers should range from 20% to 50% of total target compensation. The higher the executive officer’s position, the greater the emphasis on long-term results and, therefore, on equity-based compensation. We believe this structure provides the appropriate balance between at-risk compensation tied to executive performance and guaranteed compensation that promotes executive retention.

          The compensation committee believes incentive compensation (including short-term and long-term compensation) comprising 35% to 75% of total target compensation is appropriate because:

●	our executive officers, including our NEOs, are in positions to drive, and therefore bear high levels of responsibility for, our corporate performance;

●	incentive compensation is at risk and dependent upon our performance; and

●
making a significant amount of our executive officers’ (including our NEOs’) target compensation contingent upon results that are beneficial to shareholders helps ensure focus on the goals that are aligned with our overall strategy.

          The following table shows the actual allocation of total 2010 direct target compensation for our NEOs among the individual components of base salary, short-term incentive compensation, and long-term incentive compensation:

Executive	Base Salary as a % of Total Target Compensation	Short-Term Incentive as a % of Total Target Compensation	Long-Term Incentive as a % of Total Target Compensation
Mr. Keen	32	25	43
Mr. Anderson	42	21	37
Mr. Minor	42	21	37
Mr. Blackburn	48	19	33
Ms. Grow	48	19	33

          The compensation committee believes that our executive compensation structure is well balanced in addressing our compensation objectives. In particular, base salary and severance/retirement benefits provide competitive income security for our executives, and short-term and long-term incentive awards provide additional compensation opportunities for outstanding performance. Our short-term and long-term incentive awards also provide motivation to our executive officers to achieve our operational and financial goals.

          The compensation committee also believes that our executive compensation structure is meeting our fundamental compensation objectives of attracting and retaining qualified executives and motivating those executives to achieve key performance goals for the benefit of our customers and shareholders. We have been able to retain qualified executive officers from within our organization, in the case of Messrs. Keen and Minor and Ms. Grow, and to attract qualified executive officers from outside our organization, such as Messrs. Anderson and Blackburn. Retaining these officers over the long term has helped us to establish a cohesive executive team.

Executive Officer Evaluation

          As noted above, after the compensation committee reviews the market compensation data and has considered the structure and proper allocation of compensation, it reviews each executive officer’s level of experience, responsibility, and performance to determine what the executive officer’s compensation should be relative to the market range.

          For the chief executive officer review, each of our directors completes an annual written evaluation, which addresses strengths, achievements, opportunities for improvement, and other attributes of the chief executive officer’s performance. This evaluation covers the following fourteen executive attributes categorized under strategic capability, leadership, and performance:

Strategic Capability	Leadership	Performance

Vision – builds and articulates a shared vision	Character – committed to personal and business values and serves as a trusted example	Financial – financial performance meets or exceeds plan and is competitive relative to industry peers

Strategy – develops a sound, long-term strategy	Temperament – emotionally stable and mature in the use of power	Leadership – dynamic, decisive, strong confidence in self and others; demonstrates personal sacrifice, determination, and courage

Implementation – ensures successful implementation; makes timely adjustments when external conditions change	Insight – understands own strengths and weaknesses and is sensitive to the needs of others	Relationships – builds and maintains relationships with key stakeholders

	Courage – handles adversity and makes the tough calls when necessary	Operational – establishes performance standards and clearly defines expectations

	Charisma – paints an exciting picture of change; sets the pace of change and orchestrates it well	Succession – develops and enables a talented team

Compliance – establishes strong auditing and internal controls and fosters a culture of ethical behavior

          For other executive officer reviews, the chief executive officer provides a thorough evaluation of each executive officer’s accomplishments during the year and overall performance under the following categories:

          ● financial strength;

          ● operational excellence;

          ● customer satisfaction; and

          ● safe, engaged, and effective employees.

          In addition, each executive officer, including the chief executive officer, is evaluated against the following eight competencies:

          ● establishing strategic direction;

          ● building organizational talent;

          ● customer orientation;

          ● operational decision making;

          ● business acumen;

          ● leadership;

          ● developing strategic relationships; and

          ● driving for results.

2010 NAMED EXECUTIVE OFFICER COMPENSATION

          The compensation committee followed the compensation policies and procedures described above in determining 2010 compensation amounts for our NEOs. Following is a summary of the performance assessments that were conducted for each of our NEOs in connection with establishing NEO compensation levels for 2010.

Executive Officer Performance Assessments and Impact on 2010 Compensation

          Chief Executive Officer Performance Assessment

          Our board of directors and compensation committee follow a thorough annual process for evaluating chief executive officer performance. The evaluation process begins with the chief executive officer’s completing a self-evaluation assessment of his performance for the current year. The board reviews this assessment and completes its own chief executive officer evaluation survey, which rates the chief executive officer’s performance for the year under the categories noted above. The compensation committee then reviews the board’s chief executive officer evaluation survey as part of the process of establishing the chief executive officer’s direct compensation for the upcoming year.

          The board of directors and compensation committee provided positive reviews of Mr. Keen’s performance as president and chief executive officer in 2009. The board and compensation committee found that Mr. Keen provided strong leadership during a difficult economic downturn in Idaho Power Company’s service territory. IDACORP’s consolidated net income increased significantly for the year, up from $98.4 million in 2008 to $124.4 million in 2009. Idaho Power Company also achieved key regulatory objectives in 2009, led by the 2010 rate settlement agreement with the Idaho Public Utilities Commission, or IPUC, and the issuance by the IPUC of a certificate of public convenience and necessity for Idaho Power Company’s Langley Gulch combined-cycle combustion turbine power plant project.

          Based on Mr. Keen’s strong performance in 2009, and his increased level of experience in the president and chief executive officer position, the compensation committee and board of directors approved a 3.3% increase in Mr. Keen’s base salary for 2010 ($600,000 to $620,000). No changes were made to Mr. Keen’s annual incentive award percentage (80% of base salary at target) or long-term target incentive award percentage (135% of base salary at target). Mr. Keen’s total target direct compensation for 2010 was 108% of the market midpoint for his position.

          Performance Assessments for Other NEOs

          The compensation committee also reviewed 2009 performance assessments for our other NEOs. The performance assessments were presented to the compensation committee by Mr. Keen, and included ratings under the eight established executive competencies described above. The performance assessments also included the individual goals and accomplishments for each executive NEO during 2009.

          Mr. Anderson. Mr. Anderson’s performance assessment for 2009 identified a number of accomplishments for the year as executive vice president – administrative services and chief financial officer, such as his successful oversight of Idaho Power Company’s operations and maintenance and capital budgets for the year, his leadership in maintaining Idaho Power Company’s financial stability at a time of severe market volatility, effectively overseeing a number of administrative services department initiatives, presenting effective testimony at key IPUC hearings, and assuming a leadership role among northwest region utilities. Based on Mr. Anderson’s positive performance in 2009, and his promotion in October 2009 from senior vice president to executive vice president – administrative services and chief financial officer without any corresponding increase in compensation, the compensation committee recommended a 7.4% increase in Mr. Anderson’s 2010 base salary ($340,000 to $365,000), with no change in annual incentive award percentage (50% of base salary at target) or long-term incentive award percentage (90% of base salary at target). Mr. Anderson’s new base salary for 2010 was 99% of the market midpoint for his position and his total target direct compensation for 2010 was 102% of the market midpoint for his position.

          Mr. Minor. Mr. Minor was promoted from the position of senior vice president – delivery to executive vice president, IDACORP and executive vice president – operations, Idaho Power Company, in October 2009. Under his new position, Mr. Minor oversees our customer operations, delivery engineering and operations, and power supply business units. Mr. Minor’s accomplishments during 2009 included an effective transition to his new operations leadership position, leading our continued progress on the construction of the Langley Gulch project and the development of our 500kV transmission line projects, leading the successful introduction of the dispatchable irrigation load program, and overseeing the process of adjusting our operations during the economic downturn. Based on Mr. Minor’s continued strong performance in his new position, the compensation committee recommended no change in base salary ($340,000) or annual incentive award percentage (50% of base salary at target), as both were increased at the time of his promotion in October 2009, but recommended an increase to his long-term incentive award percentage for 2010 (from 70% of base salary to 90% of base salary at target), bringing his long-term incentive compensation in line with his base salary and short-term incentive compensation increases for the executive vice president – operations position. Mr. Minor’s new target long-term incentive award for 2010 was 91% of the market midpoint for his position and his total target direct compensation for 2010 was 86% of the market midpoint for his position.

          Mr. Blackburn. Mr. Blackburn accomplished a successful transition in 2009 to the position of senior vice president and general counsel, following his appointment to the position in April 2009. Mr. Blackburn’s achievements for 2009 included significantly reducing legal department expenses for the year, effectively managing legal support for Idaho Power Company water rights and hydroelectric relicensing efforts, assisting with the implementation of the new centralized contracting process, and actively and effectively overseeing litigation matters. Based on Mr. Blackburn’s positive performance in 2009, his additional experience in the senior vice president and general counsel position, and the compensation committee’s desire to bring his salary closer to the target market midpoint for his position, for 2010 the compensation committee recommended and the board of directors approved a 14% increase in Mr. Blackburn’s annual base salary ($215,000 to $245,000), with no change in annual incentive award percentage (40% of base salary at target) or long-term incentive award percentage (70% of base salary at target). Mr. Blackburn’s new base salary for 2010 was 87% of the market midpoint for his position and his total target direct compensation for 2010 was 87% of the market midpoint for his position.

          Ms. Grow. Ms. Grow also made an effective transition in 2009 to the position of senior vice president – power supply, following her appointment to the position in October 2009. Ms. Grow assumed responsibility for all power supply business unit initiatives, including the Langley Gulch project and hydroelectric relicensing. Ms. Grow exhibited a detailed knowledge of our power supply business based on her prior roles in the department, and served as an effective spokesperson regarding power supply issues locally and within the northwest region. Based on Ms. Grow’s positive transition and performance in her new position, the compensation committee recommended no change in base salary ($220,000) or annual incentive percentage (40% of base salary at target), as both were increased at the time of her promotion in October 2009, but recommended an increase in her long-term incentive award percentage for 2010 (from 45% of base salary to 70% of base salary at target), bringing her long-term incentive compensation in line with her base salary and short-term incentive compensation increases for the senior vice president – power supply position. Ms. Grow’s new target long-term incentive award for 2010 was 86% of the market midpoint for her position and her total target direct compensation for 2010 was 84% of the market midpoint for her position.

2010 Target Direct Compensation

          The table below sets forth the total target direct compensation package that the compensation committee recommended, and the board approved, for each NEO for 2010.

					Total Estimated 2010 Cash Compensation (Base Salary Plus Short- Term Incentive at Target) ($)	Total Estimated 2010 Direct Compensation (Base Salary Plus Short- Term Incentive and Long-Term Incentive at Target) ($)

	2010 Base Salary ($)	2010 Short-Term Incentive (Target - % of Base Salary) (%)	2010 Long-Term Incentive (Target - % of Base Salary)
Executive			Time - Vesting Restricted Stock (%)	Performance Shares (%)
Mr. Keen	620,000	80	45.0	90.0	1,116,000	1,953,000
Mr. Anderson	365,000	50	30.0	60.0	547,500	876,000
Mr. Minor	340,000	50	30.0	60.0	510,000	816,000
Mr. Blackburn	245,000	40	23.3	46.7	343,000	514,500
Ms. Grow	220,000	40	23.3	46.7	308,000	462,000

2010 Base Salary

          As discussed above, the compensation committee reviewed the base salary market data from the market compensation analysis, including a comparison of each NEO’s current base salary with the market midpoint for that position. As a component of determining appropriate 2010 compensation levels, the compensation committee also reviewed the 2009 performance reviews for each executive officer as discussed above. Based on its review and analysis of this information, in February 2010 the compensation committee recommended, and the board approved, the following NEO base salaries for 2010:

Executive	2010 Base Salary ($)	% Increase from 2009 Year-End Base Salary(1) (%)	2010 Market Midpoint Base Salaries(2) ($)	Executive Base Salary as % of Market Midpoint (%)
Mr. Keen	620,000	3.3	593,000	105
Mr. Anderson	365,000	7.4	370,000	99
Mr. Minor	340,000	0.0	394,000	86
Mr. Blackburn	245,000	14.0	281,000	87
Ms. Grow	220,000	0.0	275,000	80

(1)	Represents the increase relative to the amount of annual base salary in effect as of year-end 2009.
(2)
In determining the market midpoint, the compensation committee used the energy industry comparison group as the market benchmark for Mr. Minor and Ms. Grow, and the blended comparison group as the market benchmark for our other NEOs.

2010 Short-Term Incentive Awards

          Upon the recommendation and analysis of management, the compensation committee retained the same incentive goals and weightings for the 2010 short-term incentive awards to officers as were used in 2009, as set forth below. The compensation committee determined that operational goals of customer satisfaction and network reliability and the financial goal of IDACORP consolidated net income provide an accurate measure of the overall performance of our company for compensation purposes. The compensation committee further determined that the current weightings for each goal, set forth below, accurately reflect the importance of each goal to our business.

2010 Goal	2010 Weighting
Customer satisfaction	15%
Network reliability	15%
IDACORP 2010 consolidated net income	70%

          Included below is a more detailed description of the 2010 short-term incentive performance goals.

●
Customer Satisfaction Goal – The customer satisfaction goal focuses on our relationship with our customers and on serving our small and large general service customers. We measure customer satisfaction by quarterly surveys by an independent survey firm. The customer relationship index details our performance through the eyes of a customer and was based on a rolling four-quarter average for the period beginning January 1, 2010 through December 31, 2010. The survey data covered five specific performance qualities: overall satisfaction, quality, value, advocacy, and loyalty.

●
Network Reliability Goal – The network reliability goal is also intended to focus executive officers on our relationships with customers. We measure this goal by the number of interruptions greater than five minutes in duration experienced by our small and large general service customers. The goal also includes a cap of no more than 10% of small and large general service customers being subjected to more than six interruptions during the 2010 calendar year. If this cap is exceeded, no payout will be made.

●
Consolidated Net Income Goal – The IDACORP consolidated net income goal provides the most important overall measure of our financial performance, and thus the compensation committee gave it the greatest weighting. This goal aligns management and shareholder interests by motivating our executive officers to increase earnings for the benefit of shareholders. The IDACORP consolidated net income goal was modified for the 2010 short-term incentive awards. In the past, the consolidated net income goal was defined as net income as reported in the audited year-end financial statements, with target amounts as those amounts are reported after considering all applicable incentive amounts. For the 2010 short-term incentive awards, this definition was modified to limit the amount of IDACORP 2010 tax benefits that could be included in the calculation of 2010 IDACORP consolidated net income. More specifically, 100% of all 2010 net tax benefits up to $30 million would be included in the 2010 IDACORP consolidated net income goal, but only 25% of any net tax benefits above $30 million would be included. The tax benefits in question consisted of (1) changes in tax accounting for repairs and maintenance expenses, (2) any Internal Revenue Service methodology change with respect to uniform capitalization, and (3) accelerated amortization of accumulated deferred investment tax credits. The compensation committee’s decision to modify the 2010 IDACORP consolidated net income goal was based on the significant uncertainty regarding the amount of tax benefits IDACORP would receive in 2010. As a result of the change to the IDACORP net income definition for 2010, IDACORP’s reported net income of $142.8 million for 2010 was reduced to $139.5 million for short-term incentive compensation purposes under the new definition.

          After establishing the 2010 performance goals, the compensation committee set the specific performance targets for each goal, based on three levels of performance: threshold, target, and maximum. The table below shows the specific threshold, target, and maximum performance targets for each short-term incentive performance goal and the qualifying payout multiplier for each target (with interpolation for achievement between the levels specified). The table also shows the actual 2010 performance results for all three performance goals. The short-term executive incentive plan does not permit the payment of awards if there is no payment of awards under the employee incentive plan or if IDACORP does not have net income sufficient to pay dividends on its common stock.

2010 Short-Term Incentive Performance Goals

Performance Goals	Performance Levels		Qualifying Multiplier	2010 Actual Results
Customer Satisfaction –	Threshold	81.5%	7.5%
Customer Relations	Target	82.5%	15.0%	82.3%
Index Score	Maximum	84.0%	30.0%	(below target)
Network Reliability –	Threshold	< 2.4	7.5%
Number of	Target	< 2.0	15.0%	1.66
Outage Incidents	Maximum	< 1.7	30.0%	(above maximum)
IDACORP 2010	Threshold	$125.0	35.0%
Consolidated Net Income,	Target	$131.0	70.0%	$139.5
as adjusted (in millions)	Maximum	$146.0	140.0%	(above target)

          The table below shows the 2010 short-term incentive award opportunities for the NEOs recommended by the compensation committee and approved by the board, and the 2010 awards earned based on actual performance results for the year.

2010 Short-Term Incentive Awards

Executive	2010 Base Salary ($)	Threshold	Target	Maximum	2010 Market(1) (Target)	2010 Award Earned (% of Base Salary)	2010 Award Earned ($)
Mr. Keen	620,000	40% ($248,000)	80% ($496,000)	160% ($992,000)	77% ($456,610)	123	759,822
Mr. Anderson	365,000	25% ($91,250)	50% ($182,500)	100% ($365,000)	43% ($159,100)	77	279,572
Mr. Minor	340,000	25% ($85,000)	50% ($170,000)	100% ($340,000)	55% ($216,700)	77	260,423
Mr. Blackburn	245,000	20% ($49,000)	40% ($98,000)	80% ($196,000)	37% ($103,970)	61	150,126
Ms. Grow	220,000	20% ($44,000)	40% ($88,000)	80% ($176,000)	35% ($96,250)	61	134,807

(1)
Represents the target percentage for short-term incentive compensation based on target market data, and the associated dollar amount of the market midpoint base salary for the respective NEO’s position at that target percentage. In determining the market amount, the compensation committee used the energy industry comparison group as the market benchmark for Mr. Minor and Ms. Grow, and the blended comparison group as the market benchmark for our other NEOs.

2010 Long-Term Incentive Awards

          Our 2010 long-term incentive awards were composed of:

●	time-vesting restricted stock, which will cliff vest on January 1, 2013, representing one-third of the awards; and

●	performance shares with a three-year performance period of 2010-2012, representing two-thirds of the awards.

          Our practice is to grant long-term incentive awards during the first quarter of the fiscal year after the release of earnings for the prior year. Consistent with that practice, the compensation committee recommended, and the board approved, the 2010 long-term incentive awards at their February 2010 meetings, which occurred after we released our 2009 earnings.

          The compensation committee has used two forms of long-term incentive awards since 2006 when, with assistance from its compensation consultant, the compensation committee reviewed components of long-term incentive compensation and determined to discontinue the granting of stock options. We believe that the 2010 long-term incentive awards will be effective in aligning our executive officers’ management efforts with our shareholders’ performance objectives due to their emphasis on financial performance and shareholder return.

          As with base salary and short-term incentive opportunities, the compensation committee reviewed the 2010 long-term incentive awards based on the market compensation analysis and individual executive officer experience and performance. Following is a more detailed description of the time-vesting restricted stock and performance shares.

          Time-Vesting Restricted Stock. The time-vesting restricted stock awards made in 2010 will cliff vest on January 1, 2013, as long as the NEO remains employed by us throughout the restriction period. The NEOs receive dividends on the stock during the restriction period, since the officer is assured of vesting in the stock as long as he or she remains employed by the company. The restricted stock and dividend payments provide a strong incentive for the officer to continue working for us for the entire three-year restriction period. Because the restricted stock is intended to serve as a retention tool, the compensation committee decided to use cliff vesting, rather than ratable vesting. However, if the NEO’s employment terminates before the vesting date, subject to board approval, the officer may receive a pro-rated payout, depending on the reason for the termination.

          Performance Shares. Performance shares are based entirely on our financial performance and will not be earned at any level if our minimum performance goals are not met at the end of the performance period. For example, all performance shares for the performance periods ending in the years 2003, 2004, and 2005 were forfeited. Dividends on the performance shares are not paid to our NEOs during the performance period. Instead, they are paid at the end of the performance period only on performance shares that are actually earned, if any.

          The performance shares granted in 2010 may be earned by the NEOs based on performance against two equally weighted financial goals over the 2010-2012 performance period that the compensation committee believes represent key measures of performance for the benefit of our shareholders and align our executive officers’ management efforts with our shareholders’ performance objectives:

●	IDACORP cumulative earnings per share, or CEPS; and

●	IDACORP relative total shareholder return, or TSR.

          The CEPS levels are indicative of management performance, as this goal relates to revenue enhancement and cost containment. The CEPS goals for the 2010-2012 period were established by the compensation committee as follows:

●	Threshold	$7.65
●	Target	$8.15
●	Maximum	$8.85

          Relative TSR is determined by our common stock price change and dividends paid over the 2010-2012 performance period compared to that achieved by a comparison group of companies over the same three-year period. The comparison group consists of the utility companies in the S&P MidCap 400 Index at the end of the performance period. We compare our TSR with these companies’ TSRs on a percentile basis. For example, if our TSR falls exactly in the middle of the TSR of the comparison companies, we would rank at the 50th percentile of the comparison group. To provide a range of goals that are challenging yet potentially achievable by our company, the TSR performance levels for the 2010-2012 performance period were established by the compensation committee as follows:

●	Threshold	35th percentile of companies
●	Target	55th percentile of companies
●	Maximum	75th percentile of companies

          The table below shows the long-term incentive award opportunities recommended by the compensation committee and approved by the board for 2010 for each NEO (with interpolation for achievement within the levels specified).

2010-2012 Long-Term Incentive Award Opportunities

Executive	Time-Vesting Restricted Stock (Percent of Base Salary) (%)	Performance Shares (CEPS and TSR) (Percent of Base Salary) (%)	Total Long-Term Incentive Award (Percent of Base Salary) (%)	Total Long-Term Incentive Award (Dollar Value Based on 2010 Base Salary) ($)	2010 Market Target(1) ($)
Mr. Keen	45	Threshold – 45 Target – 90 Maximum – 135	Threshold – 90 Target – 135 Maximum – 180	Threshold – 558,000 Target – 837,000 Maximum – 1,116,000	750,000
Mr. Anderson	30	Threshold – 30 Target – 60 Maximum – 90	Threshold – 60 Target – 90 Maximum – 120	Threshold – 219,000 Target – 328,500 Maximum – 438,000	328,000
Mr. Minor	30	Threshold – 30 Target – 60 Maximum – 90	Threshold – 60 Target – 90 Maximum – 120	Threshold – 204,000 Target – 306,000 Maximum – 408,000	335,000
Mr. Blackburn	23.3	Threshold – 23.3 Target – 46.7 Maximum – 70	Threshold – 46.7 Target – 70 Maximum – 93.3	Threshold – 114,333 Target – 171,500 Maximum – 228,667	208,000
Ms. Grow	23.3	Threshold – 23.3 Target – 46.7 Maximum – 70	Threshold – 46.7 Target – 70 Maximum – 93.3	Threshold – 102,667 Target – 154,000 Maximum – 205,333	178,000

(1)	Represents the target dollar payout for long-term incentive compensation based on market data from the market comparison.

Payment of 2007-2009 Performance Shares

          The performance shares granted for the 2007-2009 performance period were paid at 81.5% of target on February 26, 2010, based on our CEPS of $6.67 and our relative TSR at the 36th percentile. The table below lists the target awards granted on February 22, 2007, the shares issued on February 26, 2010, and the dividend equivalents earned.

Executive	Awards Granted on February 22, 2007 (#)	Shares Issued on February 26, 2010 (#)	Dividend Equivalents ($)
Mr. Keen	11,370	8,357	32,592
Mr. Anderson	4,406	3,238	12,628
Mr. Minor	3,070	2,256	8,798
Mr. Blackburn	0	0	0
Ms. Grow	1,407	1,035	4,037

Payment of 2008-2010 Performance Shares

          The performance shares granted for the 2008 to 2010 performance period were paid at 136.25% of target on February 25, 2011, based on our CEPS of $7.77 and our relative TSR at the 64th percentile. The table below lists the target awards granted on February 21, 2008, the shares paid on February 25, 2011, and the dividend equivalents earned.

Executive	Awards Granted on February 21, 2008 (#)	Shares Issued on February 25, 2011 (#)	Dividend Equivalents ($)
Mr. Keen	17,682	24,092	93,959
Mr. Anderson	6,680	9,102	35,498
Mr. Minor	4,432	6,039	23,552
Mr. Blackburn	699	952	3,713
Ms. Grow	1,769	2,410	9,399

POST-TERMINATION COMPENSATION PROGRAMS

Idaho Power Company Retirement Plan

          The Idaho Power Company Retirement Plan is available to all of our employees. We discuss the material terms of the plan later in this proxy statement in the narrative following the Pension Benefits for 2010 table. Because benefits under the plan increase with an employee’s continued service and earnings, the compensation committee believes that providing a pension serves as an important retention tool by encouraging our employees to make long-term commitments to the company.

Idaho Power Company Security Plans for Senior Management Employees

          We have two nonqualified defined benefit plans that provide supplemental retirement benefits for certain key employees beyond our retirement plan benefits – the Security Plan for Senior Management Employees I, or Security Plan I, and the Security Plan for Senior Management Employees II, or Security Plan II. We have two separate plans to take advantage of grandfathering rules under Section 409A of the Internal Revenue Code. The compensation committee views these supplemental retirement benefits as a key component in attracting and retaining qualified executives. Benefits under the security plans continue to accrue for up to 25 years of continuous service at a senior management level. Because benefits under the security plans increase with period of service and earnings, the compensation committee believes that providing a supplemental pension under these plans serves as an additional retention tool that encourages our key employees to make long-term commitments to the company. The security plans provide income security for our key employees and are balanced with the at-risk compensation represented by our incentive plans. We discuss the other material terms of the security plans later in this proxy statement in the narrative following the Pension Benefits for 2010 table.

          We amended Security Plan II on November 19, 2009. The plan amendments restrict future participation in the plan and reduce future benefits payable under the plan. The plan amendments included:

●	new plan participants after December 31, 2009 are limited to officers and S4 grade senior managers;

●
new plan participants after December 31, 2009 must participate in the plan for five years before benefits vest under the plan (existing plan participants as of December 31, 2009 continue to be 100% vested in their plan benefits);

●	annual benefit accruals and maximum benefit accruals are reduced under the plan for new plan participants after December 31, 2009; and

●	annual benefit accruals and maximum benefit accruals after January 1, 2018 are reduced for existing plan participants as of December 31, 2009.

Executive Deferred Compensation Plan

          Our executive officers are eligible to participate in the Executive Deferred Compensation Plan, which is a nonqualified supplemental deferred compensation plan that allows participants to defer compensation in excess of certain statutory limits in the tax-qualified 401(k) plan. Prior to 2009, participants could defer up to 100% of base salary and up to 100% of any short-term incentive. Effective January 1, 2009, participants may defer up to 50% of base salary and up to 50% of any short-term incentive compensation. The compensation committee views the plan as a supplemental benefit to attract and retain qualified executive officers. For 2010, no NEO made any contributions to the plan. We discuss the material terms of the plan later in this proxy statement in the narrative following the Nonqualified Deferred Compensation for 2010 table.

Change in Control Agreements

          We have change in control agreements with all of our executive officers. The compensation committee believes that change in control agreements are an important benefit to promote officer retention during periods of uncertainty around acquisitions and to motivate officers to weigh acquisition proposals in a balanced manner for the benefit of shareholders, rather than resisting such proposals for the purpose of job preservation.

          The agreements we have with our current NEOs are all “double-trigger” agreements. This means that two events must occur in order for payments to be made: a change in control and a termination of employment in connection with the change in control. If a change in control occurs and the officer is not terminated, the agreements permit the officer to terminate employment for any reason during the first month following the one-year anniversary of the change in control. We refer to this as the “13th-month trigger.” In this event, the officer would receive a lesser severance payout. This provision was included because the first year after a change in control is a critical transition period, and we believe the 13th-month trigger serves as an important tool to encourage our executive officers to remain with the company or our successor.

          The compensation committee adopted a new policy regarding change in control agreements on November 18, 2009, and the compensation committee approved a new form of change in control agreement at its March 17, 2010 meeting. As provided in the new policy, change in control agreements executed after March 17, 2010 do not include any 13th-month trigger or tax gross-up provisions. The compensation committee made these changes based on the growing trend away from single trigger provisions and tax gross-up provisions in executive change in control agreements. Existing change in control agreements were not affected by the new policy. We have entered into two new change in control agreements with officers since the adoption of the new policy. All of our NEOs are parties to change in control agreements executed prior to March 17, 2010.

          We discuss the other material terms of our change in control agreements later in this proxy statement in the section entitled Potential Payments Upon Termination or Change in Control.

EXECUTIVE STOCK OWNERSHIP AND STOCK RETENTION GUIDELINES

          Our board of directors, upon recommendation of the corporate governance committee, adopted minimum stock ownership guidelines for our executive officers in November 2007. The board considers stock ownership by executive officers to be important. Company stock ownership enhances executive commitment to our future and further aligns our executive officers’ interests with those of our shareholders. The guidelines require ownership of IDACORP common stock valued at a multiple of each executive officer’s annual base salary, as follows:

●	president and chief executive officer – three times annual base salary;
●	executive and senior vice presidents – two times annual base salary; and
●	vice presidents – one times annual base salary.

          Our graduated stock ownership requirements reflect the fact that compensation is weighted more heavily toward equity compensation for our most senior positions. Based on this consideration, we believe that our stock ownership requirements are appropriate for our executives.

          Executive officers are provided five years to meet the guidelines, with the five-year period beginning on the later of April 1, 2008 and the effective date of appointment, including by virtue of a promotion to a position that requires a greater multiple of common stock ownership. In circumstances where the stock ownership guidelines would result in a severe financial hardship, the executive officer may request an extension of time from the corporate governance committee to meet the guidelines.

          Our board of directors has also adopted minimum stock retention guidelines for our executive officers to further align our executive officers’ interests with shareholder interests. The guidelines state that until the executive has achieved the minimum stock ownership requirements described above, the executive officer must retain at least 50% of the net shares he or she receives from the vesting of restricted and performance share awards and stock option exercises. The retention guidelines apply to restricted and performance share awards and stock options granted on and after April 1, 2009. For restricted and performance shares, “net shares” means the number of shares acquired upon vesting, less the number of shares withheld or sold to pay withholding taxes. For stock options, “net shares” means the number of shares acquired upon exercise, less the number of shares sold to pay the exercise price and withholding taxes.

          As noted above, we also have a policy that prohibits executive officers from hedging their ownership of our common stock, meaning that executive officers may not be the technical legal owners of our stock without the full benefits and risks of such ownership.

COMPENSATION COMMITTEE REPORT

          The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on the review and discussions referred to in the preceding sentence, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Robert A. Tinstman, Chairman Judith A. Johansen Christine King

2010 Summary Compensation Table

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)1	(f)	(g)	(h)2	(i)3	(j)
J. LaMont Keen President and CEO, IDACORP and Idaho Power Company	2010	619,231	—	693,921	—	759,822	1,609,836	10,052	3,692,862
	2009	623,077	—	683,176	—	809,904	1,590,522	11,289	3,717,968
	2008	596,154	—	672,446	—	768,672	976,156	10,724	3,024,152
Darrel T. Anderson
Executive Vice President – Administrative	2010	364,038	—	272,360	—	279,572	572,694	10,368	1,499,032

Services and CFO,	2009	353,077	—	258,098	—	286,841	509,451	11,090	1,418,557
IDACORP and Idaho
Power Company	2008	338,846	—	254,040	—	272,238	344,836	10,570	1,220,530
Daniel B. Minor
Executive Vice President,	2010	340,000	—	253,712	—	260,423	513,230	10,455	1,377,820
IDACORP, and Executive
Vice President –	2009	312,692	—	171,232	—	218,193	414,696	11,182	1,127,995
Operations, Idaho Power
Company	2008	289,231	—	168,549	—	185,762	342,857	10,572	996,971
Rex Blackburn
Senior Vice President	2010	243,846	—	142,202	—	150,126	256,700	9,800	802,674
and General Counsel,
IDACORP and Idaho	2009	212,692	—	126,941	—	132,127	151,628	10,300	633,688
Power Company
Lisa A. Grow	2010	220,000	—	127,694	—	134,807	248,426	11,111	742,038
Vice President –
Power Supply, Idaho
Power Company

1
Amounts in this column represent the aggregate grant date fair value of the restricted stock (time-vesting) and the performance shares (at target) granted in each of the years shown calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Stock Compensation. This column was prepared assuming none of the awards will be forfeited. Additional information on the assumptions used to determine the fair value of the restricted stock and performance share awards is in Note 7 to the financial statements in our 2010 Form 10-K for the year ended December 31, 2010.

The table below shows the grant date fair values of the CEPS and TSR components of the performance share awards granted in 2010, assuming that the highest level of performance conditions is achieved for the awards.

Name	CEPS	TSR
J. LaMont Keen	$417,240	$205,135
Darrel T. Anderson	$163,744	$80,505
Daniel B. Minor	$152,532	$74,992
Rex Blackburn	$85,503	$42,037
Lisa A. Grow	$76,760	$37,739

2
Values shown represent the change in actuarial present value of the accumulated benefit under the pension plan and the Senior Management Security Plans. For 2010, assumptions included a discount rate of 5.4%; the RP-2000 Annuitant Mortality Table projected to 2018; and retirement at age 62. There were no above-market earnings on deferred compensation in 2010.

3	For 2010, represents our contribution to the Idaho Power Company Employee Savings Plan, which is our 401(k) plan, and a charitable match contribution.

Grants of Plan-Based Awards in 2010

		Estimated Future Payouts Under			Estimated Future Payouts Under			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
J. LaMont Keen
Short-Term Incentive	2/26/20101	248,000	496,000	992,000
Restricted Stock –Time-
Vesting	2/26/20102							8,447	279,004
Performance Shares –
CEPS/TSR	2/26/20103				8,447	16,894	25,341		414,917
Darrel T. Anderson
Short-Term Incentive	2/26/20101	91,250	182,500	365,000
Restricted Stock – Time-
Vesting	2/26/20102							3,316	109,527
Performance Shares –
CEPS/TSR	2/26/20103				3,315	6,630	9,945		162,833
Daniel B. Minor
Short-Term Incentive	2/26/20101	85,000	170,000	340,000
Restricted Stock – Time-
Vesting	2/26/20102							3,089	102,030
Performance Shares –
CEPS/TSR	2/26/20103				3,088	6,176	9,264		151,682
Rex Blackburn
Short-Term Incentive	2/26/20101	49,000	98,000	196,000
Restricted Stock – Time-
Vesting	2/26/20102							1,731	57,175
Performance Shares –
CEPS/TSR	2/26/20103				1,731	3,462	5,193		85,027
Lisa A. Grow
Short-Term Incentive	2/26/20101	44,000	88,000	176,000
Restricted Stock – Time-
Vesting	2/26/20102							1,555	51,362
Performance Shares –
CEPS/TSR	2/26/20103				1,554	3,108	4,662		76,332

1
Represents short-term incentive compensation for 2010 awarded pursuant to the IDACORP Executive Incentive Plan. Actual short-term incentive payouts are shown in the “Non-Equity Incentive Plan Compensation” column of the 2010 Summary Compensation Table.

2	Represents restricted stock (time-vesting) awarded pursuant to the IDACORP Restricted Stock Plan.

3	Represents performance shares for the 2010-2012 performance period awarded pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan.

Narrative Discussion for 2010 Summary Compensation Table
and Grants of Plan-Based Awards in 2010 Table

2010 Short-Term Incentive Awards

          In 2010, the compensation committee approved short-term incentive award opportunities for our NEOs. The short-term cash incentive award opportunities are calculated by multiplying base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal. We discuss the short-term incentive award opportunities and results in the Compensation Discussion and Analysis.

2010 Long-Term Incentive Awards

          In February 2010, the compensation committee approved long-term incentive awards with the following two components:

●
Time-vesting shares: Each NEO received an award of time-vesting restricted shares equal to a percentage of his or her base salary in 2010. These shares vest on January 1, 2013 if the NEO remains continuously employed with the company during the entire restricted period. Dividends are paid on the shares during the restricted period and are not subject to forfeiture; and

●
Performance-based shares: Each NEO received an award of performance shares at the target level equal to a percentage of his or her base salary in 2010. The shares will vest at the end of the performance period to the extent we achieve our performance goals (CEPS and TSR, weighted equally) and the NEO remains employed by the company during the entire performance period, with certain exceptions. Dividends will accrue during the performance period and will be paid in cash based on the number of shares that are earned. Performance shares are paid out in accordance with the payout percentages set forth in the Compensation Discussion and Analysis.

          We discuss in further detail the long-term incentive award opportunities and results in the Compensation Discussion and Analysis.

Salary and Bonus in Proportion to Total Compensation

          The following table shows the proportion of salary to total compensation for 2010:

			Total	Salary and Bonus as
	Salary	Bonus	Compensation	a Percent of
Name	($)	($)	($)	Total Compensation
J. LaMont Keen	619,231	—	3,692,862	16.8%
Darrel T. Anderson	364,038	—	1,499,032	24.3%
Daniel B. Minor	340,000	—	1,377,820	24.7%
Rex Blackburn	243,846	—	802,674	30.4%
Lisa A. Grow	220,000	—	742,038	29.6%

Outstanding Equity Awards at Fiscal Year-End 2010

	Option Awards				Stock Awards
								Equity
							Equity	Incentive Plan
							Incentive Plan	Awards:
						Market	Awards:	Market or
					Number	Value of	Number of	Payout Value
	Number of	Number of			of Shares	Shares or	Unearned	of Unearned
	Securities	Securities			or Units	Units of	Shares, Units	Shares, Units
	Underlying	Underlying			of Stock	Stock	or Other	or Other
	Unexercised	Unexercised	Option		That Have	That Have	Rights That	Rights That
	Options	Options	Exercise	Option	Not	Not	Have Not	Have Not
	Exercisable	Unexercisable	Price	Expiration	Vested	Vested	Vested	Vested
Name	(#)	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)1	(c)	(e)	(f)	(g)2	(h)4	(i)3	(j)4
J. LaMont Keen
Option Award – 1/18/01	30,000		40.31	1/17/2011
Option Award – 1/17/02	44,000		39.50	1/16/2012
Restricted Stock – Time-
Vesting					27,885	1,031,187
Performance Shares							45,567	1,685,068

Darrel T. Anderson
Option Award – 1/18/01	4,000		40.31	1/17/2011
Option Award – 1/17/02	6,000		39.50	1/16/2012
Option Award – 3/1/02	1,000		38.68	2/29/2012
Restricted Stock – Time-
Vesting					10,659	394,170
Performance Shares							17,339	641,196

Daniel B. Minor
Option Award – 1/17/02	1,000		39.50	1/16/2012
Restricted Stock – Time-
Vesting					7,961	294,398
Performance Shares							12,392	458,256

Rex Blackburn
Restricted Stock – Time-
Vesting					4,049	149,732
Performance Shares							4,749	175,618

Lisa A. Grow
Restricted Stock – Time-
Vesting					3,499	129,393
Performance Shares							5,268	194,811

1
The award date for each option is listed in column (a). All option awards become exercisable as to one-fifth of the shares originally subject to the option grant on each of the first five anniversaries of the award date. The vesting schedule for each of the option awards is as follows:

	20% Vested on	40% Vested on	60% Vested on	80% Vested on	100% Vested
	First	Second	Third	Fourth	on Fifth
Award Date	Anniversary	Anniversary	Anniversary	Anniversary	Anniversary
01/18/2001	01/18/2002	01/18/2003	01/18/2004	01/18/2005	01/18/2006
01/17/2002	01/17/2003	01/17/2004	01/17/2005	01/17/2006	01/17/2007
03/01/2002	03/01/2003	03/01/2004	03/01/2005	03/01/2006	03/01/2007

2	The number of shares of restricted stock underlying the awards of time-vesting restricted stock and the applicable vesting dates were as follows:

		Shares of
Name	Award	Restricted Stock	Vesting Date
J. LaMont Keen	2008	8,841	1/01/2011
	2009	10,597	1/01/2012
	2010	8,447	1/01/2013
Darrel T. Anderson	2008	3,340	1/01/2011
	2009	4,003	1/01/2012
	2010	3,316	1/01/2013
Daniel B. Minor	2008	2,216	1/01/2011
	2009	2,656	1/01/2012
	2010	3,089	1/01/2013
Rex Blackburn	2008	349	1/01/2011
	2009	1,969	1/01/2012
	2010	1,731	1/01/2013
Lisa A. Grow	2008	884	1/01/2011
	2009	1,060	1/01/2012
	2010	1,555	1/01/2013

3	The number of shares underlying the performance-based grants and the applicable performance periods were as follows:

			End of
			Performance
Name	Award	Shares	Period
J. LaMont Keen	2008	26,523	12/31/2010
	2009	10,597	12/31/2011
	2010	8,447	12/31/2012
Darrel T. Anderson	2008	10,020	12/31/2010
	2009	4,004	12/31/2011
	2010	3,315	12/31/2012
Daniel B. Minor	2008	6,648	12/31/2010
	2009	2,656	12/31/2011
	2010	3,088	12/31/2012
Rex Blackburn	2008	1,049	12/31/2010
	2009	1,969	12/31/2011
	2010	1,731	12/31/2012
Lisa A. Grow	2008	2,654	12/31/2010
	2009	1,060	12/31/2011
	2010	1,554	12/31/2012

Shares for the 2008 award are shown at the maximum level based on the achievement of performance goals for the 2008-2010 performance period above the target level but below the maximum level. The number of shares shown for the 2009 award assumes the achievement of performance goals for the 2009-2011 performance period at the threshold level, based on results through the first two years of the 2009-2011 performance period. The number of shares shown for the 2010 award assumes the achievement of performance goals for the 2010-2012 performance period at the threshold level, based on results through the first year of the 2010-2012 performance period.

Shares do not vest until the compensation committee and the board of directors determine that goals have been met. This generally occurs in February following the end of the performance period.

4	Shares that have not vested are valued at $36.98 per share, which was the closing price of IDACORP common stock on December 31, 2010.

Option Exercises and Stock Vested During 2010

	Option Awards		Stock Awards
	Number of
	Shares	Value	Number of Shares
	Acquired on	Realized on	Acquired on	Value Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)1	(c)2	(d)	(e)3
J. LaMont Keen	61,353	516,177	14,042	458,918
Darrel T. Anderson	27,580	218,283	5,441	177,822
Daniel B. Minor	8,548	46,753	3,791	123,897
Rex Blackburn	—	—	—	—
Lisa A. Grow	1,595	6,680	1,739	56,834

1
Represents the total number of shares that could have been received upon exercise of stock options, without taking into account shares of common stock sold to pay the exercise price of the stock options.

2	Based on the difference between the closing price of IDACORP common stock on the exercise date and the exercise price of the stock option.
3	Based on the closing price of IDACORP common stock on the vesting date.

Pension Benefits for 2010

		Number of	Present Value	Payments
		Years Credited	of Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)3	(e)
J. LaMont Keen	Retirement Plan	37	1,312,649	—
	Security Plan I1	22	1,242,152	—
	Security Plan II2	6	4,712,616	—
Darrel T. Anderson	Retirement Plan	14	373,718	—
	Security Plan I1	9	137,490	—
	Security Plan II2	6	1,951,089	—
Daniel B. Minor	Retirement Plan	25	688,041	—
	Security Plan I1	6	—	—
	Security Plan II2	6	1,412,650	—
Rex Blackburn	Retirement Plan	3	67,370	—
	Security Plan I1	0	—	—
	Security Plan II2	3	418,125	—
Lisa A. Grow	Retirement Plan	23	412,127	—
	Security Plan I1	3	—	—
	Security Plan II2	6	274,944	—

1	Security Plan for Senior Management Employees I, which has grandfathered benefits under Section 409A of the Internal Revenue Code.
2	Security Plan for Senior Management Employees II, which does not have grandfathered benefits under Section 409A of the Internal Revenue Code.
3
Values shown represent the present value of the accumulated pension benefit under each plan as of December 31, 2010, calculated utilizing the Securities and Exchange Commission-mandated assumptions and a discount rate of 5.4% for 2010, a salary growth rate of 0%, the RP-2000 Annuitant Mortality Table projected to 2018, and retirement at age 62.

Idaho Power Company Retirement Plan

Description

          The Idaho Power Company Retirement Plan is a qualified, defined benefit pension plan for all regular employees of Idaho Power Company, its subsidiaries, and its affiliate companies. The plan was established in 1943 to help employees meet the important long-term goal of building for financial security at retirement. Idaho Power Company makes all contributions to the plan. The dollar amount of the contribution is determined each year based on an actuarial evaluation.

Eligibility Standards

          Regular, temporary, and part-time employees who are 18 years of age or older are eligible to participate once they complete 12 consecutive months of employment. Participation begins the first day of the month after meeting this requirement.

Vesting

          Employees become vested and eligible for benefits under the plan after completing 60 months of credited service.

Retirement Age

          Under the terms of the plan, normal retirement is at age 65; however, an employee may retire at age 62 without a reduction in pension benefits. Employees are eligible for early retirement when:

●	they have reached the age of 55 and have 10 years of credited service; or

●	they have 30 years of credited service.

          Employees electing to retire before reaching age 62 receive a reduced benefit calculated as follows:

Exact Age When	Reduced Benefit as a
Payments Begin	Percentage of Earned Pension
61	96%
60	92%
59	87%
58	82%
57	77%
56	72%
55	67%
54	62%
53	57%
52	52%
51	47%
50	42%
49	38%
48	34%

Benefits Formula

          For employees hired before January 1, 2011, plan benefits for employees age 62 or older at the time of retirement are calculated based on 1.5% of their final average earnings multiplied by their years of credited service. Final average earnings is the average total wages – base pay plus short-term incentive compensation plus overtime – during the highest 60 consecutive months in the final 120 months of service. For employees hired on or after January 1, 2011, plan benefits are calculated based on 1.2% of their final average earnings multiplied by their years of credited service.

          Plan benefits for employees who at the time of retirement are under the age of 62 are calculated based on this same formula and are then reduced using the appropriate early retirement factor.

Joint and Survivor Options

          Employees who have a spouse at retirement have a survivor option at an amount equal to 50%, 66 2/3%, or 100% of the employee’s benefit, or they may choose a single life benefit. Under the survivor options, the benefit payments are reduced to allow payments for the longer of two lives. The reduction factor is determined by the age difference between the employee and spouse. Under a single life benefit, no benefits will be payable to the spouse after the employee’s death.

          The spouse is protected if the employee dies after being vested in the plan but before retirement. The spouse will receive a lifetime benefit payment equal to 50% of the benefit payment the employee had earned at the date of death. This benefit payment is calculated without an early retirement reduction and is not reduced for the age difference between the employee and the spouse. Payment commences on the date the employee could have retired had he or she survived. If the employee has 10 or more years of service at the time of death, payments would begin at age 55. With less than 10 years of service, payments would begin at age 65.

Policy on Granting Extra Years of Credited Service

          We do not have a policy on granting extra years of credited service under the plan and have not granted any extra years of credited service under the plan.

Idaho Power Company Security Plans for Senior Management Employees

Description

          The Idaho Power Company Security Plans for Senior Management Employees are nonqualified defined benefit plans. To meet the requirements of Section 409A of the Internal Revenue Code and to take advantage of grandfathering rules under that section, which exclude from Section 409A’s coverage certain deferrals made before January 1, 2005, we divided our original plan into two plans, which we refer to as Security Plan I and Security Plan II. Security Plan I governs grandfathered benefits and Security Plan II governs non-grandfathered benefits, which are subject to Section 409A. Benefits under Security Plan I are limited to the present value of the benefits that would have been paid under the plan if the participant had terminated employment on December 31, 2004. Benefits under Security Plan II are based on services through the date of termination and are reduced by benefits under Security Plan I. Two of the key differences between the plans are:

●	if required to comply with Section 409A of the Internal Revenue Code, payment of benefits under Security Plan II may be delayed for six months following termination of employment; and

●
Security Plan I contains a 10% “haircut” provision, which allows participants to elect to receive their benefits early in exchange for a 10% reduction in their benefits and cessation of further benefit accruals.

Purpose

          The purpose of the plans is to provide supplemental retirement benefits for certain key employees. It is intended that the plans will aid in retaining and attracting individuals of exceptional ability by providing them with these benefits.

Eligibility Standards

          Security Plan II was amended in November 2009 to limit eligibility to participate in the plan after December 31, 2009 to Idaho Power Company officers and key employees with a pay grade of S4. Key employees participating in Security Plan II as of December 31, 2009 may continue participating in the plan if they maintain a senior manager or officer pay grade during their continuous employment with Idaho Power Company. Before Security Plan II was amended, eligibility to participate in the plan was limited to those key employees who were designated by their employers and approved by the plan’s administrative committee. The plan’s administrative committee is made up of the chief executive officer and a committee of individuals that is approved by the compensation committee. Participation in the plan by Section 16 officers is approved in advance by the compensation committee.

Vesting

          Employees who were participants as of December 31, 2009 are 100% vested. New plan participants after December 31, 2009 become 100% vested in their benefits only after five years of participation, with no partial vesting before that time.

Retirement Age

          Under the terms of the plans, normal retirement age, which is the earliest age at which a participant may retire without a reduction in benefits, is 62. Participants are eligible for early retirement when they have:

          ●  reached the age of 55; or

          ●  completed 30 years of credited service under the Idaho Power Company Retirement Plan.

Benefits Commencement

          If a participant terminates employment on or after attaining normal retirement age or after satisfying the early retirement conditions, benefits commence on the first day of the month following the termination date unless the participant is a “specified employee,” as that term is used in Section 409A of the Internal Revenue Code, in which case commencement of benefits under Security Plan II is delayed for six months from the date of termination or until the participant’s death, if earlier. Benefits provided to participants whose employment terminates, other than due to death, before attaining early retirement eligibility commence on the first day of the month following attainment of age 55, provided that if the participant is a specified employee, benefits under Security Plan II may not be paid within six months following termination of employment except in the event of death.

Benefits Formula

          Normal retirement benefits under the combined plans equal the participant’s “target retirement percentage” multiplied by the participant’s final average monthly compensation less the amount of the participant’s retirement benefits under the Idaho Power Company Retirement Plan. Normal retirement benefits under Security Plan II are also reduced by the amount of the participant’s retirement benefits under Security Plan I. For participants in Security Plan II as of December 31, 2009, the target retirement percentage is 6% for each of the first 10 years of participation plus an additional 1% for each year in excess of 10 years, with a maximum target retirement percentage of 75%. For new plan participants after December 31, 2009, the target retirement percentage is equal to 5% for each of the first 10 years of participation plus an additional 1% for each year in excess of 10 years, with a maximum target retirement percentage of 65%. Effective January 1, 2018, the reduced target retirement percentages in the prior sentence will apply to all participants in Security Plan II who are Idaho Power Company officers or employees with a pay grade of S4, regardless of when they commenced participation in the plan, but this change will not reduce the benefits accrued by these participants as of December 31, 2017. Effective December 31, 2017, the target retirement percentage accrued under Security Plan II for all other participants will be frozen. Final average monthly compensation is based on the participant’s base salary plus short-term incentive compensation, which may not exceed one times base salary for the year in which the short-term incentive compensation was paid, during the 60 consecutive months in the final 120 months of service in which the participant’s compensation was the highest, divided by 60. Final average monthly compensation does not include compensation paid to a participant pursuant to a written severance agreement.

          Early retirement benefits under the combined plans equal the participant’s “target retirement percentage” multiplied by the participant’s “early retirement factor” and by the participant’s final average monthly compensation, less the amount of the participant’s retirement benefit under the Idaho Power Company Retirement Plan. Early retirement benefits under Security Plan II are also reduced by the amount of the participant’s retirement benefits under Security Plan I. The early retirement factors under Security Plan I based on applicable ages are as follows:

Exact Age When	Early Retirement
Payments Begin	Factor
61	96%
60	92%
59	87%
58	82%
57	77%
56	72%
55	67%

          Under Security Plan II, retirement benefits are reduced in the same manner as under Security Plan I if the termination qualifies as early retirement or if the termination occurs within a limited period following a change in control.

          Plan benefits for participants who are not eligible for early retirement benefits and, under Security Plan II, who do not terminate within the limited period following a change in control, are further reduced, as the participant would be entitled to the amount otherwise payable multiplied by a fraction, the numerator of which is their actual years of participation and the denominator of which is the number of years of participation they would have had at normal retirement.

Limit on Benefits Under Security Plan I

          To comply with grandfathering rules under Section 409A of the Internal Revenue Code, a participant’s benefit under Security Plan I is determined based on the participant’s average monthly compensation, age, and years of participation as of December 31, 2004, and is limited to the present value of the amount to which the participant would have been entitled under the plan had termination occurred on December 31, 2004. For this purpose, it is assumed the benefits would have been paid at the earliest possible date allowed under the plan. Benefits under Security Plan I may not be increased by events occurring after December 31, 2004, such as a change in control or increases in age, compensation, or years of participation.

Form of Payment

          Benefits under the plans are paid as a single life annuity unless the participant dies before benefits commence or the participant elects to receive actuarial equivalent payments in the form of a joint and survivor annuity. The two forms of joint and survivor annuity offered are a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to the participant’s benefit and a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to 66 2/3% of the participant’s benefit. Under a single life annuity, no benefits will be payable to the spouse after the participant’s death. The survivor option is subject to an actuarial reduction in the benefit amount.

          The spouse is protected if the participant dies before retirement or after termination of employment but before commencement of benefits. The surviving spouse will receive benefits equal to 66 2/3% of the participant’s benefits calculated pursuant to the benefits formula discussed above and assuming death occurred at the later of age 62 or the date of death. If the surviving spouse is 10 or more years younger than the participant, the monthly survivor benefit will be reduced using the actuarial equivalent factors determined by an actuary using generally accepted actuarial assumptions, methods, and factors to reflect the number of years over 10 that the spouse is younger than the participant. Under Security Plan I, if the participant is married on the date of death, the benefits are paid for the life of the spouse. If the participant is unmarried on the date of death, the benefits under Security Plan I are paid to the participant’s beneficiary in a lump sum that is the actuarial equivalent of the value of a death benefit payable to an assumed spouse the same age as the participant. These payments commence on the first day of the month following the date of death. Under Security Plan II, the benefits are always paid in the form of a lump sum within 90 days after the date of death.

Policy on Granting Extra Years of Credited Service

          The plans are unfunded and nonqualified with the intention of providing deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and are therefore exempt from the provisions of Parts 2, 3, and 4 of Title I, Subtitle B, of ERISA. As such, the company is permitted to provide extra years of credited service, which the plans refer to as years of participation, at its discretion, but has not done so.

Named Executive Officers Eligible for Early Retirement

          Mr. Keen was eligible for early retirement under the Idaho Power Company Retirement Plan, Security Plan I, and Security Plan II as of December 31, 2010 because he was over the age of 55 and had 37 years of credited service.

Nonqualified Deferred Compensation for 2010

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Last Fiscal Year	Distributions	Fiscal Year End
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
J. LaMont Keen	—	—	—	—	—
Darrel T. Anderson	—	—	6	—	10,012
Daniel B. Minor	—	—	—	—	—
Rex Blackburn	—	—	—	—	—
Lisa A. Grow	—	—	—	—	—

          The Idaho Power Company Executive Deferred Compensation Plan is a nonqualified deferred compensation plan for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. To comply with the requirements of Section 409A of the Internal Revenue Code, and to take advantage of grandfathering rules under that section, the plan distinguishes between amounts that are subject to Section 409A and amounts that are not.

Eligibility Standards

          The compensation committee designates from time to time which key employees of Idaho Power Company and its affiliates are eligible to participate in the plan. In selecting eligible employees, the compensation committee considers the position and responsibilities of such individuals, the value of their services, and other factors the compensation committee deems pertinent. The compensation committee may rescind its designation of an eligible employee and discontinue an employee’s future participation in the plan at any time.

Deferred Compensation

          Prior to 2009, the plan permitted a participant to defer up to 100% of base salary and up to 100% of any short-term incentive compensation. Effective January 1, 2009, the plan permits a participant to defer up to 50% of base salary and up to 50% of any short-term incentive compensation.

Accounts

          Participants’ interests in the plan are reflected in bookkeeping accounts representing unfunded and unsecured obligations of the company. The amount deferred by a participant is credited to the participant’s bookkeeping account, and the participant selects how the amounts in the account are deemed invested. The company contributes the deferred amounts to a trust and the trust assets are used to satisfy plan obligations. The assets of the trust are subject to the claims of general creditors if the company were to become insolvent or file for bankruptcy.

Investment Options

          The investment options available to participants are the same as those investments permitted under the Idaho Power Company Employee Savings Plan, which is our 401(k) plan. Participants are able to change fund investments on a daily basis.

Distribution

          The portion of a participant’s account that is not subject to Section 409A of the Internal Revenue Code is distributed on the earliest of the following events:

●	the participant’s death;

●	the participant’s termination of employment;

●	the participant’s disability; or

●	termination of the plan.

          Participants may request earlier distribution in the case of an unforeseeable emergency. Participants may also elect to receive this portion of their accounts at any time, subject to a 10% reduction.

          The portion of a participant’s account that is subject to Section 409A is distributed on the earliest of the following events:

●	the participant’s death;

●	the participant’s termination of employment; or

●	the participant’s disability.

          If required to comply with Section 409A, distribution of this portion of a participant’s account may be delayed for six months following the participant’s termination of employment. In limited circumstances, this portion of a participant’s account may be distributed upon plan terminations.

          Distributions may be made either in one lump sum or in five annual installments, as selected by the participant. With respect to the portion of the participant’s account that is not subject to Section 409A, this selection must be made at least one year prior to the occurrence of the event triggering payment. With respect to the portion of the participant’s account that is subject to Section 409A, this selection generally must be made before the year in which the services that give rise to the base salary or short-term incentive compensation being deferred are provided.

Potential Payments Upon Termintion or Change in Control

          The tables below show the payments and benefits our NEOs would receive in connection with a variety of employment termination scenarios and upon a change in control. We assumed the change in control or terminations occurred on December 31, 2010. Actual amounts payable can only be determined at the time of a change in control or termination. All of the payments and benefits described below would be provided by IDACORP or Idaho Power Company.

          The tables do not include base salary and short-term incentive awards, to the extent earned due to employment through December 31, 2010. In addition, the tables exclude compensation or benefits provided under plans or arrangements that do not discriminate in favor of the NEOs and that are generally available to all salaried employees. These include benefits under our qualified defined benefit pension plan, post-retirement health care benefits, life insurance, and disability benefits. The tables also do not include the amounts reported in the Nonqualified Deferred Compensation for 2010 table. See the Nonqualified Deferred Compensation for 2010 table and the accompanying narrative for a description of accumulated benefits under our nonqualified deferred compensation plans. The present value of the accumulated pension benefit for each NEO is set forth in the Pension Benefits for 2010 table. Under Security Plan II, if employment is terminated within a change in control period prior to the NEO’s retirement, the benefit is calculated using age 55 or the NEO’s age at termination, if greater than 55. For all NEOs other than Mr. Keen, who is over the age of 55, the tables below include the present value of termination benefits under Security Plan I and Security Plan II, as applicable. For Mr. Keen, the table below includes only the incremental increase in the present value of the Security Plan I and Security Plan II benefit based upon the occurrence of the applicable events listed, other than upon the event of death or disability, over the amount shown for Security Plan I and Security Plan II in the Pension Benefits for 2010 table.

Time-Vesting Restricted Stock and Performance Shares

          The IDACORP Restricted Stock Plan and the IDACORP 2000 Long-Term Incentive and Compensation Plan and/or the award agreements provide that, except for retirement with the approval of the compensation committee, death, disability, or change in control, all unvested shares, whether time-vesting or performance shares, are forfeited upon termination. In the event of retirement with the approval of the compensation committee, death, or disability, the NEO receives a prorated number of shares based on the number of full months employed during the restricted/performance period. For time-vesting restricted stock, the prorated shares vest at termination. In the case of performance shares, the performance goals must be met at some level before the shares vest and vesting only occurs after completion of the performance period. For purposes of these tables, we have assumed target performance levels would be achieved. Although vesting would not occur until after completion of the performance period, the amounts shown in the tables were not reduced to reflect the present value of the performance shares that could vest. In the event of a change in control, the restrictions on the time-vesting restricted stock are deemed to have expired and the payout opportunity on the performance shares is deemed to have been achieved at the target level. Dividend equivalents attributable to earned performance shares would also be paid. Dividend equivalents accrued through December 31, 2010 are included in the amounts shown.

          The values for the performance shares and the time-vesting restricted stock in the following tables were determined by multiplying the applicable number of shares times $36.98, which was the closing price of IDACORP common stock on December 31, 2010.

Summary of Change in Control Agreements

          We have entered into change in control agreements with all our executive officers. The agreements become effective for a three-year period upon a change in control. If a change in control occurs, the agreements provide for severance benefits in the event of termination of the executive’s employment by IDACORP or any subsidiary or successor company, other than for cause (and not due to death or disability), or by the executive for constructive discharge.

          In such event, the NEO would receive:

●
a lump-sum payment equal to 2.5 times his or her annual compensation, which is his or her base salary at the time of termination and his or her target short-term incentive compensation in the year of termination, or, if not yet determined at the time of termination, the prior year’s target short-term incentive compensation;

●	vesting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance units, with performance-based awards vesting at target levels;

●	outplacement services for 12 months, not to exceed $12,000; and

●
continuation of welfare benefits for a period of 24 months or, if earlier, until eligible for comparable coverage with another employer, with the NEO paying the full cost of such coverage and receiving a monthly reimbursement payment.

          We define a “change in control” as:

●	the acquisition of 20% or more of our outstanding voting securities;

●	the commencement of a tender or exchange offer for 20% or more of our outstanding voting securities;

●
shareholder approval, or consummation if shareholder approval is not required, of a merger or similar transaction or the sale of all or substantially all of the assets or IDACORP or Idaho Power Company unless our shareholders will hold more than 50% of the voting securities of the surviving entity, no person will own 20% or more of the voting securities of the surviving entity, and at least a majority of the board of directors will be composed of our directors;

●	shareholder approval, or consummation if shareholder approval is not required, of a complete liquidation or dissolution of IDACORP or Idaho Power Company; or

●	a change in a majority of the board of directors within a 24-month period without the approval of two-thirds of the members of the board.

          The agreements also permit the executive officer to terminate employment for any reason during the first month following the one-year anniversary of the change in control. We refer to this as the 13th-month trigger in the tables. In such event, the executive officer would receive the same severance benefits except that the lump-sum payment equal to 2.5 times annual compensation is reduced by one-third and the welfare benefits continue for 18 months, not 24 months.

          Under the agreements, “cause” means the executive officer’s fraud or dishonesty that has resulted or is likely to result in material economic damage to us or one of our subsidiaries, as determined in good faith by at least two-thirds of our non-employee directors at a meeting of the board of directors at which the executive officer is provided an opportunity to be heard.

          A NEO is considered constructively discharged under the provisions of his or her change in control agreement if, within 90 days after the occurrence of such event, but in no event later than 36 months following a change in control, the executive officer gives written notice to IDACORP or any successor company specifying one of the following events relied upon for such termination and the company has not remedied the matter within 30 days of receipt of such notice:

●	IDACORP or any successor company fails to comply with any provision of the agreement;

●	the executive officer is required to be based at an office or location more than 50 miles from the location where the officer was based on the day prior to the change in control;

●	a reduction that is more than de minimis in

	–	base salary or maximum short-term incentive award opportunity;

	–	long-term incentive award opportunity; or

	–	the combined annual benefit accrual rate in our defined benefit plans, unless such reduction is effective for all executive officers;

●	our failure to require a successor company to assume and agree to perform under the agreement; or

●	a reduction that is more than de minimis in the long-term disability and life insurance coverage provided to the executive officer and in effect immediately prior to the change in control.

          The agreements include a parachute tax provision. Section 280G of the Internal Revenue Code disallows a corporate tax deduction for any “excess parachute payments” and Section 4999 imposes a 20% excise tax payable by the NEO on any “excess parachute payments.” In general terms, these sections apply if the change in control related payments and benefits equal or exceed 300% of the NEO’s prior five-year average Form W-2 income. In the event the 300% threshold is met or exceeded, the NEO’s “excess parachute payments” generally equal the amount by which the change in control related payments and benefits exceed 100% of the NEO’s prior five-year average Form W-2 income. Except for Ms. Grow’s agreement, the NEOs’ agreements provide for either (1) a gross-up payment if the 20% excise tax cannot be avoided by reducing the parachute payments and benefits by 15% or less; or (2) a reduction in parachute payments and benefits if the 20% excise tax can be avoided by reducing the parachute payments and benefits by 15% or less. Ms. Grow’s agreement provides for her to receive the greater net benefit of (i) full severance benefits with Ms. Grow paying any Section 280G excise tax, or (ii) severance benefits capped at the Section 280G excise tax limit.

          The compensation committee adopted a new change in control agreement policy at its November 18, 2009 meeting, and the compensation committee approved a new form of change in control agreement at its March 17, 2010 meeting. The new change in control agreement does not include the 13th-month trigger provision, or any other single-trigger or modified single-trigger provisions, or any tax gross-up provisions. The compensation committee did not apply the new policy to existing change in control agreements, since those agreements were previously executed and agreed to with our executive officers.

          The tables that follow set forth the dollar amounts payable to our NEOs upon various forms of termination of employment and in connection with change in control transactions.

J. LaMont Keen

										Not for Cause
										or Constructive
									Change in	Discharge		13th-Month
Executive Benefits and									Control	Termination		Trigger
Payments Upon	Voluntary		Not for Cause		For Cause		Death or		(Without	(Change in		(Change in
Termination or	Termination		Termination		Termination		Disability		Termination)	Control)		Control)
Change in Control	($)		($)		($)		($)		($)	($)		($)
(a)	(b)1		(c)2		(d)2		(e)		(f)3	(g)3		(h)3
Compensation:
Base Salary										910,819	4	1,033,333	5
Short-Term Incentive Plan 2010										1,240,000	4	826,667	5
Restricted Stock –Time-Vesting 2/21/08	326,940	6					326,940	6	326,940	326,940		326,940
Performance Shares – CEPS/TSR 2/21/08	717,536	7					717,536	7	717,536	717,536		717,536
Restricted Stock – Time-Vesting 2/24/09	253,572	8					253,572	8	391,877	391,877		391,877
Performance Shares – CEPS/TSR 2/24/09	556,400	9					556,400	9	834,580	834,580		834,580
Restricted Stock – Time-Vesting 2/26/10	91,858	10					91,858	10	312,370	312,370		312,370
Performance Shares – CEPS/TSR 2/26/10	214,992	11					214,992	11	645,013	645,013		645,013
Benefits and Perquisites:
Security Plan I	—	12	—	12	—	12	681,151	13		—	12, 17	—	12,17
Security Plan II	490,057	12	490,057	12	490,057	12	4,863,386	13		490,057	12, 17	490,057	12, 17
Continuation of Welfare Benefits										50,075	14	37,775	15
Outplacement Services										12,000	16
280G Tax Gross-up										—	18	—	19
Total:	2,651,355		490,057		490,057		7,705,835		3,228,316	5,931,267		5,616,148

1
As of the voluntary termination date of December 31, 2010, Mr. Keen had in excess of 30 years of credited service and was over the age of 55, and therefore was eligible for early retirement under Security Plan I and Security Plan II. To illustrate potential termination-related benefits, we have assumed Mr. Keen’s voluntary termination would constitute retirement with approval of the compensation committee for purposes of his time-vesting restricted stock and performance share awards.

2
We assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Keen’s time-vesting restricted stock and performance share awards.

3
Mr. Keen would receive full vesting of his time-vesting restricted stock awards and payout of the performance shares at target. The dollar amounts are determined by multiplying the number of shares by $36.98 and include the cash payment of dividend equivalents, as applicable.

4
Mr. Keen’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount. Base salary was reduced by $639,181 to avoid excise tax.

5	The 13th-month trigger provision in Mr. Keen’s change in control agreement provides for the payment of two-thirds of his severance payment.
6	Mr. Keen would receive full vesting of his 2008 time-vesting restricted stock award of 8,841 shares. The dollar amount is determined by multiplying 8,841 shares times $36.98.

7
Mr. Keen would receive full vesting assuming the performance goals are met. This 2008 performance share award had two equally weighted performance goals: CEPS and TSR for a three-year performance period. The dollar amount assumes the company achieves the target level (17,682 shares) valued at $36.98 per share and includes the cash payment of dividend equivalents.

8
Mr. Keen would receive pro rata vesting (22 of 34 months, or 64.71%) of his 2009 time-vesting restricted stock award of 10,597 shares. The dollar amount is determined by multiplying 6,857 shares times $36.98.

9
Mr. Keen would receive pro rata vesting (24 of 36 months) assuming the performance goals are met. This 2009 performance share award had two equally weighted performance goals: CEPS and TSR for a three-year performance period. The dollar amount assumes the company achieves the target level (21,193 shares) with pro rata vesting of 14,129 shares valued at $36.98 per share and includes the cash payment of dividend equivalents.

10
Mr. Keen would receive pro rata vesting (10 of 34 months, or 29.41%) of his 2010 time-vesting restricted stock award of 8,447 shares. The dollar amount is determined by multiplying 2,484 shares times $36.98.

11
Mr. Keen would receive pro rata vesting (12 of 36 months) assuming the performance goals are met. This 2010 performance share award had two equally weighted performance goals: CEPS and TSR for a three-year performance period. The dollar amount assumes the company achieves the target level (16,894 shares) with pro rata vesting of 5,631 shares valued at $36.98 per share and includes the cash payment of dividend equivalents.

12
The value shown represents the incremental increase in the present value of the Security Plan I and Security Plan II benefit based upon the occurrence of the applicable event, relative to the amount shown for Security Plan I and Security Plan II in the Pension Benefits for 2010 table. The value shown is based on a retirement at 58 years, 8 months for Mr. Keen and termination as of December 31, 2010. We used a discount rate of 5.4% and the RP-2000 Annuitant Mortality Table projected to 2018. Payments would begin in January 2011 under Security Plan I and July 2011 under Security Plan II.

13
The values shown represent the present value of the Security Plan I and Security Plan II death benefits. During a period of disability, a participant will continue to accrue years of participation under Security Plan II, and compensation will be credited to a participant who is receiving disability benefits at the full-time equivalent rate of pay that was being earned immediately prior to the participant’s becoming disabled.

14	Mr. Keen’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
15
The 13th-month trigger provision in Mr. Keen’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

16	Mr. Keen’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
17
Mr. Keen’s benefits under Security Plan I and Security Plan II would not be enhanced due to a termination within a change in control period. However, Mr. Keen would be entitled to benefits under these plans upon a termination as of December 31, 2010.

18
Mr. Keen’s change in control agreement provides for a 15% reduction in parachute payment if this reduction will avoid an excise tax. In Mr. Keen’s case for the not for cause or constructive discharge termination, a $639,181 reduction will reduce the parachute payment below the threshold and avoid an excise tax.

19	The 13th-month trigger did not result in a parachute payment that would cause excise tax, and thus no Section 280G tax gross-up would be provided.

Darrel T. Anderson

										Not for Cause
										or Constructive
									Change in	Discharge		13th-Month
Executive Benefits and									Control	Termination		Trigger
Payments Upon	Voluntary		Not for Cause		For Cause		Death or		(Without	(Change in		(Change in
Termination or	Termination		Termination		Termination		Disability		Termination)	Control)		Control)
Change in Control	($)		($)		($)		($)		($)	($)		($)
(a)	(b)		(c)		(d)		(e)		(f)1	(g)1		(h)1
Compensation:
Base Salary										912,500	2	608,333	3
Short-Term Incentive Plan 2010										456,250	2	304,167	3
Restricted Stock – Time-Vesting 2/21/08							123,513	4	123,513	123,513		123,513
Performance Shares – CEPS/TSR 2/21/08							271,074	5	271,074	271,074		271,074
Restricted Stock – Time-Vesting 2/24/09							95,778	6	148,031	148,031		148,031
Performance Shares – CEPS/TSR 2/24/09							210,210	7	315,316	315,316		315,316
Restricted Stock – Time-Vesting 2/26/10							36,056	8	122,626	122,626		122,626
Performance Shares – CEPS/TSR 2/26/10							84,378	9	253,133	253,133		253,133
Benefits and Perquisites:
Security Plan I	137,490	10	137,490	10	137,490	10	120,245	11		137,490	17	137,490	17
Security Plan II	1,124,327	10	1,124,327	10	1,124,327	10	2,933,065	11		2,168,491	12	2,168,491	12
Continuation of Welfare Benefits										32,847	13	24,710	14
Outplacement Services										12,000	15
280G Tax Gross-up										1,365,702	16	1,118,100	16
Total:	1,261,817		1,261,817		1,261,817		3,874,319		1,233,693	6,318,973		5,594,984

1
Mr. Anderson would receive full vesting of his time-vesting restricted stock awards and payout of the performance shares at target. The dollar amounts are determined by multiplying the number of shares by $36.98 and include the cash payment of dividend equivalents, as applicable.

2	Mr. Anderson’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
3	The 13th-month trigger provision in Mr. Anderson’s change in control agreement provides for the payment of two-thirds of his severance payment.
4	Mr. Anderson would receive full vesting of his 2008 time-vesting restricted stock award of 3,340 shares. The dollar amount is determined by multiplying 3,340 shares times $36.98.
5
Mr. Anderson would receive full vesting assuming the performance goals are met. This 2008 performance share award had two equally weighted performance goals: CEPS and TSR for a three-year performance period. The dollar amount assumes the company achieves the target level (6,680 shares) valued at $36.98 per share and includes the cash payment of dividend equivalents.

6
Mr. Anderson would receive pro rata vesting (22 of 34 months, or 64.71%) of his 2009 time-vesting restricted stock award of 4,003 shares. The dollar amount is determined by multiplying 2,590 shares times $36.98.

7
Mr. Anderson would receive pro rata vesting (24 of 36 months) assuming the performance goals are met. This 2009 performance share award had two equally weighted performance goals: CEPS and TSR for a three-year performance period. The dollar amount assumes the company achieves the target level (8,007 shares) with pro rata vesting of 5,338 shares valued at $36.98 per share and includes the cash payment of dividend equivalents.

8
Mr. Anderson would receive pro rata vesting (10 of 34 months, or 29.41%) of his 2010 time-vesting restricted stock award of 3,316 shares. The dollar amount is determined by multiplying 975 shares times $36.98.

9
Mr. Anderson would receive pro rata vesting (12 of 36 months) assuming the performance goals are met. This 2010 performance share award had two equally weighted performance goals: CEPS and TSR for a three-year performance period. The dollar amount assumes the company achieves the target level (6,630 shares) with pro rata vesting of 2,210 shares valued at $36.98 per share and includes the cash payment of dividend equivalents.

10
The values shown represent the present value of the Security Plan I and Security Plan II benefit based on Mr. Anderson’s actual age and benefit commencement at the age of 55 and termination as of December 31, 2010. We used a discount rate of 5.4% and the RP-2000 Annuitant Mortality Table projected to 2018. Payments would begin when Mr. Anderson reaches the age of 55.

11
The values shown represent the present value of the Security Plan I and Security Plan II death benefits. During a period of disability, a participant will continue to accrue years of participation under Security Plan II, and compensation will be credited to a participant who is receiving disability benefits at the full-time equivalent rate of pay that was being earned immediately prior to the participant’s becoming disabled.

12
Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown were determined as described in footnote 10, except it was assumed Mr. Anderson was 55 as of December 31, 2010.

13	Mr. Anderson’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
14
The 13th-month trigger provision in Mr. Anderson’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

15	Mr. Anderson’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
16	The values shown assume an incremental overall tax rate of 41.520% increased by the Internal Revenue Code Section 4999 excise tax of 20%.
17
Mr. Anderson’s benefits under Security Plan I and Security Plan II would not be enhanced due to a termination within a change in control period. However, Mr. Anderson would be entitled to benefits under these plans upon a termination as of December 31, 2010.

Daniel B. Minor

Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination ($) (b)		Not for Cause Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Change in Control (Without Termination) ($) (f)1	Not for Cause or Constructive Discharge Termination (Change in Control) ($) (g)1		13th-Month Trigger (Change in Control) ($) (h)1
Compensation:
Base Salary										850,000	2	566,667	3
Short-Term Incentive Plan 2010										425,000	2	283,333	3
Restricted Stock – Time-Vesting 2/21/08							81,948	4	81,948	81,948		81,948
Performance Shares – CEPS/TSR 2/21/08							179,851	5	179,851	179,851		179,851
Restricted Stock – Time-Vesting 2/24/09							63,569	6	98,219	98,219		98,219
Performance Shares – CEPS/TSR 2/24/09							139,445	7	209,187	209,187		209,187
Restricted Stock – Time-Vesting 2/26/10							33,615	8	114,231	114,231		114,231
Performance Shares – CEPS/TSR 2/26/10							78,613	9	235,800	235,800		235,800

Benefits and Perquisites:
Security Plan I
Security Plan II	624,585	10	624,585	10	624,585	10	1,808,532	11		1,559,694	12	1,559,694	12
Continuation of Welfare Benefits										27,457	13	20,686	14
Outplacement Services										12,000	15
280G Tax Gross-up										1,246,677	16	1,016,027	16
Total:	624,585		624,585		624,585		2,385,573		919,236	5,040,064		4,365,643

1
Mr. Minor would receive full vesting of his time-vesting restricted stock awards and payout of the performance shares at target. The dollar amounts are determined by multiplying the number of shares by $36.98 and include the cash payment of dividend equivalents, as applicable.

2	Mr. Minor’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
3	The 13th-month trigger provision in Mr. Minor’s change in control agreement provides for the payment of two-thirds of his severance payment.
4	Mr. Minor would receive full vesting of his 2008 time-vesting restricted stock award of 2,216 shares. The dollar amount is determined by multiplying 2,216 shares times $36.98.
5
Mr. Minor would receive full vesting assuming the performance goals are met. This 2008 performance share award had two equally weighted performance goals: CEPS and TSR for a three-year performance period. The dollar amount assumes the company achieves the target level (4,432 shares) valued at $36.98 per share and includes the cash payment of dividend equivalents.

6
Mr. Minor would receive pro rata vesting (22 of 34 months, or 64.71%) of his 2009 time-vesting restricted stock award of 2,656 shares. The dollar amount is determined by multiplying 1,719 shares times $36.98.

7
Mr. Minor would receive pro rata vesting (24 of 36 months) assuming the performance goals are met. This 2009 performance share award had two equally weighted performance goals: CEPS and TSR for a three-year performance period. The dollar amount assumes the company achieves the target level (5,312 shares) with pro rata vesting of 3,541 shares valued at $36.98 per share and includes the cash payment of dividend equivalents.

8
Mr. Minor would receive pro rata vesting (10 of 34 months, or 29.41%) of his 2010 time-vesting restricted stock award of 3,089 shares. The dollar amount is determined by multiplying 909 shares times $36.98.

9
Mr. Minor would receive pro rata vesting (12 of 36 months) assuming the performance goals are met. This 2010 performance share award had two equally weighted performance goals: CEPS and TSR for a three-year performance period. The dollar amount assumes the company achieves the target level (6,176 shares) with pro rata vesting of 2,059 shares valued at $36.98 per share and includes the cash payment of dividend equivalents.

10
The values shown represent the present value of the Security Plan II benefit based on Mr. Minor’s actual age and benefit commencement at the age of 55 and termination as of December 31, 2010. We used a discount rate of 5.4% and the RP-2000 Annuitant Mortality Table projected to 2018. Payments would begin when Mr. Minor reaches the age of 55.

11
The values shown represent the present value of the Security Plan II death benefits. During a period of disability, a participant will continue to accrue years of participation under Security Plan II, and compensation will be credited to a participant who is receiving disability benefits at the full-time equivalent rate of pay that was being earned immediately prior to the participant’s becoming disabled.

12
Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown were determined as described in footnote 10, except it was assumed Mr. Minor was 55 as of December 31, 2010.

13	Mr. Minor’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
14
The 13th-month trigger provision in Mr. Minor’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

15	Mr. Minor’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
16	The values shown assume an incremental overall tax rate of 41.520% increased by the Internal Revenue Code Section 4999 excise tax of 20%.

Rex Blackburn

Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination ($) (b)		Not for Cause Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Change in Control (Without Termination) ($) (f)1	Not for Cause or Constructive Discharge Termination (Change in Control) ($) (g)1		13th-Month Trigger (Change in Control) ($) (h)1
Compensation:
Base Salary										612,500	2	408,333	3
Short-Term Incentive Plan 2010										245,000	2	163,333	3
Restricted Stock – Time-Vesting 2/21/08							12,906	4	12,906	12,906		12,906
Performance Shares – CEPS/TSR 2/21/08							28,365	5	28,365	28,365		28,365
Restricted Stock – Time-Vesting 2/24/09							47,113	6	72,814	72,814		72,814
Performance Shares – CEPS/TSR 2/24/09							103,373	7	155,078	155,078		155,078
Restricted Stock – Time-Vesting 2/26/10							18,823	8	64,012	64,012		64,012
Performance Shares – CEPS/TSR 2/26/10							44,060	9	132,179	132,179		132,179

Benefits and Perquisites:
Security Plan I
Security Plan II	461,278	10	461,278	10	461,278	10	460,711	11		461,278	12	461,278	12
Continuation of Welfare Benefits										46,016	13	34,578	14
Outplacement Services										12,000	15
280G Tax Gross-up										524,267	16	363,523	16
Total:	461,278		461,278		461,278		715,351		465,354	2,366,415		1,896,399

1
Mr. Blackburn would receive full vesting of his time-vesting restricted stock awards and payout of the performance shares at target. The dollar amounts are determined by multiplying the number of shares by $36.98 and include the cash payment of dividend equivalents, as applicable.

2	Mr. Blackburn’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
3	The 13th-month trigger provision in Mr. Blackburn’s change in control agreement provides for the payment of two-thirds of his severance payment.
4	Mr. Blackburn would receive full vesting of his 2008 time-vesting restricted stock award of 349 shares. The dollar amount is determined by multiplying 349 shares times $36.98.
5
Mr. Blackburn would receive full vesting assuming the performance goals are met. This 2008 performance share award had two equally weighted performance goals: CEPS and TSR for a three-year performance period. The dollar amount assumes the company achieves the target level (699 shares) valued at $36.98 per share and includes the cash payment of dividend equivalents.

6
Mr. Blackburn would receive pro rata vesting (22 of 34 months, or 64.71%) of his 2009 time-vesting restricted stock award of 1,969 shares. The dollar amount is determined by multiplying 1,274 shares times $36.98.

7
Mr. Blackburn would receive pro rata vesting (24 of 36 months) assuming the performance goals are met. This 2009 performance share award had two equally weighted performance goals: CEPS and TSR for a three-year performance period. The dollar amount assumes the company achieves the target level (3,938 shares) with pro rata vesting of 2,625 shares valued at $36.98 per share and includes the cash payment of dividend equivalents.

8
Mr. Blackburn would receive pro rata vesting (10 of 34 months, or 29.41%) of his 2010 time-vesting restricted stock award of 1,731 shares. The dollar amount is determined by multiplying 509 shares times $36.98.

9
Mr. Blackburn would receive pro rata vesting (12 of 36 months) assuming the performance goals are met. This 2010 performance share award had two equally weighted performance goals: CEPS and TSR for a three-year performance period. The dollar amount assumes the company achieves the target level (3,462 shares) with pro rata vesting of 1,154 shares valued at $36.98 per share and includes the cash payment of dividend equivalents.

10
The values shown represent the present value of the Security Plan II benefit based on Mr. Blackburn’s actual age and benefit commencement at the age of 55 and termination as of December 31, 2010. We used a discount rate of 5.4% and the RP-2000 Annuitant Mortality Table projected to 2018.

11
The values shown represent the present value of the Security Plan II death benefits. During a period of disability, a participant will continue to accrue years of participation under Security Plan II, and compensation will be credited to a participant who is receiving disability benefits at the full-time equivalent rate of pay that was being earned immediately prior to the participant’s becoming disabled.

12
Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown were determined as described in footnote 10.

13
Mr. Blackburn’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.

14
The 13th-month trigger provision in Mr. Blackburn’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

15	Mr. Blackburn’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
16	The values shown assume an incremental overall tax rate of 41.520% increased by the Internal Revenue Code Section 4999 excise tax of 20%.

Lisa A. Grow

							Not for Cause
							or Constructive
						Change in	Discharge		13th-Month
Executive Benefits and						Control	Termination		Trigger
Payments Upon	Voluntary	Not for Cause	For Cause	Death or		(Without	(Change in		(Change in
Termination or	Termination	Termination	Termination	Disability		Termination)	Control)		Control)
Change in Control	($)	($)	($)	($)		($)	($)		($)
(a)	(b)	(c)	(d)	(e)		(f)1	(g)1		(h)1
Compensation:
Base Salary							550,000	2	366,667	3
Short-Term Incentive Plan 2010							220,000	2	146,667	3
Restricted Stock – Time-Vesting 2/21/08				32,690	4	32,690	32,690		32,690
Performance Shares –CEPS/TSR 2/21/08				71,786	5	71,786	71,786		71,786
Restricted Stock –Time-Vesting 2/24/09				25,368	6	39,199	39,199		39,199
Performance Shares –CEPS/TSR 2/24/09				55,644	7	83,446	83,446		83,446
Restricted Stock –Time-Vesting 2/26/10				16,900	8	57,504	57,504		57,504
Performance Shares –CEPS/TSR 2/26/10				39,554	9	118,663	118,663		118,663

Benefits and Perquisites:
Security Plan I
Security Plan II				541,930	10		299,768	11	299,768	11
Continuation of Welfare Benefits							26,031	12	19,526	13
Outplacement Services							12,000	14
280G Tax Gross-up							589,771	15	446,750	15
Total:				783,872		403,288	2,100,858		1,682,666

1
Ms. Grow would receive full vesting of her time-vesting restricted stock awards and payout of the performance shares at target. The dollar amounts are determined by multiplying the number of shares by $36.98 and include the cash payment of dividend equivalents, as applicable.

2	Ms. Grow’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times her base salary and short-term incentive plan target amount.
3	The 13th-month trigger provision in Ms. Grow’s change in control agreement provides for the payment of two-thirds of her severance payment.
4	Ms. Grow would receive full vesting of her 2008 time-vesting restricted stock award of 884 shares. The dollar amount is determined by multiplying 884 shares times $36.98.
5
Ms. Grow would receive full vesting assuming the performance goals are met. This 2008 performance share award had two equally weighted performance goals: CEPS and TSR for a three-year performance period. The dollar amount assumes the company achieves the target level (1,769 shares) valued at $36.98 per share and includes the cash payment of dividend equivalents.

6
Ms. Grow would receive pro rata vesting (22 of 34 months, or 64.71%) of her 2009 time-vesting restricted stock award of 1,060 shares. The dollar amount is determined by multiplying 686 shares times $36.98.

7
Ms. Grow would receive pro rata vesting (24 of 36 months) assuming the performance goals are met. This 2009 performance share award had two equally weighted performance goals: CEPS and TSR for a three-year performance period. The dollar amount assumes the company achieves the target level (2,119 shares) with pro rata vesting of 1,413 shares valued at $36.98 per share and includes the cash payment of dividend equivalents.

8
Ms. Grow would receive pro rata vesting (10 of 34 months, or 29.41%) of her 2010 time-vesting restricted stock award of 1,555 shares. The dollar amount is determined by multiplying 457 shares times $36.98.

9
Ms. Grow would receive pro rata vesting (12 of 36 months) assuming the performance goals are met. This 2010 performance share award had two equally weighted performance goals: CEPS and TSR for a three-year performance period. The dollar amount assumes the company achieves the target level (3,108 shares) with pro rata vesting of 1,036 shares valued at $36.98 per share and includes the cash payment of dividend equivalents.

10
The values shown represent the present value of the Security Plan II death benefits. During a period of disability, a participant will continue to accrue years of participation under Security Plan II, and compensation will be credited to a participant who is receiving disability benefits at the full-time equivalent rate of pay that was being earned immediately prior to the participant’s becoming disabled.

11
Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown were determined based on a discount rate of 5.4% and the RP-2000 Annuity Mortality Table projected to 2018, and assume Ms. Grow was 55 as of December 31, 2010.

12	Ms. Grow’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
13
The 13th-month trigger provision in Ms. Grow’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

14	Ms. Grow’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
15
The company may make a gross-up payment to Ms. Grow if she receives a claim from the Internal Revenue Service that, if successful, would require her to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G. The amount shown assumes that Ms. Grow is provided such a tax gross-up, and assumes an incremental overall tax rate of 41.520% increased by the Internal Revenue Code Section 4999 excise tax of 20%.

Director Compensation for 2010
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c) 1	Option Awards ($) (d) 2	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)		All Other Compensation ($) (g)	Total ($) (h)
C. Stephen Allred	61,500	44,987	—	—	—		—	106,487
Richard J. Dahl	83,000	44,987	—	—	—		—	127,987
Judith A. Johansen	76,450	44,987	—	—	—		—	121,437
Christine King	63,000	44,987	—	—	—		—	107,987
Gary G. Michael	106,750	44,987	—	—	16,374	3	—	168,111
Jon H. Miller4	50,000	44,987	—	—	78,366	5	—	173,353
Jan B. Packwood	75,000	44,987	—	—	—		—	119,987
Richard G. Reiten	55,500	44,987	—	—	9,091	3	—	109,578
Joan H. Smith	75,000	44,987	—	—	—		—	119,987
Robert A. Tinstman	76,000	44,987	—	—	40,159	6	—	161,146
Thomas J. Wilford	69,000	44,987	—	—	9,908	3	—	123,895

1
This column reflects the grant date fair value of IDACORP common stock awarded to our non-employee directors measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Stock Compensation. The grant date fair value is based on the closing price of IDACORP common stock on the business day before the grant date. The grant date fair value for the awards included in this column is based on the closing price of IDACORP common stock on February 26, 2010, which was $33.03.

2	No options were awarded to directors in 2010. The following table represents options awarded prior to 2010 and outstanding at December 31, 2010 for each non-employee director:

Name	Options Awarded	Options Outstanding

C. Stephen Allred	0	0
Richard J. Dahl	0	0
Judith A. Johansen	0	0
Christine King	0	0
Gary G. Michael	8,250	3,000
Jon H. Miller	8,250	8,250
Jan B. Packwood	0	0
Richard G. Reiten	3,000	3,000
Joan H. Smith	3,000	3,000
Robert A. Tinstman	8,250	8,250
Thomas J. Wilford	3,000	3,000

3	Represents above-market interest on deferred fees.
4	Retired effective May 21, 2010.
5
Represents $66,575 in above-market interest accrued on deferred fees for the full year 2010, though Mr. Miller retired effective May 21, 2010, and $11,791 relating to the change in present value of Mr. Miller’s retirement benefit payments under the Idaho Power Company Security Plan for Directors, which was terminated on April 1, 2002.

6
Represents $25,912 in above-market interest accrued on deferred fees and $14,247 relating to the change in present value of Mr. Tinstman’s retirement benefit payments under the Idaho Power Company Security Plan for Directors, which was terminated on April 1, 2002.

Director Compensation Amounts for 2010

          All directors of IDACORP also serve as directors of Idaho Power Company. The 2010 fees and other compensation shown in the table and discussed below are for service on both boards as well as for service on any subsidiary board. Employee directors receive no compensation for service on the boards.

Fees

          The following table sets forth the fees payable to our directors:

Base Retainer	$45,000
Additional Retainers
Chairman of the board	75,000
Chairman of audit committee	12,500
Chairman of compensation committee	10,000
Chairman of corporate governance committee	6,000

Meeting Fees1
Board meeting	1,500
Committee meeting	1,500
Shareholder meeting	1,500

Annual Stock Awards	45,000

Subsidiary Board Fees
IDACORP Financial Services2
Monthly retainer	750
Meeting fees	600
Ida-West Energy3
Monthly retainer	750
Meeting fees	600

1	The chairman of the board does not receive meeting fees.
2	Mr. Packwood serves on the IDACORP Financial Services board.
3	Mr. Packwood serves on the Ida-West Energy board.

Deferral Arrangements

          Directors may defer all or a portion of their annual IDACORP, Idaho Power Company, IDACORP Financial Services, Inc., and Ida-West Energy retainers and meeting fees and receive a lump-sum payment of all amounts deferred with interest or a series of up to 10 equal annual payments after they separate from service with IDACORP and Idaho Power Company. Any cash fees that were deferred before 2009 for service as a member of the board of directors are credited with the preceding month’s average Moody’s Long-Term Corporate Bond Yield for utilities, or the Moody’s Rate, plus 3%, until January 1, 2019 when the interest rate will change to the Moody’s Rate. All cash fees that are deferred for service as a member of the board beginning January 1, 2009 are credited with interest at the Moody’s Rate. Interest is calculated on a pro rata basis each month using a 360-day year and the average Moody’s Rate for the preceding month.

          Effective January 1, 2009, directors may also defer their annual stock awards, which are then held as deferred stock units with dividend equivalents reinvested in additional deferred stock units. Upon separation from service with IDACORP and Idaho Power Company, directors will receive either a lump-sum distribution or a series of up to 10 equal annual installments. Upon a change in control the directors’ deferral accounts will be distributed to each participating director in a lump sum. The distributions will be in shares of our common stock, with each deferred stock unit equal to one share of our common stock and any fractional shares paid in cash.

Stock Ownership Guidelines

          The board of directors adopted stock ownership guidelines for non-employee directors in January 2006. Each non-employee director is expected to own IDACORP common stock equal in value to two times his or her current base annual retainer fee. A director is allowed three years to meet these requirements.

          Once a director reaches the stock ownership target under the guidelines, based on the then-current stock price, the director will remain in compliance with the guidelines, despite future changes in stock price, as long as the director continues to own the minimum number of shares that brought the director into compliance with the stock ownership target. If the base annual retainer fee increases, directors who have already met their stock ownership targets will need to meet the stock ownership guidelines only for the amount of increase in the base annual retainer fee.

Hedging Policy

          In January 2011, our board of directors approved amendments to our corporate governance guidelines that expressly prohibit directors from hedging their ownership of company common stock. The prohibition is coextensive with the prohibition on hedging applicable to our executive officers. As a result, directors may not enter into transactions that allow them to benefit from devaluation of our stock or be the technical legal owners of our stock without the full benefits and risks of such ownership. The forms of prohibited hedging strategies include, among others, zero-cost collars, equity swaps, straddles, prepaid variable forward contracts, and security futures contracts.

Retirement Benefits

          Effective April 1, 2002, we terminated the Idaho Power Company Security Plan for Directors. At that time, current directors were entitled to their vested benefits under the plan as of January 15, 2002. The plan was a nonqualified deferred compensation plan that provided for retirement benefit payments. The maximum payment is $17,500 per year for a period of 15 years. Directors elected prior to November 30, 1994 could elect 180 monthly installments or a single life annuity with a joint and survivor option. Directors elected after November 1994 receive a single life annuity with a joint and survivor option. Benefits are paid to inside directors on the 10th day of the month after severance from service on the board of directors. Benefits are paid to outside directors on the 10th date of the month after the later of severance from service on the board or reaching age 65. During 2010, there were two directors with vested benefits in the plan: Mr. Tinstman, who was elected after November 30, 1994, and Mr. Miller, who was elected before November 30, 1994.

Our Compensation Policies and Practices as They Relate to
Risk Management

          We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from these policies and practices are not reasonably likely to have a material adverse effect on our company. Prior to each of the January 2010 and 2011 meetings of the compensation committee, members of our human resources department and executive management met to discuss risks that may arise from our compensation policies and practices. The discussions involved a review and consideration of several of the factors set forth in Item 402(s) of Regulation S-K under the Securities Act of 1933, as amended, as well as the following items:

●
the vast majority of IDACORP’s income from continuing operations is contributed by Idaho Power Company, which is a regulated electric utility, and management believes its operations do not lend themselves to or incentivize significant risk-taking by employees;

●
our employees and executives are limited from taking operational risks by the extensive regulation of our operations by multiple agencies, including the Federal Energy Regulatory Commission and state public utility commissions;

●
we use a balanced and diverse compensation structure designed to link an appropriate portion of compensation to the company’s long-term performance, while at the same time capping the maximum incentive payouts and providing a base salary, to prevent undue emphasis on incentive compensation;

●	we benchmark compensation to be consistent with industry practice;

●	incentive compensation is based on performance metrics that are consistent with our long-term goals;

●
we have internal controls and standards of business conduct that support our compensation goals and mitigate risk, and we use auditing processes on a regular basis to ensure compliance with these controls and standards; and

●
the compensation committee, the members of which are independent, oversees our compensation policies and practices and is responsible for reviewing and approving executive compensation, and it considers potential risks when evaluating executive compensation policies and practices.

          At the January 2010 and November 2010 meetings, the compensation committee members discussed, together with management and its compensation consultant, whether our compensation programs incentivized risk-taking behavior. During this process, the compensation committee analyzed the fixed and variable components of compensation and considered whether compensation programs should be modified to ensure that a balance between prudent business risk and resulting reward is maintained. After this evaluation, the compensation committee determined that our compensation practices do not increase the company’s risk exposure. The compensation committee also observed that the company has an extensive risk management policy and that the company’s compensation practices are not a significant factor in the overall risk profile of the company’s business.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

          Under an amendment to the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, recently adopted by Congress as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, our shareholders are able to vote to approve, on a nonbinding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers. In accordance with the new requirements, we are providing our shareholders with an opportunity to endorse or not endorse our executive compensation program, commonly known as a “say-on-pay” proposal.

          As described in more detail in the Compensation Discussion and Analysis, the philosophy that underlies our executive compensation policy is to provide balanced and competitive compensation to our officers to (1) ensure that our company is able to attract and retain high-quality officers, and (2) motivate our officers to achieve performance goals that will benefit our shareholders and customers. This philosophy is implemented in tandem with our three-part business strategy of responsible planning, responsible development and protection of resources, and responsible energy use to ensure adequate energy supplies. At the core of this philosophy is our pay-for-performance model, which links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. Our compensation program is also designed to manage risk by employing a balanced portfolio of performance and market driven compensation components designed to optimize shareholder and other stakeholder interests, thereby helping to ensure sustainable business success and value-creation.

          We urge our shareholders to read the Compensation Discussion and Analysis in this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative included in the section entitled Executive Compensation, which provide detailed information on the compensation of our named executive officers. The compensation committee and the board of directors believe that the policies and procedures articulated in that discussion are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to our company’s recent and long-term successes.

          We are therefore requesting shareholders to approve the following advisory resolution at the 2011 Annual Meeting of Shareholders:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the accompanying tables and related narrative in the proxy statement for the company’s 2011 Annual Meeting of Shareholders.

          As noted above, we are providing this advisory vote as required pursuant to amendments to the Exchange Act. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The shareholder vote will not be binding on the company or our board, and it will not be construed as overruling any decision by the company or the board or creating or implying any change to, or additional, fiduciary duties for our company or our board. Although nonbinding, the board and the compensation committee will review and consider the voting results when making future decisions regarding our executive compensation program.

          The board of directors unanimously recommends a vote “FOR” the approval of the advisory resolution on executive compensation.

PROPOSAL NO. 4
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE
COMPENSATION

          Pursuant to recently adopted amendments to the Exchange Act pursuant to the Dodd-Frank Act, we are providing our shareholders with the opportunity to vote, on a nonbinding, advisory basis, for their preference on the frequency of future advisory votes on the compensation of our named executive officers of the nature reflected in Proposal No. 3 above. Shareholders may indicate whether they prefer that we conduct future advisory votes on executive compensation every one, two, or three years. Shareholders also may abstain from casting a vote on this proposal.

          The board of directors has determined that, at least for the initial shareholder vote on this matter, holding an advisory vote on executive compensation every year is the most appropriate policy at this time, and recommends that shareholders vote for future advisory votes on executive compensation to occur every year. While our executive compensation programs and pay for performance model are designed to promote a long-term focus, the board recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback on our compensation disclosures, and prevents a longer lag time between shareholder input and executive compensation decisions. We have sought input on this issue from some of our shareholders, and we believe that an annual advisory vote on executive compensation is consistent with our practice of continuing to seek input and engage in dialogue with our shareholders on corporate governance matters and our executive compensation philosophy, policies, and practices.

          This advisory vote on the frequency of future advisory votes on executive compensation is nonbinding on the board of directors. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Shareholders are not voting to approve or disapprove the board’s recommendation; shareholders may choose among the four choices presented. Although nonbinding, the board and the compensation committee will carefully review the voting results.

          The board of directors unanimously recommends a vote of “ONE YEAR” for conducting future advisory votes on executive compensation.

PROPOSAL NO. 5
SHAREHOLDER PROPOSAL REQUESTING THAT THE BOARD OF DIRECTORS TAKE STEPS TO
ELIMINATE CLASSIFICATION WITH RESPECT TO DIRECTOR ELECTIONS TO REQUIRE THAT
ALL DIRECTORS STAND FOR ELECTION ANNUALLY

          Mr. Gerald Armstrong has notified the company that he intends to submit the following proposal at the 2011 Annual Meeting of Shareholders. According to information provided by Mr. Armstrong, he beneficially owned 120 shares of IDACORP common stock on the date he submitted the shareholder proposal. Mr. Armstrong’s mailing address is 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917, and his telephone number is (303) 355-1199. Mr. Armstrong has indicated that he intends to move the following resolution at the annual meeting and has furnished the following statement in support of his proposal:

RESOLUTION

          That the shareholders of IDACORP, Inc. request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT

          The current practice of electing only one-third of the directors for three-year terms is not in the best interest of the corporation or its shareholders. Eliminating this staggered system increases accountability and gives shareholders the opportunity to express their views on the performance of each director annually. The proponent believes the election of directors is the strongest way that shareholders influence the direction of any corporation and our corporation should be no exception.

          As a professional investor, the proponent has introduced the proposal at several corporations which have adopted it. In others, opposed by the board or management, it has received votes in excess of 70% and is likely to be reconsidered favorably.

          The proponent believes that increased accountability must be given our shareholders whose capital has been entrusted in the form of share investments especially during these times of great economic challenge.

          Arthur Levitt, former Chairman of The Securities and Exchange Commission said, “In my view, it’s best for the investor if the entire board is elected once a year. Without annual election of each director, shareholders have far less control over who represents them.”

          While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

          The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.

          In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

          If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

The Company’s Position Opposing the Shareholder Proposal

          The board of directors has carefully considered this proposal and recommends that shareholders vote “AGAINST” the proposal. This proposal requests that the board of directors take the steps necessary to declassify the board and to have annual elections of all directors. Our restated articles of incorporation, as amended, provide that directors are elected for three-year terms, with approximately one-third of the board of directors elected at each annual meeting of shareholders. Several important reasons why the board of directors believes that our company should maintain its current board structure are discussed below.

●
Stability and Continuity. Three-year staggered terms for our directors help ensure that, at any given time, a majority of the board has prior experience and familiarity with the company’s business, facilities, complex regulatory environment, opportunities, and challenges. While experience and knowledge are important attributes for directors of any company, we believe they are especially significant for our company and its subsidiaries. We operate in a complex environment characterized by extensive state and federal regulation and potentially volatile energy markets. The board believes that the experience and knowledge that our directors gain over time in dealing with these issues makes them more effective in fulfilling their responsibilities by appropriately balancing short-term goals and long-term planning. Declassifying the board could result in a total loss of accumulated knowledge and experience in a single election cycle. Further, good corporate planning and initiatives are strategic in nature and often require several years to implement and realize results. Eliminating our classified board could be disruptive to corporate planning and the long-term stability of our company. We believe that the classified board structure has helped, and will continue to help, provide continuity and stability, enabling the development and implementation of the company’s business strategy and continued focus on sustained performance rather than just short-term results.

●
Long-Term Commitment. Because a classified board produces more orderly change in the composition of the board and in the policies and strategies of the company, the company is better equipped to attract and retain individuals with the quality, integrity, and caliber required to commit the time and resources required to understand fully the company and its operations. The board believes that a classified structure helps to attract experienced directors and ensure continuity of leadership. The board also believes that agreeing to serve a three-year term demonstrates an individual’s long-term commitment to the company. Experienced and knowledgeable directors are particularly important for companies such as ours that operate in a complex regulatory environment, as a thorough understanding of our regulatory framework and its impact on our business can take considerable time to develop.

●
Board Accountability. The board believes that directors elected to three-year terms are just as accountable to shareholders as directors elected annually, since all directors are required to uphold their fiduciary duties to the company and its shareholders, regardless of the length of their terms of office. The board is well aware of the fiduciary duties of care and loyalty owed to our company and our shareholders, and those duties exist regardless of the director’s term. Recognition and adherence to those duties provide the highest form of accountability of the director to the company and its shareholders. In the board’s view, the annual election of approximately one-third of the directors provides shareholders with an orderly means to effect change and to communicate their views on the performance of the company and its directors.

●
Protection Against Unfair and Abusive Takeover Tactics and Inadequate Offers. The board believes that a classified board reduces the company’s vulnerability to unfriendly or unsolicited takeover tactics from investor groups focusing on short-term financial gains, which may not be in the best long-term interests of the company’s shareholders. The classified board structure is an important deterrent to an entity or group that would try to take control of our company by replacing the board with its own nominees at a single meeting without paying a fair price to our shareholders, and is designed to prevent what the board believes is a potentially abusive tactic that is unfair to the company’s shareholders. Also, a mere attempt to obtain control, even if unsuccessful, can seriously disrupt the conduct of a company’s business and cause it to incur substantial expense. Classified board structures have been shown to be an effective means of protecting long-term shareholder interests against these types of abusive tactics. A classified board structure gives the directors the time and leverage necessary to evaluate the adequacy and fairness of any takeover proposal, consider alternative proposals, and ultimately negotiate the best result for all shareholders. The classified board structure does not prevent or preclude unsolicited takeover attempts, but it empowers the incumbent board to negotiate terms to maximize the value of the transaction to all of our shareholders.

          The board of directors does not believe there is a single formula to corporate governance that can be applied uniformly to all types of companies, without regard to their industry, structure, or other company-specific considerations. An appropriate practice for one company may not be an appropriate practice for another. To claim that “one size fits all” in this context ignores the unique challenges, opportunities, and risk/reward philosophies of each particular company. We believe it is important that our shareholders be represented by a board of directors with experience in directing management in a highly regulated industry, and with the institutional knowledge that has given our shareholders the results the company has achieved over the long term.

           For all of the above reasons, our board of directors unanimously recommends a vote “AGAINST” this shareholder proposal.

          Approval of the proposed resolution would not automatically eliminate the company’s classified board structure. Further action by the company’s shareholders and the board of directors would be required to amend the company’s restated articles of incorporation to eliminate classification of terms of the directors. Under the company’s restated articles of incorporation, if such an amendment is first authorized and approved by two-thirds of the board, the amendment would require the approval of the shareholders at a meeting at which a quorum exists. If two-thirds of the board does not recommend and submit the matter to the shareholders for their consideration but the board nevertheless submits the matter for shareholder approval, the amendment would require the affirmative vote of not less than 80% of our outstanding shares.

OTHER BUSINESS

          Neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the notice of annual meeting and this proxy statement. In addition, other than as described below, we have not been informed that any other matter will be presented to the meeting by others. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SHARED ADDRESS SHAREHOLDERS

          In accordance with a notice sent to eligible shareholders who share a single address, we are sending only one annual report to shareholders and proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, to that address, unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate annual report to shareholders or proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future, he or she may contact investor relations, 1221 West Idaho Street, Boise, Idaho 83702, telephone (800) 635-5406. Eligible shareholders of record receiving multiple copies of our annual report to shareholders and proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, can request householding by contacting us in the same manner. If you own shares through a bank, broker, or other nominee, you can request householding by contacting the nominee.

          We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the annual report to shareholders, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Requests should be addressed to investor relations at the address set forth above.

2012 ANNUAL MEETING OF SHAREHOLDERS

Director Nominations, Other Business, and Discretionary Voting Authority

          Our bylaws provide that director nominations may be made only by the board of directors or by a shareholder entitled to vote who has delivered written notice to our corporate secretary. The notice must be received no later than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the 2011 Annual Meeting of Shareholders. The notice must also contain certain information specified in the bylaws, which you may obtain by writing to our corporate secretary.

          Rule 14a-4 of the Securities and Exchange Commission’s proxy rules allows us to use discretionary voting authority to vote on matters coming before our annual meeting of shareholders, if we do not have notice of the matter at least 45 days before the first anniversary date on which we first mailed our proxy materials for the 2011 Annual Meeting of Shareholders or the date specified by an advance notice provision in our bylaws. Our bylaws contain such an advance notice provision. Under the bylaws, the only business that may be brought before our annual meeting of shareholders are those matters specified in the notice of the meeting or otherwise properly brought before the annual meeting by the board or by a shareholder entitled to vote who has delivered written notice to our corporate secretary. The shareholder must deliver the notice no later than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the 2011 Annual Meeting of Shareholders. The notice must also contain certain information specified in the bylaws, which you may obtain by writing to our corporate secretary.

          For the 2012 annual meeting of shareholders, currently expected to be held on May 17, 2012, you must submit such nominations or proposals to the corporate secretary of IDACORP no later than December 9, 2011.

Shareholder Proposals

          The above requirements are separate and apart from the Securities and Exchange Commission’s requirements that you must meet in order to have a shareholder proposal included in the proxy statement under Rule 14a-8. For our 2012 annual meeting of shareholders, currently expected to be held on May 17, 2012, if you wish to submit a proposal for inclusion in the proxy materials pursuant to Rule 14a-8, you must submit your proposal to our corporate secretary on or before December 9, 2011.

          If you cannot attend the meeting, please vote your proxy or proxies without delay.

          Our 2010 annual report to shareholders was provided to shareholders with this proxy statement. We will also make available to our shareholders a copy of our Annual Report on Form 10-K, excluding exhibits, for the year ended December 31, 2010, which is required to be filed with the Securities and Exchange Commission. You may obtain a copy without charge upon written or oral request to Lawrence F. Spencer, Director of Investor Relations, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702, telephone number (208) 388-2200. You may also access our Annual Report on Form 10-K through our website at www.idacorpinc.com or at the website maintained by the Securities and Exchange Commission, www.sec.gov.

APPENDIX A

Pre-Approval of Independent Auditor Services Standard

1.	Introduction

a)
The Sarbanes-Oxley (SOX) Act of 2002, section 10A(i) of the Securities Exchange Act of 1934, as amended, Regulation S-X Section 2-01(c)(7), and Idaho Power Company’s (IPC) Audit Committee Charter require the Audit Committee to pre-approve all audit and permitted non-audit services provided to IPC by the independent auditor. Accordingly, the Pre-Approval of Independent Auditor Services Standard is authorized by the IDACORP Corporate Governance Compliance Policy to comply with these requirements.

2.	Compliance

a)
To the extent that this standard applies to their work for the company, all company directors, officers, and employees shall comply with the Pre-Approval of Independent Auditor Services Standard. Any employee who fails to do so may be subject to disciplinary actions, which may include, among others, termination of employment.

b)
The vice president (VP) and chief risk officer is designated the oversight officer for the Pre-Approval of Independent Auditor Services Standard and is responsible for compliance monitoring, necessary training, and annual review of this standard.

3.	Objectives

	a)	The Audit Committee has adopted the Pre-Approval of Independent Auditor Services Standard to ensure both the appearance and certainty of independence on behalf of the independent auditors.

4.	Audit Committee Pre-Approval Requirements

a)
In addition to auditing IPC’s consolidated financial statements, the independent auditor may be engaged to provide audit-related services, tax services, and all other services. To ensure the provision of such services does not impair the auditor’s independence, the Audit Committee is required to pre-approve all services performed by the independent auditor. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require pre-approval by the Audit Committee.

b)
Any request to engage the independent auditor to provide a service that has not received general pre-approval shall be submitted as a written proposal to the chief financial officer (CFO) with a copy to the general counsel. Such requests shall include a detailed description of service to be provided, the proposed fee, and the business reasons for engaging the independent auditor to provide the service. Upon approval by the CFO, the general counsel, and the independent auditor that the proposed engagement complies with the terms of the Pre-Approval of Independent Auditor Services Standard and the applicable rules and regulations, the request shall be presented to the Audit Committee or the committee chairman for pre-approval.

c)
In determining whether to pre-approve the engagement of the independent auditor, the committee or the committee chairman shall consider, among other things, the Pre-Approval of Independent Auditor Services Standard, applicable rules and regulations, and whether the nature of the engagement and the related fees are consistent with the following principles, as stated in the U.S. Securities and Exchange Commission’s (SEC) adopting release for rules on auditor independence:

(1) The independent auditor cannot function in the role of management of the company.

(2) The independent auditor cannot audit his/her own work.

d)
The Audit Committee may delegate pre-approval authority to one or more of its members. The Audit Committee hereby delegates to the chairman of the committee pre-approval authority for proposed tax, audit, and audit–related services. The chairman shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

5.	Audit Services

a)
The annual audit services engagement terms and fees shall be subject to the specific pre-approval of the Audit Committee. The Audit Committee shall approve, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, company structure, or other matters.

b)
In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services. For a current list of the pre-approved audit services, contact the VP and chief risk officer. All audit services not on the current list must be separately pre-approved by the Audit Committee.

6.	Audit-Related Services

a)
The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor. For a current list of the pre-approved audit-related services, contact the VP and chief risk officer. All audit-related services not on the current list must be separately pre-approved by the Audit Committee.

7.	Tax Services

a)
The Audit Committee believes that the independent auditor can provide certain tax services to IPC without impairing the auditor’s independence. For a current list of the pre-approved tax services, contact the VP and chief risk officer. All tax services not on the current list must be separately pre-approved by the Audit Committee.

8.	All Other Services

a)
The Audit Committee may grant pre-approval to those permissible non-audit services, classified as all other services, that it believes are routine and recurring services and would not impair the independence of the auditor. For a current list of the pre-approved all other services, contact the VP and chief risk officer. All other services not on the current list must be separately pre-approved by the Audit Committee.

b)
A list of the SEC’s prohibited non-audit services is attached to the Pre-Approval of Independent Auditor Services Standard as Appendix A. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions of the prohibitions.

9.	Fee Level Review

	a)	A fee level review for all services to be provided by the independent auditor will be periodically performed by the Audit Committee.

10.	Supporting Documentation

a)
With respect to each proposed service, the independent auditor will provide detailed back-up documentation regarding the specific services to be provided. This documentation will be provided to the Audit Committee.

11.	Procedures

a)
Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the independent auditor, the CFO, and the general counsel and must include a joint statement as to whether the request or application is consistent with SEC’s rules on auditor independence.

12.	Definitions

All Other Services—Any work that is not an audit service, audit-related service, or tax service.

Audit-Related Services—Assurances and related services that are reasonably related to the performance of the audit or review of IPC’s financial statements and are traditionally performed by the independent auditor, including the following:

●	Employee benefit plan audits

●	Due diligence related to mergers, acquisitions, or dispositions

●	Accounting consultations and audits in connection with acquisitions or dispositions

●	Internal control reviews and assistance with internal control reporting requirements

●	Attest services related to financial reporting that are not required by statute or regulation

●
Consultations concerning financial accounting and reporting standards and consultations by IPC’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards, or interpretations by the SEC, Financial Accounting Standards Board (FASB), or other regulatory or standard-setting bodies (other than services that are audit services and have been separately pre-approved)

●
Statutory, subsidiary, or equity investee audits incremental to the audit of the consolidated financial statements; general assistance with the implementation of the requirements of SOX, SEC rules, and New York Stock Exchange (NYSE) listing standards

●	Agreed-upon or expanded audit procedures relating to accounting and/or billing records required to respond to, or comply with, financial, accounting, or regulatory reporting matters

Audit Services—Those services that only the independent auditor can reasonably provide, including tax services and accounting consultation necessary to perform an audit of IPC’s consolidated financial statements; services in connection with statutory and regulatory filings or engagements; statutory audits or financial audits for subsidiaries or affiliates; and attest services, including the following:

●	Attestation of management’s report on internal controls

●
Services associated with registration statements, periodic reports, and other documents filed with, or furnished to, the SEC, including comfort letters, consents, and assistance in responding to SEC comment letters

●
Consultations by IPC as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards, or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (other than services which are audit-related services and have been separately pre-approved)

Tax Services—Tax services include tax compliance (preparation of original and amended tax returns, claims for refund, and tax payment planning services); other tax advice (assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans, and requests for rulings or technical advice from taxing authorities); and tax planning.

Appendix A. Prohibited Non-Audit Services

●	Bookkeeping or other services related to the accounting records or financial statements of the company

●	Financial information systems design and implementation

●	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports

●	Actuarial services

●	Internal audit outsourcing services

●	Management functions

●	Human Resources

●	Broker-dealer, investment advisor, or investment-banking services

●	Legal services

●	Expert services unrelated to the audit

APPENDIX B

Compensation Survey Data Companies

Companies Included in the 2009 Energy Services Executive Compensation Database
Annual Revenues of Less Than $1 Billion
●	Allete	●	ATC Management
●	California Independent System Operator	●	Colorado Springs Utilities
●	Electric Power Research Institute	●	Energy Northwest
●	ERCOT	●	Garland Power & Light
●	IDACORP	●	ISO New England
●	MGE Energy	●	Midwest Independent Transmission System Operator
●	New York Independent System Operator	●	Omaha Public Power
●	PJM Interconnection	●	Southwest Power Pool
●	STP Nuclear Operating	●	UIL Holdings
●	Unitil	●	Wolf Creek Nuclear
Annual Revenues of $1 Billion to $3 Billion
●	AGL Resources	●	Areva NP
●	Avista	●	Black Hills Power and Light
●	Cleco	●	CPS Energy
●	DPL	●	E.ON U.S.
●	Energen	●	Hawaiian Electric
●	Lower Colorado River Authority	●	NorthWestern Energy
●	NW Natural	●	Oglethorpe Power
●	Otter Tail	●	PNM Resources
●	Portland General Electric	●	Regency Energy Partners LP
●	Salt River Project	●	UniSource Energy
●	Westar Energy

Companies Included in the 2009 General Industry Executive Database
Annual Revenues of Less Than $1 Billion - *Subsidiary
●	A.T. Cross	●	Aerojet*
●	Ameron	●	Blyth
●	Bush Brothers	●	Callaway Golf
●	CDI	●	Choice Hotels International
●	CSR*	●	Cubic
●	E.W. Scripps	●	Emulex
●	ESRI	●	G&K Services
●	GenTek	●	GEO Group
●	Getty Images	●	GXS
●	HNTB	●	IDEXX Laboratories
●	Kimco Realty	●	Matthews International
●	Media General	●	Mine Safety Appliances
●	Novell	●	Omnova Solutions
●	Papa John’s	●	Parametric Technology
●	PhRMA	●	Pittsburgh Corning
●	RF Micro Devices	●	Stantec*
●	Sundt Construction	●	Taubman Centers
●	Taylor-Wharton International	●	Timex
●	UC4 Software*	●	Universal Studios Orlando
●	Vertex Pharmaceuticals	●	Viad
Annual Revenues of $1 Billion to $3 Billion - *Subsidiary
●	A.O. Smith	●	Aeropostale
●	American Crystal Sugar	●	AMETEK
●	Armstrong World Industries	●	Arysta LifeScience North America*
●	Beckman Coulter	●	Bio-Rad Laboratories
●	Blyth	●	Bob Evans Farms

B-1

●	Brady	●	Brown-Forman
●	CACI International	●	Callaway Golf
●	Carlson Companies	●	Carmeuse Lime & Stone*
●	Carpenter Technology	●	Catalent Pharma Solutions
●	CDI	●	Celgene
●	Century Aluminum	●	Cephalon
●	CompuCom Systems*	●	ConvaTec
●	Convergys	●	Covance
●	Crown Castle	●	Cubic
●	Deluxe	●	Dentsply
●	Donaldson	●	E.W. Scripps
●	EMI Music*	●	Endo Pharmaceuticals
●	Equifax	●	Exterran
●	First Solar	●	Frontier Airlines
●	G&K Services	●	GAF Materials
●	Garmin	●	GATX
●	General Atomics	●	GEO Group
●	Getty Images	●	GTECH*
●	H.B. Fuller	●	Harland Clarke*
●	Hayes-Lemmerz	●	Herman Miller
●	HNI	●	HNTB
●	Horizon Lines	●	Houghton Mifflin
●	Hovnanian Enterprises	●	Hunt Consolidated
●	IDEXX Laboratories	●	IMS Health
●	Intercontinental Hotels*	●	International Flavors & Fragrances
●	International Game Technology	●	Irvine Company
●	J. Crew	●	J.M. Smucker
●	Jack in the Box	●	JetBlue
●	Kaman Industrial Technologies*	●	Kansas City Southern
●	KB Home	●	Kimco Realty
●	Kinross Gold*	●	KLA-Tencor
●	L.L. Bean	●	Life Touch
●	Magellan Midstream Partners	●	Martin Marietta Materials
●	Mary Kay	●	McClatchy
●	Metavante Technologies	●	MetroPCS Communications
●	Millipore	●	Mine Safety Appliances
●	MSC Industrial Direct	●	New York Times
●	Noranda Aluminum	●	Novell
●	Omnova Solutions	●	Papa John’s
●	Parametric Technology	●	Perot Systems
●	Plexus	●	Polaris Industries
●	PolyOne	●	Purdue Pharma
●	Quintiles	●	R.H. Donnelley
●	Ralcorp Holdings	●	Rayonier
●	Reader’s Digest	●	Regal-Beloit
●	RF Micro Devices	●	Safety-Kleen Systems
●	SAS Institute	●	Schreiber Foods
●	Schwan’s	●	Sensata Technologies
●	Shire Pharmaceuticals*	●	Stantec*
●	Steelcase	●	Sundt Construction
●	TeleTech Holdings	●	Tellabs
●	Teradata	●	Terra Industries
●	Thomas & Betts	●	Timex
●	Toro	●	Tupperware
●	United Rentals	●	Universal Studios Orlando
●	Viad	●	Virgin Mobil USA
●	W.R. Grace	●	Watson Pharmaceuticals
●	Zale

B-2

Annual Meeting of Shareholders of IDACORP, Inc.

Time:	May 19, 2011 / 10:00 am / Local Time
Place:	Idaho Power Company Corporate Headquarters, 1221 West Idaho Street, Boise, Idaho 83702
Please make your marks like this: ☒ Use dark black pencil or pen only

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3, “ONE YEAR” on Proposal 4 and “AGAINST” Proposal 5.

1.	Elect four directors nominated by the board of directors for three-year terms.

		For	Withhold

(01) Richard J. Dahl		☐	☐

(02) Richard G. Reiten		☐	☐

(03) Joan H. Smith		☐	☐

(04) Thomas J. Wilford		☐	☐

		For	Against	Abstain

2.	Ratify the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐

		For	Against	Abstain

3.	Advisory vote on executive compensation.	☐	☐	☐

		One Year	Two Yrs.	Three Yrs.	Abstain

4.	Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

		For	Against	Abstain

5.
Shareholder proposal requesting that the board of directors take the steps necessary to eliminate classification of terms of the board of directors to require that all directors stand for election annually.
		☐	☐	☐

6.	Transact such other business that may properly come before the meeting and any adjournment or adjournments thereof.

Authorized Signatures - This section must be completed for your instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Annual Meeting of Shareholders of IDACORP, Inc.

Time: Thursday, May 19, 2011 / 10:00 am Local Time
Place: Idaho Power Company Corporate Headquarters, 1221 W. Idaho Street, Boise, Idaho 83702

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Go To		1-866-702-2221
www.proxypush.com/ida
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MAIL

OR	• Mark, sign and date your Proxy Card.
• Detach your Proxy Card.
• Return your Proxy Card in the postage-paid envelope provided.

All votes must be received by 5:00 pm, Eastern Daylight Saving Time, May 18, 2011.

PROXY TABULATOR FOR

P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Copyright © 2011 Mediant Communications LLC. All Rights Reserved

á Please separate carefully at the perforation and return just this portion in the envelope provided. á

April 7, 2011

Dear Shareholders of IDACORP, Inc:

It is our pleasure to invite you to attend the upcoming 2011 Annual Meeting of Shareholders of IDACORP, Inc. to be held on May 19, 2011, at 10:00 a.m., local time, at the Idaho Power Company Corporate Headquarters, 1221 West Idaho Street, Boise, Idaho. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the Notice of Meeting and the Proxy Statement. This year IDACORP, Inc. is asking you to elect four directors nominated by the Board of Directors for three-year terms; to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; to hold an advisory vote on executive compensation; to hold an advisory vote on the frequency of future advisory votes on executive compensation; to vote on a shareholder proposal requesting that the board of directors take the steps necessary to eliminate classification of terms of the board of directors to require that all directors stand for election annually.

YOUR VOTE IS IMPORTANT. YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR COMPLETED PROXY IN THE ENCLOSED ENVELOPE OR BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE TO VOTE THROUGH THE INTERNET OR BY TELEPHONE. You may revoke your proxy prior to or at the meeting and may vote in person if you wish.

/s/ Gary G. Michael	/s/ J. LaMont Keen
Gary G. Michael	J. LaMont Keen
Chairman of the Board	President and Chief Executive Officer

IDACORP, Inc.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 19, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Properly executed proxies will be voted as marked and, if not marked, proxies received will be voted “FOR” proposal (1), to elect four directors nominated by the Board of Directors for three-year terms; “FOR” proposal (2), to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; “FOR” proposal (3), an advisory vote on executive compensation; “ONE YEAR” for proposal (4), an advisory vote on the frequency of future advisory votes on executive compensation; and “AGAINST” proposal (5), a shareholder proposal requesting that the board of directors take the steps necessary to eliminate classification of terms of the board of directors to require that all directors stand for election annually.

The undersigned hereby appoints J. LaMont Keen and Patrick A. Harrington, and each of them, proxies with full power of substitution to vote for the undersigned at the Annual Meeting of Shareholders of IDACORP, Inc. and at any adjournment(s) thereof, on the matters set forth in the Proxy Statement and such other matters as may properly come before the meeting; and hereby directs that this proxy be voted in accordance with the instructions herein and in the proxies’ discretion on any other matters that may properly come before the meeting.

Please date, sign and promptly mail in the self-addressed return envelope, which requires no postage if mailed in the United States. Please so indicate following your signature if you are signing in a representative capacity. If shares are held jointly, both owners should sign.

You may also vote through the internet or by telephone by following the instructions on the reverse side.